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                                                                   EXHIBIT 10.21


                               SUBLEASE AGREEMENT

        This SUBLEASE AGREEMENT ("SUBLEASE") is made and entered into as of the 13th day of December 1999 by and between FRANKLIN RESOURCES, INC., a Delaware corporation ("Sublandlord"), and MP3.com, Inc., a Delaware corporation ("SUBTENANT"), with respect to the following facts and circumstances:

                                    RECITALS

        A. Spieker Properties, L.P., a California limited partnership ("LANDLORD") is the owner of approximately 29 acres and up to approximately 591,000 square feet (existing, under construction or planned) in 9 buildings known as Bridge Pointe Corporate Centre within the Eastgate Technology Park in San Diego, California (the "PROJECT"). A depiction of the Project is attached hereto as Exhibit "A" and incorporated herein by this reference. Phase A of the Project consists of 4 existing buildings known as "Building 1" (also referred to as the "PHASE A-1 PREMISES") located at 4770 Eastgate Mall, "Building 2" (also referred to as the "ADC TELECOMMUNICATIONS PREMISES") located at 4790 Eastgate Mall, "Building 3" (also referred to as the "PHASE A-2 PREMISES") located at 4760 Eastgate Mall and "Building 4" (also referred to as the "PHASE A-3 PREMISES") located at 4780 Eastgate Mall. Phase B of the Project consists of 2 buildings under construction known as "Building 5" (also referred to as the "PHASE B-2 PREMISES") located at 4810 Eastgate Mall and "Building 6" (also referred to as the "PHASE B-1 PREMISES") located at 4820 Eastgate Mall. Phase C of the Project consists of 3 planned buildings known as "Buildings 7 through 9".

        B. Landlord and Sublandlord entered into an Industrial Net Lease dated September 2, 1998, as amended by that certain First Amendment to Lease dated as of March 15, 1999 between Landlord and Sublandlord (collectively, the "PHASE A LEASE") whereby Landlord leased to Sublandlord the Phase A-2 Premises and the Phase A-3 Premises, upon the terms and conditions contained therein. Furthermore, Landlord and Sublandlord entered into another Industrial Net Lease dated September 2, 1998, (the "PHASE B LEASE") whereby Landlord leased to Sublandlord the Phase B-1 Premises and the Phase B-2 Premises, upon the terms and conditions contained therein. A true, correct and complete copy of the Phase A Lease and the Phase B Lease is attached hereto as Exhibit "B" and Exhibit "E", respectively and made a part hereof. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Phase A Lease and the Phase B Lease.

        C. Sublandlord and Subtenant are desirous of entering into a sublease of the Phase A-3 Premises ("SUBLEASE PREMISES") on the terms and conditions hereafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

               1. Sublease. Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and subleases from Sublandlord the Sublease Premises which contain 47,000 rentable square feet, upon and subject to the terms, covenants and conditions hereinafter set forth.



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               2. Term.

               (a) The term of this Sublease ("SUBLEASE TERM") shall commence on the earlier of (i) February 1, 2000 (extended for each day of a documented Landlord or Sublandlord Delay in substantial completion of the Tenant Improvements as defined in the Work Letter) or (ii) Substantial Completion (as defined below) ("SUBLEASE COMMENCEMENT DATE") and shall terminate on March 31, 2009 ("SUBLEASE EXPIRATION DATE"). As used herein, the term "Substantial Completion" shall mean (A) all of the Sublease Premises' plumbing, heating, life safety, ventilation, air conditioning and electrical systems are operational to the extent necessary to service the Sublease Premises, (B) Landlord has substantially completed all work required to be performed by Landlord in accordance with the Work Letter Agreement executed among Landlord, Sublandlord and Subtenant of even date herewith and attached hereto as Exhibit "D" ("WORK LETTER AGREEMENT"), except minor "punch-list" items which shall thereafter be promptly completed, (C) Subtenant has obtained a certificate of occupancy for the Sublease Premises or its equivalent in accordance with the Work Letter Agreement, (D) Subtenant has been provided with the number of parking spaces to which it is entitled under this Sublease, and (E) Subtenant has been tendered access to the Sublease Premises.

               (b) Sublandlord shall deliver possession of the Sublease Premises to Subtenant upon full execution of this Sublease and receipt of Landlord's consent pursuant to Paragraph 17 hereof, with the roof and all plumbing, lighting, heating, ventilating and air conditioning systems within the Sublease Premises in good working order, at which time Subtenant shall have the right to commence the Tenant Improvements pursuant to the Work Letter.

               (c) Subtenant acknowledges that Subtenant has inspected and accepts the Sublease Premises in its present condition, broom clean, "as is" and is suitable for Subtenant's intended operations in the Sublease Premises, subject to punch list items and latent defects not visually discoverable by Subtenant in accordance with the Work Letter and Paragraph 2.B of the Master Lease. Subtenant further acknowledges that except as set forth in the Work Letter Agreement or expressly set forth in this Sublease, no representations as to the condition or repair of the Sublease Premises and no promises to alter, remodel or improve the Sublease Premises have been made by Landlord, Sublandlord or any agents of either party.

               (d) After the Sublease Commencement Date, Subtenant shall promptly execute and return to Sublandlord a "Start-Up Letter" in which Subtenant shall agree, among other things, to acceptance of the Sublease Premises and to the determination of the Sublease Commencement Date, in accordance with the terms of this Sublease, but Subtenant's failure or refusal to do so shall not negate Subtenant's acceptance of the Sublease Premises or affect determination of the Sublease Commencement Date.

               3. Subrental.

               (a) Base Rental. Beginning with the Sublease Commencement Date and thereafter during the Sublease Term and ending on the Sublease Expiration Date, Subtenant shall pay to Sublandlord monthly installments of base rent ("BASE RENTAL") as set forth below. The first monthly installment of Base Rental shall be paid by Subtenant upon the execution of this



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Sublease. Base Rental and additional rent shall hereinafter be collectively referred to as "RENT." Base Rental shall be increased by four percent (4%) per annum on each February 1st of each year of the Sublease Term as follows:

                                                            Monthly Base Rental
              Period                                         (Per Square Foot)
              ------                                        -------------------
              Sublease Commencement Date - January 31, 2001      $1.25

              February 1, 2001 - January 31, 2002                $1.30

              February 1, 2002 - January 31, 2003                $1.35

              February 1, 2003 - January 31, 2004                $1.40

              February 1, 2004 - January 31, 2005                $1.46

              February 1, 2005 - January 31, 2006                $1.52

              February 1, 2006 - January 31, 2007                $1.58

              February 1, 2007 - January 31, 2008                $1.64

              February 1, 2008 - January 31, 2009                $1.71

              February 1, 2009 - March 31, 2009                  $1.78

               (b) Operating Expenses. Beginning with the Sublease Commencement Date and thereafter during the Sublease Term, Subtenant shall pay to Sublandlord as additional rent under this Sublease, Subtenant's Proportionate Share of the amounts that Sublandlord, as Tenant, has to pay Landlord, pursuant to Paragraph 7 of the Phase A Lease. "Subtenant's Proportionate Share" shall mean the following: 100% of the Building in which the Phase A-3 Premises are located and 21.78% of Phase A of the Project.

               (c) Payment of Rent. Except as otherwise specifically provided in this Sublease, Rent shall be payable in lawful money without notice or demand, and without offset, counterclaim, or setoff in monthly installments, in advance, on the first day of each and every month during the Sublease Term. All of said Rent is to be paid to Sublandlord at its office at the address set forth in Paragraph 15 herein, or at such other place or to such agent and at such place as Sublandlord may designate by notice to Subtenant. Any additional rent payable on account of items which are not payable monthly by Sublandlord to Landlord under the Phase A Lease is to be paid directly to Sublandlord as and when such items are payable by Sublandlord to Landlord under the Phase A Lease unless a different time for payment is elsewhere stated herein. Sublandlord shall request that copies of all notices sent by Landlord pursuant to the Phase A Lease also be sent to Subtenant at the address set forth in Paragraph 15 below. In addition, Sublandlord agrees to provide Subtenant with copies of any notices, statements or invoices received by Sublandlord from Landlord pursuant to the terms of the Phase A Lease.



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

               4. Security Deposit. Concurrently with the execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Eighty Four Thousand and no/100 Dollars ($84,000.00) ("Deposit"), which shall be held by Sublandlord as security for the full and faithful performance by Subtenant of its covenants and obligations under this Sublease. The Deposit is not an advance Rent deposit, an advance payment of any other kind, or a measure of Sublandlord's damage in case of Subtenant's default. If Subtenant defaults in the full and timely performance of any or all of Subtenant's covenants and obligations set forth in this Sublease, then Sublandlord may, from time to time, without waiving any other remedy available to Sublandlord, use the Deposit, or any portion of it, to the extent necessary to cure or remedy the default or to compensate Sublandlord for all or a part of the damages sustained by Sublandlord resulting from Subtenant's default. Subtenant shall immediately pay to Sublandlord within five (5) business days following demand, the amount so applied in order to restore the Deposit to its original amount, and Subtenant's failure to immediately do so shall constitute a default under this Sublease. If Subtenant is not in default with respect to the covenants and obligations set forth in this Sublease at the expiration or earlier termination of this Sublease, Sublandlord shall return the Deposit to Subtenant after the expiration or earlier termination of this Sublease. Sublandlord's obligations with respect to the Deposit are those of a debtor and not a trustee. Sublandlord shall not be required to maintain the Deposit separate and apart from Sublandlord's general and other funds and Sublandlord may commingle the Deposit with any of Sublandlord's general or other funds. Subtenant shall not at any time be entitled to interest on the Deposit.

               5. Additional Security Deposit; Letter of Credit.

               (a) Delivery of Letter of Credit. In addition to delivering the Deposit, Subtenant shall also, on execution of this Sublease, deliver to Sublandlord and cause to be in effect during the entire Sublease Term an unconditional, irrevocable letter of credit ("LOC") in the amount of Three Hundred Fifty Two Thousand Five Hundred and no/100 Dollars ($352,500.00), as such LOC may be increased as provided in this Sublease (the "LOC AMOUNT") for a term extending not less than thirty (30) days beyond the expiration date of this Sublease, which LOC shall be held by Sublandlord as security for the full and faithful performance by Subtenant of its covenants and obligations under this Sublease. The LOC shall be in a form acceptable to Sublandlord, shall permit partial draws and shall be issued by a bank selected by Subtenant and acceptable to Sublandlord. The issuer of the LOC shall be a commercial bank that accepts deposits, maintains accounts, has a local office in San Diego County that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Such bank shall have a shareholders equity of at least Five Hundred Million Dollars ($500,000,000.00). Subtenant shall pay all expenses, points, or fees (including any transfer fees) incurred by Subtenant in obtaining the LOC. The LOC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Subtenant without the prior written consent of Sublandlord, which consent may be withheld in the exercise of Sublandlord's sole and absolute discretion.

               (b) Replacement of Letter of Credit. Subtenant may, from time to time, replace any existing LOC with a new LOC if the new LOC (i) becomes effective at least thirty (30) days before expiration of the LOC that it replaces; (ii) is in the required LOC amount; (iii) is issued by a bank acceptable to Sublandlord; and (iv) otherwise complies with the requirements of this Paragraph 5.



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

               (c) Sublandlord's Right to Draw on Letter of Credit. Sublandlord shall hold the LOC as security for the performance of Subtenant's obligations under this Sublease. If, after any required notice and failure to cure within any applicable period provided in this Sublease, Subtenant defaults on any provision of this Sublease, Sublandlord may, without prejudice to any other remedy it has, only draw on that portion of the LOC necessary to (i) pay Rent or other sum in default; (ii) pay or reimburse Sublandlord for any amount that Sublandlord may spend or become obligated to spend in exercising Sublandlord's rights under Paragraph 30 (Right of Landlord to Perform Tenant's Covenant) of the Phase A Lease; and/or (iii) compensate Sublandlord for any expense, loss, or damage that Sublandlord may suffer because of Subtenant's default. If Subtenant fails to renew or replace the LOC at least thirty (30) days before its expiration, Sublandlord may, without prejudice to any other remedy it has, draw on the entire amount of the LOC, provided that if Sublandlord so draws on the LOC, so long as Subtenant is not otherwise in default, Sublandlord shall deliver the amount so drawn to Subtenant upon Subtenant's delivery to Sublandlord of a new LOC in the amount then required, provided that Subtenant makes such delivery within ten (10) days of Sublandlord's draw.

               (d) LOC Security Deposit. Any amount of the LOC that is drawn on by Sublandlord but not applied by Sublandlord shall be held by Sublandlord as a security deposit (the "LOC SECURITY DEPOSIT") in accordance with Paragraph 4 of this Sublease and returned to Subtenant within five (5) business days of Subtenant's restoration of the LOC to the full amount required under this Sublease.

               (e) Restoration of Letter of Credit and LOC Security Deposit. If Sublandlord draws on any portion of the LOC and applies all or any portion of such draw, Subtenant shall, within five (5) business days after demand by Sublandlord, either (i) deposit cash with Sublandlord in an amount that, when added to the amount remaining under the LOC and the amount of any LOC Security Deposit, shall equal the LOC Amount then required under this Paragraph 5 or (ii) reinstate the LOC to the full LOC Amount. Any portion of the LOC drawn by Sublandlord but not applied shall be returned to Subtenant upon Subtenant's restoration of the LOC Amount as required hereby.

               (f) Required LOC Amount. Notwithstanding the forgoing, Subtenant's required LOC Amount shall be increased when Subtenant exercises any of its rights to expand its Sublease Premises, as allowed in Paragraphs 7 and 8, by an amount that is equal to six (6) months of the initial Base Rent for any expansion space (as such amount may be reduced in accordance with the procedures set forth in subparagraph (g) below). Said increase in LOC shall be completed and an amended LOC shall be delivered to Sublandlord upon execution of any amendment for such expansion space.

               (g) Reduction of LOC Amount.

                      (i) Definitions. For purposes of this Paragraph 5(g), the
               following terms shall have the meanings set forth below:

               (A) "Audited Financial Statements" means unqualified (except for a qualification for a change in accounting principles with which the opining CPA concurs) audited financial statements of Subtenant as of the end of, and for the,



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                    applicable Measurement Year, certified by any of the "Big
                    Five" firms or independent certified public accountants of recognized standing selected by Subtenant but acceptable to Sublandlord ("CPA").

               (B) "Cash Flow From Operations" means, with respect to any Measurement Year, cash flow from operating activities as set forth in the Subtenant Financial Report and determined in accordance with GAAP, including, without limitation, the requirements of Financial Accounting Standards Board Statement No. 95, as amended, but adjusted to exclude any such cash flows arising from extraordinary or non-recurring items.

               (C) "Financial Milestones" means that (1) as of the applicable Measurement Date, Subtenant has Working Capital of at least Thirty Million Dollars ($30,000,000.00) and (2) during the applicable Measurement Year, Subtenant has achieved (i) Net Sales of at least One Hundred Million Dollars ($100,000,000.00) and (ii) Cash Flow From Operations that is Greater than Zero (0).

               (D) "GAAP" means generally accepted accounting principles consistently applied.

               (E) "Measurement Date" means the last day of the applicable Measurement Year.

               (F) "Measurement Year" means Subtenant's most recent four- (4-) quarter fiscal periods ending prior to the applicable Reduction Date.

               (G) "Milestones" means the Financial Milestones and the Secondary Milestones, collectively.

               (H) "Net Sales" means, with respect to any Measurement Year, aggregate gross revenues from the sale of Subtenant's products or merchandise or the provision of services by Subtenant in connection with Subtenant's business, but deducting or excluding therefrom, as applicable: (1) appropriate allowances for (i) merchandise returns by customers, (ii) uncollectible accounts receivable and (iii) anticipated direct or indirect refunds, rebates, discount or other credits or sales price reductions to customers: (2) interest, service, finance or sale carrying charges paid by customers for extension of credit on sales where not included in the merchandise sales price; and (3) revenues from sales, not in the ordinary course of Subtenant's business, of fixtures, machinery or equipment; all as determined in accordance with GAAP.

               (I) "Reduction Date" means the first (1st) anniversary of the Sublease Commencement Date and each anniversary of the Sublease Commencement Date thereafter.

               (J)  "Reduction Increment" means an amount equal to the lesser of
                    (1) thirty-five percent (35.00%) of the amount of the LOC as required in Paragraph 5(f)



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                    hereof or (2) the excess of the then amount of the LOC over the Reduction Limit.

               (K)  "Reduction Limit" means Zero Dollars ($0).

               (L) "Secondary Milestones" means that (1) as of the applicable Measurement Date, Subtenant has Working Capital of at least Fifty Million Dollars ($50,000,000.00) and (2) during the applicable Measurement Year, Subtenant has achieved (i) net Sales of at least Two Hundred Fifty Million Dollars ($250,000,000.00) and (ii) Cash Flow From Operations of at least Thirty Million Dollars ($30,000,000.00).

               (M) "Secondary Reduction Increment" means an amount equal to the lesser of (1) fifty percent (50%) of the amount of the LOC as required in Paragraph 5(f) hereof or (ii) the excess of the then amount of the LOC over the Reduction Limit.

               (N) "Subtenant Financial Report" means a report package consisting of: (1) a certificate of Subtenant setting forth each component of the applicable Milestones and, with respect to any such component that is not set forth on the face of the Audited Financial Statements, a supporting schedule showing, in reasonable detail, the calculation thereof, certified by the principal financial officer of Subtenant as fairly presenting the amounts of all components of the applicable Milestones in accordance with this Paragraph 5 together with copies of (2) the applicable audited Financial Statements.

               (O) "Working Capital" means the excess of current assets over current liabilities of Subtenant, as such terms are defined by, and determined in accordance with, GAAP.

                      (ii) Reduction Procedure. Following any Reduction Date on
               which Subtenant desires to reduce the LOC Amount, Subtenant shall deliver to Sublandlord a Subtenant Financial Report and, provided that Subtenant has satisfied each of the applicable Financial Milestones or, as the case may be, each of the Secondary Milestones, as of the Measurement Date with respect to the Measurement Year and, provided further that both no default has occurred and is continuing as of the date that is ten (10) Business Days following the date upon which Sublandlord receives such Subtenant Financial Report ("RELEASE DATE"), then, for each such Reduction Date until the amount of the LOC has been reduced to the Reduction Limit, if Subtenant has so satisfied the applicable Financial Milestones, the LOC shall be reduced effective as of the Release Date by the Reduction Increment, unless Subtenant has so satisfied the applicable Secondary Milestones, in which event the LOC shall be reduced by the Secondary Reduction Increment. Promptly following any such Release Date, Sublandlord shall provide written notice to Subtenant of any such permitted reduction in the amount of the LOC and then, from and after Subtenant's receipt of such Sublandlord notice, Subtenant shall be authorized to deliver a substitute or amended LOC to



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               Sublandlord satisfying the requirements set forth in this
               Paragraph 5 and in an amount equal to the LOC as reduced by such Reduction Increment or Secondary Reduction Increment, as the case may be, and Sublandlord shall exchange the prior LOC for the substitute LOC in cooperation with the bank.

               6. Signage. Subtenant shall have the right to install at Subtenant's sole cost and expense a business identification sign identifying Subtenant on the upper exterior of the building and adjacent to the building entrance doors of the building in which the Sublease Premises are located, subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned. Except for the foregoing, Subtenant shall have no right to install or keep Subtenant identification signs in any other location outside the Sublease Premises. The size, design, color and other physical aspects of all such permitted signs shall also be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned and shall also be subject to any covenants, conditions or restrictions encumbering the Sublease Premises and any applicable municipal or other governmental permits and approvals. The cost of all such signs, including the installation, maintenance and removal thereof, shall be at Subtenant's sole cost and expense. If Subtenant fails to maintain its signs, or if Subtenant fails to remove same upon the expiration or earlier termination of this Sublease and repair any damage caused by such removal, Sublandlord may do so at Subtenant's expense and Subtenant shall reimburse Sublandlord for all actual costs incurred by Sublandlord to affect such removal.

               7. First Right to Sublease Phase A-2 Premises.

                      a. Provided Subtenant is not in material default (beyond any applicable notice and cure periods) at the time of exercise and has not been in material default (beyond any applicable notice and cure periods) during the Sublease Term of any of the material terms and conditions of the Sublease, and Subtenant has not assigned or sublet more than twenty-five percent (25%) of the Sublease Premises to unaffiliated third parties, Subtenant shall have a continuing first right (the "FR TO SUBLEASE PHASE A-2 PREMISES") until June 30, 2000, to exercise its right to sublease the Designated Space (as defined below) within the Phase A-2 Premises. The FR to Sublease Phase A-2 Premises shall be exercised, if at all, within five (5) business days of receipt of notice ("SUBLANDLORD'S NOTICE") from Sublandlord and Landlord of their mutual intention to accept a bona fide third party offer to lease or sublease from a prospective tenant ("Prospective Tenant"). Sublandlord's Notice shall also indicate the amount of space the Prospective Tenant intends to sublease or lease (the "DESIGNATED SPACE").

                      b. Base Rental for the Designated Space shall commence on the earlier of: (a) the date which the improvements to be constructed or performed in the Designated Space by or on Sublandlord's behalf shall have been substantially completed (Sublandlord shall deliver the Designated Space in a condition similar to the condition Sublandlord is required to deliver the Sublease Premises hereunder and Sublandlord shall provide Subtenant with a similar Tenant Improvement Allowance for the Designated Space); (b) one hundred fifty (150) days after receipt of notice from Subtenant of its exercise of its FR to Sublease Phase A-2 Premises, which one hundred fifty (150) day period shall be extended one day for each delay in substantial completion of the tenant improvements caused by a documented Landlord or Sublandlord Delay (as defined in the Work Letter); or (c) July 1, 2000. The terms and conditions of the sublease for



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the Designated Space shall be the same as the terms and conditions in this
Sublease except that (a) the monthly Base Rental for the Phase A-2 Premises shall be (i) $1.25 per square foot of rentable space per month through December 31, 2000, and $1.33 per square foot of rentable space from January 1, 2001 through December 31, 2001, which amount shall increase by four percent (4%) per year thereafter, (b) the term of any sublease for the Designated Space shall be coterminous with this Sublease, and (c) the Occupancy Density shall be a maximum of four and one-half (4.5) persons per 1,000 square feet.

                      c. Notwithstanding the forgoing, Subtenant's first right to Sublease Phase A-2 Premises is subordinate to the rights of Science Applications International Corporation ("SAIC") to lease the Phase A-2 Premises and shall remain subordinate through December 31, 1999. Subtenant's five (5) business day period to respond to Sublandlord's Notice shall run concurrently with the SAIC's five (5) business day period to respond to Landlord. In addition, if Sublandlord or Landlord has not executed a sublease or lease for the Designated Space with the Prospective Tenant within six (6) months of Sublandlord's Notice, Subtenant's FR to Sublease Phase A-2 Premises shall be reinstated, but in any event shall expire on June 30, 2000. This FR to Sublease Phase A-2 shall be personal to Subtenant and may not be sublet or assigned to any third party.

                      d. Upon execution of an amendment for said expansion space, Subtenant shall deposit with Sublandlord an additional security deposit in an amount equal to the last month's rent for the Phase A-2 Premises, plus an increase in the LOC amount by an amount equal to six (6) months of base rent with respect thereto (as such amount may be decreased in accordance with the provisions of Paragraph 5(g)).

               8. First Right to Sublease Phase B-2 Premises. Subtenant shall have a continuing first right (the "FR TO SUBLEASE PHASE B-2 PREMISES") to sublease any or all of the 90,000 square feet in the Phase B-2 Premises (the "PHASE B-2 SPACE") until the Phase B-2 Premises have been leased, in accordance with the terms and conditions outlined in Paragraph 7 (a) and (b) above except that: (a) said right shall be exercised within three (3) business days of receipt of the Sublandlord's Notice; (b) Base Rental for the Designated Space shall commence on the earlier of: (i) the date which the improvements to be constructed or performed in the Designated Space by or on Sublandlord's behalf shall have been substantially completed (Sublandlord shall deliver the Designated Space in a condition similar to the condition Sublandlord is required to deliver the Sublease Premises hereunder and Sublandlord shall provide Subtenant with a similar Tenant Improvement Allowance for the Designated Space); or (ii) one hundred fifty (150) days after receipt of notice from Subtenant of its exercise of its FR to Sublease Phase B-2 Premises, (which one hundred fifty
(150) day period shall be extended for each day of delay in substantial completion of the tenant improvements caused by a documented Landlord or Sublandlord Delay as defined in the Work Letter) (the foregoing determination of the commencement date of Base Rental shall be subject to Paragraph 35 of the Phase B Lease only until the completion of the Building's shell); (c) the monthly Base Rental for the Phase B-2 Space shall be $1.55 per rentable square foot if rent commences on or before December 31, 2000; (d) the monthly Base Rental amount shall be increased by four percent (4%) on May 1, 2001 and shall be increased by four percent (4%) per annum on each May 1st thereafter during the Term; (e) Subtenant shall be granted the right to install (subject to receipt of Landlord's approval), at Subtenant's sole cost and expense, prorata Phase B monument signage with other



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tenants of Phase B, subject to the City of San Diego's sign criteria and in accordance with the Project's signage criteria; (f) the Occupancy Density for the Phase B-2 Premises shall be a maximum of five (5) persons per 1,000 square feet and (g) the Parking Density for the Phase B-2 Premises shall be a four and one half (4.5) parking spaces per 1,000 square feet. The sublease of the Phase B-2 Space shall be otherwise on the same terms and conditions of the Phase B Master Lease (a copy of which is attached hereto as Exhibit "E". If Subtenant does not exercise the FR to Sublease the Designated Space portion of the Phase B-2 Premises in accordance with the provisions of Paragraphs 7 and 8 and Sublandlord subleases or Landlord leases the Designated Space to a Prospective Tenant, this FR to Sublease the Designated Space portion of the Phase B-2 Premises shall expire and shall be null and void. This FR to Sublease Phase B-2 Premises shall be personal to Subtenant and may not be sublet or assigned to any third party. The term of any sublease for the Phase B-2 Space shall expire pursuant to the terms of the Phase B Master Lease, which scheduled term expiration date is April 30, 2010.

                      Upon execution of an amendment for said expansion space, Subtenant shall deposit with Sublandlord an additional security deposit in an amount equal to the last month's rent for the Phase B-2 Premises, plus an increase in the LOC amount by an amount equal to 6 months of base rent with respect thereto (as such amount may be decreased in accordance with the provisions of Paragraph 5(g)).

                      9. Right of First Offer to Sublease the Phase A-2 Premises and/or the Phase B-2 Premises.

               a. In addition to the first right to sublease described in Paragraphs 7 and 8 above, Subtenant shall have a right to sublease the Phase A-2 Premises and/or the Phase B-2 Premises by sending to Sublandlord a notice ("Request Notice") advising Sublandlord that Subtenant is interested in subleasing all or a portion (in full-floor increments only) of the Phase A-2 Premises and/or the Phase B-2 Premises. The premises identified in the Request Notice shall be referred to as the ROFO Space. Notwithstanding the foregoing, Subtenant's right to send a Request Notice with respect to all or any full-floor portion of the Phase A-2 Premises shall expire on June 30, 2000.

               b. Subtenant shall have no such right to sublease the ROFO Space if (i) the ROFO Space has been leased to a third party; (ii) Subtenant is or has been, in material default (beyond any applicable notice and cure periods) of any material terms and conditions of this Sublease, or (iii) Subtenant has assigned or sublet more than twenty-five percent (25%) of the Sublease Premises to unaffiliated third parties.

               c. Notwithstanding the foregoing, Subtenant may only exercise the right to sublease less than the entire building (in a full-floor increment) of either the Phase A-2 Premises or Phase B-2 Premises if Sublandlord is in current written negotiations with a third party to sublease less than the entire building (in full-floor increments) of either the Phase A-2 Premises or Phase B-2 Premises on terms which Sublandlord is prepared to accept.

               d. Notwithstanding the foregoing, Subtenant's right hereunder with respect to the Phase A-2 Premises is subordinate to the rights of SAIC to lease the Phase A-2 Premises and shall remain subordinate through December 31, 1999.

               e. If the above conditions are met, Landlord and Tenant shall promptly execute an amendment within ten (10) business days to this Sublease adding the ROFO Space to the Sublease Premises on the same terms and conditions as set forth in this Sublease except as follows:

                      (i) with respect to any ROFO Space within the Phase A-2 Premises, (A) Base Rental shall commence as set forth in Paragraph 7.b. above,
(B) monthly Base Rental shall be at the rate per rentable square foot as set forth in Paragraph 7.b. above, (C) the Occupancy Density shall be a maximum of four and one-half (4.5) persons per 1,000 rentable square feet, and (D) upon execution of an amendment for such ROFO Space, Subtenant shall deposit with Sublandlord an additional security deposit in an amount equal to the last month's rent for the Phase A-2 Premises, plus an increase in the LOC amount by an amount equal to six (6) months of Base Rental with respect thereto; and

                      (ii) with respect to any ROFO Space within the Phase B-2 Premises, (A) Base Rental shall commence as set forth in Paragraph 8(b) above,
(B) monthly Base Rental shall be at the rate per rentable square foot as set forth in Paragraphs 8(c) and 8(d) above, (C) Subtenant shall be granted the right to install (subject to receipt of Landlord's approval), at Subtenant's sole cost and expense, prorata Phase B monument signage with other tenants of Phase B, subject to the City of San Diego's sign criteria and in accordance with the Project's sign criteria, (D) the Occupancy Density shall be a maximum of five (5) persons per 1,000 square feet, (E) the Parking Density for the Phase B-2 Premises shall be four and one half (4.5) parking spaces per 1,000 square feet, (F) the sublease for the Phase B-2 Space shall be otherwise on the same terms and conditions of the Phase B Lease attached hereto as Exhibit "E", (G) the term of any sublease for the Phase B-2 Premises shall expire on April 30, 2010, and (H) upon execution of an amendment for such ROFO Space, Subtenant shall deposit with Sublandlord an additional security deposit in an amount equal to the last month's rent for the Phase B-2 Premises, plus an increase in the LOC amount by an amount equal to six (6) months of Base Rental with respect thereto (as such amount may be decreased pursuant to Paragraph 5.2).

               g. The right of first offer contained in this Paragraph 9 is personal to Subtenant and may not be sublet or assigned to any third party. .

10. Incorporation of Terms of Phase A Lease. (a) This Sublease is subject and subordinate to the Phase A Lease. Subject to the modifications set forth in this Sublease, the terms of the Phase A Lease are incorporated herein by reference, and shall, as between Sublandlord and Subtenant (as if they were Landlord and Tenant, respectively, under the Phase A Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by, the terms of this Sublease. In the event of any inconsistencies between the terms and provisions of the Phase A Lease and the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern. Subtenant acknowledges that it has reviewed the Phase A Lease and is familiar with the terms and conditions thereof.

              (b) For the purposes of incorporation herein, the terms of the Phase A Lease are subject to the following additional modifications:

                      (i) In all provisions of the Phase A Lease (under the
               terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of Landlord and Sublandlord.

                      (ii) In all provisions of the Phase A Lease requiring
               Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to Landlord and Sublandlord.

                      (iii) Sublandlord shall have no obligation to restore or
               rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain.

               (c) The following provisions of the Phase A Lease are specifically excluded: all of the Basic Lease Information, Paragraph 1, Paragraph 2, Paragraph 3, the requirement for two months prepaid rent in Paragraph 6.A., last sentence in Paragraph 7.A., first paragraph of Paragraph 8.B. concerning self-insurance, Paragraph 19, Paragraph 21.B., last two sentences of Paragraph 25, Paragraph 32, Paragraph 38.A., Paragraph 38.B., Paragraph 38.C., Paragraph 38.D., Paragraph 38.E., Exhibit B, Exhibit C (Tenant Improvement Agreement). Furthermore, Paragraphs 1 through 5 and 12 and Exhibits A and B of the First Amendment to Lease are hereby deleted.

11. Subtenant's Obligations. Subtenant covenants and agrees that all obligations of Sublandlord under the Phase A Lease shall be done or performed by Subtenant with respect to the Sublease Premises, except as otherwise provided by this Sublease, and Subtenant's obligations shall run to Sublandlord and Landlord as Sublandlord may determine to be appropriate or be required by the respective interests of Sublandlord and Landlord. Subtenant agrees to indemnify Sublandlord, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred as a result of the non-performance, non-observance or non-payment of any of Sublandlord's obligations under the Phase A Lease applicable to the Sublease Premises which, as a result of this Sublease, became an obligation of Subtenant. Subtenant shall not do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a default under this Sublease or the Phase A Lease (to the extent applicable to the Sublease Premises). Sublandlord agrees to indemnify Subtenant, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred as a result of the non-performance, non-observance or non-payment of any of Sublandlord's obligations under the Phase A Lease

12. Sublandlord's Obligations. Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs to be provided by Landlord to Sublandlord under the Phase A Lease. Subtenant shall look solely to Landlord for all such services and shall not, under any circumstances, seek nor require Sublandlord to perform any of such services, nor shall Subtenant make any claim upon Sublandlord for any damages which may arise by reason of Landlord's default under the Phase A Lease. Any condition resulting from a default by Landlord shall not constitute as between Sublandlord and Subtenant an eviction, actual or constructive, of Subtenant and no such default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or, except as otherwise provided in this Sublease, entitle Subtenant to receive any reduction in or abatement of the Rent provided for in this Sublease. In furtherance of the foregoing, and subject to Paragraph 14 hereof, Subtenant does hereby waive any cause of action and any right to bring any action against Sublandlord by reason of any act or omission of Landlord under the Phase A Lease. Sublandlord covenants and agrees with Subtenant that Sublandlord will pay all fixed rent and additional rent payable by Sublandlord pursuant to the Phase A Lease. In the event of a breach by Landlord of any term of the Phase A Lease, then Sublandlord's sole obligation in regard to its obligation under this Sublease shall be to diligently pursue the correction or cure by Landlord of Landlord's breach. Such efforts shall include, without limitation, upon Subtenant's request, (a) immediately notifying Landlord of its non-performance under the Phase A Lease and demanding that Landlord perform its obligations under the Phase A Lease and/or (b) assigning Sublandlord's rights under the Phase A Lease to Subtenant to the extent necessary to permit Subtenant to institute legal proceedings against Landlord to obtain the performance of Landlord's obligations under the Phase A Lease; provided, however, that if Subtenant commences a lawsuit or other action, Subtenant shall pay all costs and expenses incurred in connection therewith, and Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, all costs and expenses incurred by Sublandlord in connection therewith.

13. Default by Subtenant. In the event Subtenant shall be in default of any covenant of, or shall fail to honor any obligation under, this Sublease, Sublandlord shall have available to it against Subtenant all of the remedies available (a) to Landlord under the Phase A Lease in the event of a similar default on the part of Sublandlord thereunder or (b) at law.

14. Quiet Enjoyment. So long as Subtenant pays all of the Rent due hereunder and performs all of Subtenant's other obligations hereunder, Sublandlord shall do nothing to affect Subtenant's right to peaceably and quietly have, hold and enjoy the Sublease Premises, and all of the rights, entitlements, and options granted to Subtenant hereunder. In the event, however, that Sublandlord defaults in the performance or observance of any of Sublandlord's obligations under this Sublease or receives a notice of default from Landlord under the Phase A Lease, then Subtenant shall give written notice to Sublandlord specifying in what manner Sublandlord has defaulted. If such default shall not be cured within a reasonable time, but in no event later than thirty (30) days after Sublandlord's receipt of such written notice from Subtenant (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for an additional reasonable time, provided that Sublandlord commences to cure such default within such thirty (30) day period and proceeds diligently thereafter to effect such cure as quickly as possible), then Subtenant shall be entitled, at Subtenant's option, to cure such default and promptly collect from Sublandlord Subtenant's reasonable expenses in so doing (including, without limitation, reasonable attorneys' fees and court costs) unless such default by Sublandlord is caused by a default of Subtenant hereunder (in which case Sublandlord shall not be liable for Subtenant's costs to cure the default). Subtenant shall not be required to wait the entire cure period provided for herein if earlier action is required to prevent a termination by Landlord of the Phase A Lease and Sublandlord has failed to take such earlier action. Sublandlord shall not amend or modify the Phase A Lease in such a manner as to materially adversely affect Subtenant's use of the Sublease Premises or increase the obligations or decrease the rights of

Subtenant hereunder, without the prior written consent of Subtenant, which may be granted or withheld at Subtenant's sole discretion. Anything contained in any provision of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Sublease Premises, to comply with and remedy any default in this Sublease or the Phase A Lease which is Subtenant's obligation to cure, within the period allowed to Sublandlord under the Phase A Lease, even if such time period is shorter than the period otherwise allowed therein due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Landlord to Sublandlord. Sublandlord agrees to forward to Subtenant, promptly upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as Tenant under the Phase A Lease. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices received by Subtenant from Landlord or from any governmental authorities.

15. Notices. All notices, demands and requests shall be in writing and shall be sent either by hand delivery or by a nationally recognized overnight courier service (e.g., Federal Express), in either case return receipt requested, to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same are received. Notices and remittance of Rent to Sublandlord shall be sent to the attention of:

               Franklin Resources, Inc.
               777 Mariners Island Boulevard
               San Mateo, California 94404
               Attn: Manager of Corporate Real Estate

Notices to Landlord shall be sent to the attention of:

               Spieker Properties, L.P.
               9255 Towne Centre Drive, Suite 100
               San Diego, California 92121
               Attn: Tambra Martinez

Notices to Subtenant shall be sent to the attention of:

               MP3.com, Inc.
               4790 Eastgate Mall
               San Diego, California 92121
               Attn: Director of Legal Affairs

               With a copy to:

               Cooley Godward LLP
               One Maritime Plaza
               20th Floor
               San Francisco, California 94111
               Attention: Elizabeth Willes, Esq.

16. Broker. Sublandlord and Subtenant represent and warrant to each other that, with the exception of Cushman Realty Corporation ("BROKER"), no brokers were involved in connection with the negotiation or consummation of this Sublease. Sublandlord agrees to pay the commission of the Broker pursuant to a separate agreement, which Sublandlord represents has been executed as of the date hereof. Each party agrees to indemnify the other, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred by said party as a result of a breach of this representation and warranty by the other party.

17. Condition of Premises. Except as provided in the Work Letter, Subtenant acknowledges that it is subleasing the Sublease Premises "as-is" and that Sublandlord is not making any representation or warranty concerning the condition of the Sublease Premises and that Sublandlord is not obligated to perform any work to prepare the Sublease Premises for Subtenant's occupancy. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Sublease Premises except as permitted by the provisions of this Sublease and the Phase A Lease and that it must deliver the Sublease Premises to Sublandlord on the Sublease Expiration Date in the condition required by the Phase A Lease.

18. Consent of Landlord. Paragraph 21.A. of the Phase A Lease requires Sublandlord to obtain the written consent of Landlord to this Sublease. Sublandlord shall diligently pursue Landlord's consent to this Sublease promptly following the execution and delivery of this Sublease by Sublandlord and Subtenant.

19. Termination of the Phase A Lease. If for any reason the term of the Phase A Lease shall terminate prior to the Sublease Expiration Date, this Sublease shall automatically be terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless said termination shall have been caused by the default of Sublandlord under the Phase A Lease, and said Sublandlord default was not as a result of a Subtenant default hereunder. To the extent that the Phase A Lease grants Sublandlord any discretionary right to terminate the Phase A Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall not exercise such right without the prior written consent of the Subtenant which may be withheld by Subtenant in its sole and absolute discretion. If Landlord seeks to terminate the Phase A Lease because of a default or alleged default by Sublandlord under the Phase A Lease (other than a default or alleged default caused by the default by Subtenant under this Sublease), Sublandlord shall take all action required to reinstate the Phase A Lease. Further, if Rent is abated under the Phase A Lease, Rent hereunder shall also be abated in the same proportion.

20. Limitation of Estate. Subtenant's estate shall in all respects be limited to, and be construed in a fashion consistent with, the estate granted to Sublandlord by Landlord.

21. Confidentiality. The covenants, obligations and conditions contained in this Sublease and the Phase A Lease shall remain strictly confidential. Subtenant agrees to keep such terms, covenants, obligations and conditions strictly confidential and not to disclose such matters to any other landlord, tenant, prospective tenant, or broker. Notwithstanding the foregoing, Subtenant shall be allowed to disclose the Sublease and all covenants, obligations and conditions contained therein and the Phase A Lease, for business purposes only, to its shareholders, lenders, attorneys and accountants, and in any filing made by Subtenant with the Securities and Exchange Commission or other governmental authorities in accordance with applicable law.

22. Indemnity. Subtenant shall indemnify, defend, protect, and hold Sublandlord harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys' fees, damages, penalties, and expenses (collectively "Claims") which may be brought or made against Sublandlord or which Sublandlord may pay or incur to the extent caused by (i) a breach of this Sublease by Subtenant, (ii) any violation of law by Subtenant or its employees, agents, contractors or invitees ("Agents") relating to the use or occupancy of the Sublease Premises, or (iii) the negligence or willful misconduct of Subtenant or its Agents. Sublandlord shall indemnify, defend, protect, and hold Subtenant harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys' fees, damages, penalties and expenses which may be brought or made against Subtenant or which Subtenant may pay or incur to the extent caused by (i) the negligence or willful misconduct of Sublandlord or its Agents occurring on or about the Project or Sublease Premises; (ii) the failure by Sublandlord to comply with or perform its obligations under the Phase A Lease and/or this Sublease, and (iii) a breach by Sublandlord of any of its representations or warranties to Subtenant under this Sublease.

23. Permitted Use. The Sublease Premises shall be used for general office space and any other legal permitted uses compatible with the City of San Diego's MLI zone and the MCAS Miramar Comprehensive Land Use Plan and otherwise compatible with comparable office projects. The Occupancy Density shall not exceed 4 persons per 1,000 square feet.

24. Mutual Waiver of Subrogation. The waiver of subrogation provision set forth in Paragraph 9 of the Phase A Lease shall be deemed a three party agreement binding among and inuring to the benefit of Sublandlord, Subtenant and Landlord (by reason of its consent to hereto).

25. Representations. Sublandlord represents to Subtenant that (A) the Phase A Lease is in full force and effect, (B) the copy of the Phase A Lease which is attached to this Sublease as EXHIBIT A is a true, correct and complete copy of the Phase A Lease, (C) to Sublandlord's best knowledge, no default exists on the part of Sublandlord, or has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default or event of default, and (D) to Sublandlord's best knowledge, there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublandlord which could, in the aggregate, adversely affect the Sublease Premises or of Sublandlord to perform its obligations under the Sublease, and Sublandlord is not aware of any facts which might result in any actions, suits or proceedings.

26. Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublandlord to Subtenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease. This Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Sublease Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Sublease.

        IN WITNESS WHEREOF, the parties have entered into this Sublease as of the date first written above.

                                        SUBLANDLORD:

                                        FRANKLIN RESOURCES, INC., a Delaware
                                        corporation

                                        By:  /s/ Martin L. Flanagan
                                           ----------------------------------
                                        Its:    President
                                            ---------------------------------

                                        SUBTENANT:

                                        MP3.com, Inc., a Delaware corporation

                                        By:   /s/ Michael Robertson
                                           ----------------------------------

                                        Its:   Chairman CEO
                                            ---------------------------------
                                        By:    /s/ Paul Ouyang
                                           ----------------------------------

                                        Its:  EVP/CEO
                                            ---------------------------------

                                   EXHIBIT "A"

                            DEPICTION OF THE PROJECT










                                      A-1.

                                   EXHIBIT "B"

                              COPY OF PHASE A LEASE










                                          B-1.

                                   EXHIBIT "C"

                                  DEMISING PLAN











                                          C-1.

                                   EXHIBIT "D"

                              WORK LETTER AGREEMENT











                                          C-1.

                                   EXHIBIT "E"

                              COPY OF PHASE B LEASE










                                      D-1.

                          CONSENT TO SUBLEASE AGREEMENT


        This Consent to Sublease Agreement (this "AGREEMENT") is made as of December 13, 1999 by and among Spieker Properties, L.P., a California limited partnership ("MASTER LANDLORD"), Franklin Resources, Inc., a Delaware corporation ("SUBLANDLORD"), and MP3.com, Inc., a Delaware corporation ("SUBTENANT").

                                    RECITALS

        This Agreement is made with regard to the following facts:

        A. Master Landlord is the owner of approximately 29 acres and up to approximately 591,000 square feet (existing, under construction or planned) in 9 buildings known as Bridge Pointe Corporate Centre within the Eastgate Technology Park in San Diego, California (the "PROJECT"). Phase A of the Project consists of 4 existing buildings known as "Building 1" (also referred to as the "PHASE A-1 PREMISES") located at 4770 Eastgate Mall, "Building 2" (also referred to as the "ADC TELECOMMUNICATIONS PREMISES") located at 4790 Eastgate Mall, "Building 3" (also referred to as the "PHASE A-2 PREMISES") located at 4760 Eastgate Mall and "Building 4" (also referred to as the "PHASE A-3 PREMISES") located at 4780 Eastgate Mall. Phase B of the Project consists of 2 buildings under construction known as "Building 5" (also referred to as the "PHASE B-2 PREMISES") located at 4810 Eastgate Mall and "Building 6" (also referred to as the "PHASE B-1 PREMISES") located at 4820 Eastgate Mall. Phase C of the Project consists of 3 planned buildings known as "Buildings 7 through 9".

        B. Master Landlord and Sublandlord entered into a lease dated September 2, 1998, as amended by that certain First Amendment to Lease dated as of March 15, 1999 between Master Landlord and Sublandlord (collectively, the "PHASE A LEASE") whereby Master Landlord leased to Sublandlord the Phase A-2 Premises and the Phase A-3 Premises, upon the terms and conditions contained therein. Furthermore, Master Landlord and Sublandlord entered into another lease dated September 2, 1998, between Master Landlord and Sublandlord (the "PHASE B LEASE") whereby Master Landlord leased to Sublandlord the Phase B-1 Premises and the Phase B-2 Premises, upon the terms and conditions contained therein.

        D. Under the terms of Paragraph 21 of the Phase A Lease, Sublandlord has requested Master Landlord's consent to the Sublease Agreement dated December 13, 1999 between Sublandlord and Subtenant (the "SUBLEASE"), pursuant to which Sublandlord will sublease to Subtenant the Phase A-3 Premises and grant options on the Phase A-2 Premises and the Phase B-2 Premises, as more particular described in the Sublease (the "SUBLEASED Premises"). A copy of the Sublease is attached to this Agreement as EXHIBIT A.

        E. Master Landlord is willing to consent to the Sublease on the terms and conditions contained in this Agreement.

        NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows.

               1. MASTER LANDLORD'S CONSENT. Master Landlord consents to the Sublease. This consent is granted only on the terms and conditions stated in this Agreement. Master Landlord is not bound by any of the terms, covenants, or conditions of the Sublease, except as set forth in Section 2.2 below. The Sublease is subject and subordinate to the Master Lease.

               2. LIMITS OF CONSENT.

                      2.1 NONRELEASE OF SUBLANDLORD; FURTHER TRANSFERS. Neither the Sublease nor this Agreement will:

                             (a) release Sublandlord from any liability, whether
past, present or future, under the Master Lease;

                             (b) alter the primary liability of Sublandlord to
pay the Rent and perform all of Tenant's obligations under the Master Lease (including the payment of all bills rendered by Master Landlord for charges incurred by Subtenant for services and materials supplied to the Subleased Premises); or

                             (c) be construed as a waiver of Master Landlord's
right to consent to any proposed transfer after the date hereof by Sublandlord under the Master Lease or Subtenant under the Sublease, or as a consent to any portion of the Subleased Premises being used or occupied by any other party.

                      Master Landlord may consent to the subsequent sublease and assignment of the Sublease or any amendments or modifications to the Sublease without notifying Sublandlord or anyone else liable under the Master Lease, including any guarantor of the Master Lease, and without obtaining their consent. No such action by Master Landlord will relieve those persons from any liability to Master Landlord or otherwise with regard to the Subleased Premises. Notwithstanding the foregoing, nothing contained herein shall diminish any obligation of Subtenant to obtain Sublandlord's approval prior to taking any such actions.

                      2.2 CONSENT TO CERTAIN PROVISIONS. Master Landlord specifically consents and agrees to be bound by the following provisions of the
Sublease: Paragraphs 23 and 24.

               3. RELATIONSHIP WITH MASTER LANDLORD

                      3.1 EFFECT OF SUBLANDLORD DEFAULT UNDER MASTER LEASE. If after the expiration of any applicable cure period Sublandlord defaults in the performance of its obligations under the Master Lease and the Master Lease terminates, Master Landlord shall notify Subtenant and, without limiting its other rights and remedies, by notice to Sublandlord and Subtenant, elect to receive and collect, directly from Subtenant, all rent and any other sums owing and to be owed under the Sublease, as further set forth in Section 3.2 below.

                      3.2 MASTER LANDLORD'S ELECTION TO RECEIVE RENTS. Master Landlord will not, as a result of the Sublease, or as a result of the collection of rents or any other sums from Subtenant under Section 3.1 above, be liable to Subtenant for any failure of Sublandlord to perform any obligation of Sublandlord under the Sublease.

                      Sublandlord irrevocably authorizes and directs Subtenant, on receipt of any written notice from Master Landlord stating that a default exists in the performance of Sublandlord's obligations under the Master Lease, to pay to Master Landlord the rents and any other sums due and to become due under the Sublease. Sublandlord agrees that Subtenant has the right to rely on any such statement from Master Landlord, and that Subtenant will pay those rents and other sums to Master Landlord without any obligation or right to inquire as to whether a default exists and despite any notice or claim from Sublandlord to the contrary. Sublandlord will not have any right or claim against Subtenant for those rents or other sums paid by Subtenant to Master Landlord. Master Landlord will credit Sublandlord with any rent received by Master Landlord under this assignment, but the acceptance of any payment on account of rent from Subtenant as the result of a default by Sublandlord will not: (a) except as set forth in
Section 3.3 below, be an attornment by Master Landlord to Subtenant or by Subtenant to Master Landlord; (b) be a waiver by Master Landlord of any provision of the Master Lease; or (c) release Sublandlord from any liability under the terms, agreements, or conditions of the Master Lease. Except as set forth in Section 3.3 below, no payment of rent by Subtenant directly to Master Landlord, regardless of the circumstances or reasons for that payment, will be deemed an attornment by Subtenant to Master Landlord in the absence of a specific written agreement signed by Master Landlord to that effect.

                      3.3 TENANT'S ATTORNMENT. In the event the Master Lease is terminated prior to the expiration of the term of the Sublease, Master Landlord shall have the right, pursuant to notice to Subtenant, to succeed to Sublandlord's interest in the Sublease and cause Subtenant to attorn to Master Landlord. Furthermore, Master Landlord shall recognize Subtenant's right to possession of the Premises as provided for in the Sublease and shall not disturb Subtenant's right to possession of the Premises so long as an event of default does not exist in the performance of Subtenant's obligations under the Sublease. Master Landlord will assume the obligation of Sublandlord under the Sublease from the time of the exercise of the option, but Master Landlord will not be:

                             (a) liable for any rent paid by Subtenant to
Sublandlord more than one month in advance, or any security deposit paid by Subtenant to Sublandlord;

                             (b) liable for any act or omission of Sublandlord
under the Master Lease or for any default of Sublandlord under the Sublease which occurred prior to the Master Landlord's assumption;

                             (c) subject to any defenses or offsets that
Subtenant may have against Sublandlord which arose prior to Master Landlord's assumption; or

                             (d) bound by any changes or modifications made to
the Sublease without the written consent of Master Landlord.

               Upon receipt of the notice from Master Landlord, Subtenant shall attorn to Master Landlord and perform all of the Subtenant's obligations under the Sublease directly to Master Landlord, just as if Master Landlord were the "Sublessor" under the Sublease. If and so long as Subtenant is not in substantial and material default (beyond any notice and cure periods) under the Sublease, Master Landlord shall continue to recognize the interest of Subtenant created under the Sublease and the Sublease shall continue with the same force and effect as if Master Landlord and Subtenant had entered into a Sublease on the same terms and conditions as those contained in the Sublease.

               Sublandlord and Subtenant shall not enter into any agreement which amends the Sublease without Master Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Any amendment of the Sublease in violation of this provision shall have no force or effect on Master Landlord.

               4. CONSIDERATION FOR SUBLEASE. Sublandlord and Subtenant represent and warrant that there are no additional payments of rent or any other consideration of any type which has been paid or is payable by Subtenant to Sublandlord in connection with the Sublease, other than as disclosed in the Sublease.

               5. GENERAL PROVISIONS

                      5.1 BROKERAGE COMMISSION. Sublandlord and Subtenant agree that Master Landlord will not be liable for any brokerage commission or finder's fee in connection with the consummation of the Sublease or this Agreement. Sublandlord and Subtenant will protect, defend, indemnify, and hold Master Landlord harmless from any brokerage commission or finder's fee in connection with the consummation of the Sublease or this Agreement, and from any cost or expense (including attorney fees) incurred by Master Landlord in resisting any claim for any such brokerage commission or finder's fee. The provisions of this
Section 5.1 shall survive the expiration or earlier termination of the Sublease and this Agreement.

                      5.2 NOTICE. Any notice that may or must be given by any party under this Agreement will be delivered (i) personally, (ii) by certified mail, return receipt requested, or (iii) by a nationally recognized overnight courier, addressed to the party to whom it is intended. Any notice given to the Master Landlord, Sublandlord or Subtenant shall be sent to the respective address set forth on the signature page below, or to such other address as that party may designate for service of notice by a notice given in accordance with the provisions of this Section 5.2.

Master Landlord and Sublandlord agree to send to Subtenant copies of all notices of default and other formal notices that may require action by Sublandlord or Subtenant under the Master Lease.

                      5.3 CONTROLLING LAW. The terms and provisions of this Agreement will be construed in accordance with, and will be governed by, the laws of the State of California.

                      5.4 ENTIRE AGREEMENT; WAIVER. This Agreement constitutes the final, complete and exclusive statement between the parties to this Agreement pertaining to the terms of Master Landlord's consent to the Sublease, supersedes all prior and contemporaneous understandings or agreements of the parties, and is binding on and inures to the benefit of their respective heirs, representatives, successors and assigns.

                      5.5 WAIVER OF JURY TRIAL; ATTORNEY FEES. If any party commences litigation against any other party for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties waive any right to a trial by jury and, in the event of any commencement of litigation, the prevailing party shall be entitled to recover from the applicable party such costs and reasonable attorney fees as may have been incurred.

                      5.6 Non-Disturbance From Lenders. Master Landlord represents and warrants that there are no deeds of trust, mortgages, ground leases or other liens affecting the Project as of the date hereof. With respect to any future mortgages, deeds of trust or other liens or ground leases entered into by and between Landlord and any beneficiary of any deed of trust or other such lien granted by Landlord or any ground lessor or otherwise encumbering the Building (collectively referred to as "Landlord's Mortgagee"), Landlord shall use commercially reasonable efforts to secure and deliver to Tenant recordable Non-Disturbance Agreements from, and executed by, all Landlord's Mortgagees for the benefit of Tenant as a condition precedent to subordination and attornment to any such future Landlord Mortgagee.

        The parties have executed this Consent to Sublease Agreement as of the above date.

MASTER LANDLORD:

SPIEKER PROPERTIES, L.P.,               Master Landlord Address:
a California limited partnership
By: Spieker Properties, Inc.,           9255 Towne Centre Drive, Suite 100
    a Maryland corporation,             San Diego, California 92121
    its general partner                 Attention: Tambra Martinez


    By:  [unreadable]
       --------------------------
    Its: Senior VP
        -------------------------

    By:  Mitch J. Ritschel
       --------------------------

   Its:  VP
       -------------------------

SUBLANDLORD:

                                        Sublandlord Address:

FRANKLIN RESOURCES, INC.,               777 Mariners Island Boulevard
a Delaware corporation                  San Mateo, California 94404
                                        Attention: Manager of Corporate Real
    By:  Martin Flanagan                Estate
       --------------------------

    Its: President
        -------------------------


SUBTENANT:

MP3.com, Inc., a Delaware corporation   Subtenant Address:

                                        4790 Eastgate Mall
                                        San Diego, CA 92121
    By:  Mitchell Robertson             Attn: Director of Legal Affairs
       --------------------------

    Its: Chairman/CEO


    By:  Paul Ouyang
       --------------------------

    Its: EVP/CEO
        -------------------------

                                    EXHIBIT A


                                    SUBLEASE

                                  EXHIBIT "B"
                             COPY OF PHASE A LEASE

                             BASIC LEASE INFORMATION
                                 INDUSTRIAL NET

LEASE DATE:                                   September 2, 1998

TENANT:                                       Franklin Resources, Inc., a Delaware corporation

TENANT'S NOTICE ADDRESS:                      Franklin Resources, Inc.
                                              777 Mariners Island Boulevard
                                              San Mateo, CA 94404
                                              Attn: Manager of Corporate Real Estate

TENANT'S BILLING ADDRESS:                     Franklin Resources, Inc.
                                              777 Mariners Island Boulevard
                                              San Mateo, CA 94404
                                              Attn: Manager of Corporate Real Estate

TENANT CONTACT:                               PHONE NUMBER: 650-312-5816
                                              FAX NUMBER: 650-312-5830
LANDLORD:                                     Spieker Properties, L.P., a California limited partnership

LANDLORD'S NOTICE ADDRESS:                    9255 Towne Centre Drive, Suite 100, San Diego, CA 92121
                                              FAX Number: 619-623-8506

LANDLORD'S REMITTANCE ADDRESS:                Spieker Properties, Department 11491, P.O. Box 60077
                                              Los Angeles, CA 90060-0077

PROJECT DESCRIPTION:                          Approximately 29 acres and up to approximately
                                              591,000 square feet in up to 9 buildings known as
                                              Bridge Pointe Corporate Centre, within the
                                              Eastgate Technology Park of San Diego,
                                              California. The Project is divided into three
                                              phases as detailed in EXHIBIT B attached hereto.

BUILDING DESCRIPTION:                         Approximately 154,900 rentable square feet, subject
                                              to adjustment pursuant to Paragraph 38.l. hereof, in the
                                              three buildings of Phase A of the Project, as
                                              detailed above and in EXHIBIT B attached hereto
                                              and known as:

                                              4760 Eastgate Mall (47,000 square
                                              feet) 4770 Eastgate Mall (60,900
                                              square feet) 4780 Eastgate Mall
                                              (47,000 square feet)

PREMISES:                                     Approximately 154,900 rentable square feet, subject
                                              to adjustment pursuant to Paragraph 38.l. hereof, as
                                              detailed in the Building Description above and in
                                              EXHIBIT B attached hereto.

PERMITTED USE:                                Administrative office and uses
                                              incidental thereto as permitted by
                                              the City of San Diego's M-LI
                                              zoning, and the MCAS Miramar
                                              Comprehensive Land Use Plan
                                              attached hereto as EXHIBIT E.

OCCUPANCY DENSITY:                            Maximum of 5 persons per 1,000 square feet

PARKING DENSITY:                              3.6 parking spaces per 1,000 square feet of
                                              the rentable area in Phase I (as
                                              defined in EXHIBIT B attached
                                              hereto), or 558 parking spaces,
                                              all unreserved surface parking.
                                              On or before April 1, 1999,
                                              Landlord at its sole cost and
                                              responsibility shall construct and
                                              install sixty-two (62) surface
                                              parking spaces and appropriate
                                              nighttime lighting on the site of
                                              the Phase B Premises, in reasonable
                                              proximity to the Premises
                                              hereunder for Tenant's use and
                                              occupancy of the 4780 Eastgate
                                              Mall Building, as required by the
                                              City's M-LI zoning for the
                                              Project.

SCHEDULED TERM COMMENCEMENT DATE:             December 1, 1998 for 4770 Eastgate Mall;
                                              February 1, 1999 for 4760 Eastgate Mall; and
                                              April 1, 1999 for 4780 Eastgate Mall

SCHEDULED LENGTH OF TERM:                     Ten (10) years based upon a Term Commencement
                                              Date of April 1, 1999 for the entire Premises.

SCHEDULED TERM EXPIRATION DATE:               March 31, 2009 (subject to extension pursuant to
                                              Paragraph 38.B. and/or adjustment as provided in
                                              Paragraph 38. C. hereof.)
RENT:

    BASE RENT:                                $185,880.00 per month, net of all Operating
                                              Expenses as defined in Paragraph 7 (subject to
                                              adjustment as provided in Paragraph 38.A. hereof).

    ESTIMATED FIRST YEAR OPERATING EXPENSES:  $29,431.00 per month

SECURITY DEPOSIT:                             $100,000.00 which will be due no later than 12
                                              months prior to the Term Expiration Date pursuant
                                              to Paragraph 19 hereof.

PREPAID RENT:                                 $371,760.00 to be applied to the initial months
                                              of the Term pursuant to Paragraph 38.D. hereof.

TENANT'S PROPORTIONATE SHARE:

    OF BUILDING:                              100% for each Building

    OF PHASE A OF THE PROJECT:                71.78%

    OPTION TO RENEW:                          Two (2), five (5) year options pursuant to
                                              Paragraph 38.B. hereof


The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

LANDLORD                                     TENANT

Spieker Properties, L.P.,                    Franklin Resources, Inc.,
a California limited partnership             a Delaware corporation


By: Spieker Properties, Inc.,
    a Maryland corporation,                  By:  Michael J. McCulloch
    its general partner                      Its: Director of Corporate Services


         ___________________________
    By:  Richard L. Romney
    Its: Senior Vice President

                                TABLE OF CONTENTS

                                                                                       PAGE
     Basic Lease Information..............................................................1
     Table of Contents....................................................................2
1.   Premises.............................................................................4
2.   Possession and Lease Commencement....................................................4
3.   Term.................................................................................4
4.   Use..................................................................................4
5.   Rules and Regulations................................................................5
6.   Rent.................................................................................5
7.   Operating Expenses...................................................................6
8.   Insurance and Indemnification........................................................9
9.   Waiver of Subrogation...............................................................10
10.  Landlord's Repairs and Maintenance..................................................10
11.  Tenant's Repairs and Maintenance....................................................11
12.  Alterations.........................................................................11
13.  Signs...............................................................................12
14.  Inspection/Posting Notices..........................................................12
15.  Services and Utilities..............................................................12
16.  Subordination.......................................................................13
17.  Financial Statements................................................................13
18.  Estoppel Certificate................................................................13
19.  Security Deposit....................................................................14
20.  Limitation of Tenant's Remedies.....................................................14
21.  Assignment and Subletting...........................................................14
22.  Authority of Tenant.................................................................15
23.  Condemnation........................................................................15
24.  Casualty Damage.....................................................................16
25.  Holding Over........................................................................16
26.  Default.............................................................................16
27.  Liens...............................................................................18
28.  Substitution........................................................................18
29.  Transfers by Landlord...............................................................18
30.  Right of Landlord to Perform Tenant's Covenants.....................................18
31.  Waiver..............................................................................18
32.  Notices.............................................................................19
33.  Attorney's Fees.....................................................................19
34.  Successors and Assigns..............................................................19
35.  Force Majeure.......................................................................19
36.  Surrender of Premises...............................................................19
37.  Miscellaneous.......................................................................19
38.  Additional Provisions...............................................................21
39.  Jury Trial Waiver...................................................................24
40.  Conditions to Effectiveness.........................................................24
     Signatures..........................................................................24


Exhibits:
    Exhibit A.........................................................Rules and Regulations
    Exhibit B...........................................................Site Plan, Premises
    Exhibit C........................................................ Improvement Agreement
    Exhibit D......................................Tenant's Hazardous Materials Declaration
    Exhibit E......................................MCAS Miramar Comprehensive Land Use Plan
    Exhibit F..............................................................Signage Criteria

                                      LEASE

THIS LEASE is made as of the 2nd day of September, 1998, by and between Spieker Properties, L.P., a California limited partnership (hereinafter called "LANDLORD"), and Franklin Resources, Inc., a Delaware corporation (hereinafter called "TENANT").


                                   1. PREMISES

    Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the "PREMISES") outlined in red on EXHIBIT B and described in the Basic Lease Information. The Premises shall comprise all of the buildings (each individually a "BUILDING") and a PORTION OF THE project (the "PROJECT"), which may consist of more than one building and additional facilities, as described in the Basic Lease Information. The Building and Project are outlined in blue and green respectively on EXHIBIT
B. Landlord and Tenant acknowledge that, subject to the terms and provisions of this Lease, physical changes may occur from time to time in the Premises, Building or Project, and that the number of buildings and additional facilities which constitute the Project may change from time to time, which may result in an adjustment in Tenant's Proportionate Share, as defined in the Basic Lease Information, as provided in Paragraph 7.A.

                      2. POSSESSION AND LEASE COMMENCEMENT

B. CONSTRUCTION OF IMPROVEMENTS. If this Lease pertains to a Building to be constructed or improvements to be constructed within a Building, the provisions of this Paragraph 2.B. shall apply in lieu of the provisions of Paragraph 2.A. above and the term commencement date ("TERM COMMENCEMENT DATE") shall be the earlier of the date on which: (1) Tenant takes possession of some or all of the Premises for purposes of the commencement of the conduct of its business therein; or (2) the improvements to be constructed or performed in the Premises by Landlord (if any) shall have been substantially completed in accordance with the Plans described on EXHIBIT C as certified by the architect, Devcon Construction Incorporated, in writing to Tenant and Landlord (subject to mutual approval by Landlord and Tenant), and Tenant's taking of possession of the Premises or any part thereof for purposes of other than the installation of telephone or data cabling or the installation of furniture or furniture systems shall constitute Tenant's confirmation of substantial completion for all purposes hereof (subject to the completion by Landlord of any punch list items and any latent defects not visually discoverable by Tenant upon a reasonably diligent inspection and which are identified in writing by Tenant within six (6) months of the Tenant's occupancy of each Building), whether or not substantial completion of other portions of the Building or Project shall have occurred. If for any reason beyond Landlord's reasonable control Landlord cannot deliver possession of the subject portion of the Premises to Tenant on the scheduled Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of other portions of the Premises at such time as such improvements have been substantially completed, which date shall then be deemed the Term Commencement Date; provided, however, that if Landlord fails to tender possession of any portion of the Premises, subject to Paragraph 35 of this Lease, within ninety (90) days of the scheduled Term Commencement Date with respect to each Building, then Tenant, upon not less than thirty (30) days prior written notice to Landlord shall have the right to terminate this Lease with respect to each Building, unless within such thirty (30) day period Landlord tenders possession of each Building in the condition required by this Lease. Tenant shall not be liable for any Rent for any period prior to the Term Commencement Date (but without affecting any obligations of Tenant under any improvement agreement appended to this Lease). In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive. Substantial completion shall have occurred notwithstanding Tenant's submission of a punchlist to Landlord, which Tenant shall submit, if at all, within seven (7) business days after the Term Commencement Date or otherwise in accordance with any improvement agreement appended to this Lease. Upon Landlord's request, Tenant shall promptly execute and return to Landlord a "Start-Up Letter" in which Tenant shall agree, among other things, to acceptance of the Premises (subject to any punchlist exceptions according to Paragraph 6.C of EXHIBIT C) and to the determination of the Term Commencement Date, in accordance with the terms of this Lease, but Tenant's failure or refusal to do so shall not negate Tenant's acceptance of the Premises or affect determination of the Term Commencement Date.

                                     3. TERM

    The term of this Lease (the "TERM") shall commence on the Term Commencement Date and continue in full force and effect for the number of months specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

                                     4. USE

A. GENERAL. Tenant shall use the Premises for the permitted use specified in the Basic Lease Information ("PERMITTED USE") and for no other use or purpose, without Landlord's consent, which consent shall not be unreasonably withheld, delayed or conditioned. Tenant shall control Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, "TENANT'S PARTIES") in such a manner that Tenant and Tenant's Parties cumulatively do not exceed the occupancy density (the "OCCUPANCY DENSITY") or the parking density specified in the Basic Lease Information (the "PARKING DENSITY") at any time. So long as Tenant is occupying the Premises, Tenant and Tenant's Parties shall have the nonexclusive right to use, without paying any fee or charge therefor, in common with other parties occupying the Project, the parking areas, driveways and other common areas of the Building and Project, subject to the terms of this Lease and such rules and regulations as Landlord may from time to time reasonably prescribe upon written notice to Tenant. Further, Landlord and Tenant acknowledge that Tenant's Occupancy Density exceeds Tenant's Parking Density, however, Landlord shall not be obligated to Tenant to provide additional parking in the event the Occupancy Density causes the Parking Density to be exceeded. In the event Tenant's Parking Density is exceeded, Tenant shall use its commercially reasonable efforts to immediately cure this condition. Landlord reserves the right to the extent it is commercially reasonable to do so, upon reasonable prior written notice to Tenant, without liability to Tenant, and without the same constituting an actual or constructive eviction, to alter or modify the common areas from time to time, including the location and configuration thereof, and the amenities and facilities which Landlord may determine to provide from time to time, provided that no such changes shall unreasonably affect access to or visibility of the Premises and all such changes shall be consistent with the operation of comparable first-class business parks in San Diego County, California.

B. LIMITATIONS. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the common areas as a result of Tenant's or any Tenant's Party's use thereof, nor take any action which would constitute a nuisance or would unreasonably disturb, obstruct or endanger any other tenants or occupants of the Project or elsewhere, or interfere with their use of their respective premises or common areas. Storage outside the Premises of materials, vehicles or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which could endanger the structure, or place any harmful substances in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Project with any of the above-referenced rules or any other terms or provisions of such tenant's or occupant's lease or other contract, provided Landlord shall administer compliance with such rules and regulations in a nondiscriminatory manner.

C. COMPLIANCE WITH REGULATIONS. By entering the Premises for purposes of the commencement of the conduct of Tenant's business, Tenant accepts the Premises in the condition existing as of the date of such entry subject to the completion by Landlord of any punchlist items and any latent defects as described in Paragraph 2.B. of this Lease. Tenant shall at its sole cost and expense strictly comply with all existing or future applicable municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, including the MCAS Miramar Comprehensive Land Use Plan ("CLUP") attached hereto as Exhibit E of this Lease, and covenants, easements and restrictions of record governing and relating to the specific manner of Tenant's use, occupancy or possession of the Premises, to Tenant's use of the common areas, or to the use, storage, generation or disposal of Hazardous Materials (hereinafter defined) (collectively "REGULATIONS"). Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, under or about the Project or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any Regulation. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

D. HAZARDOUS MATERIALS. As used in this Lease, "HAZARDOUS MATERIALS" shall include, but not be limited to, hazardous, toxic and radioactive materials and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or other similar designations in any Regulation. Tenant's Hazardous Materials Declaration is attached hereto as EXHIBIT D. Tenant shall not cause, or allow any of Tenant's Parties to cause, any Hazardous Materials to be handled, used, generated, stored, released or disposed of in, on, under or about the Premises, the Building or the Project or surrounding land or environment in violation of any Regulations. Tenant must obtain Landlord's written consent prior to the introduction of any Hazardous Materials onto the Project. Notwithstanding the foregoing, Tenant may handle, store, use and dispose of products containing small quantities of Hazardous Materials for "general office purposes" (such as toner for copiers) to the extent customary and necessary for the Permitted Use of the Premises; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building, or Project or surrounding land or environment. Tenant shall immediately notify Landlord in writing of any Hazardous Materials' contamination of any portion of the Project of which Tenant becomes aware, whether or not caused by Tenant. If, but only if, Landlord has a reasonable basis to believe that Tenant has introduced any Hazardous Materials onto the Premises, then Landlord shall have the right at all reasonable times to inspect the Premises and to conduct tests and investigations to determine whether Tenant is in compliance with the foregoing provisions, the reasonable and actual costs of all such inspections, tests and investigations to be borne by Tenant. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses (including attorneys' and consultants' fees and court costs), demands, causes of action, or judgments directly or indirectly arising out of or related to the use, generation, storage, release, or disposal of Hazardous Materials by Tenant or any of Tenant's Parties in, on, under or about the Premises, the Building or the Project or surrounding land or environment, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease. Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this Paragraph 4.D. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

                            5. RULES AND REGULATIONS

    Tenant shall faithfully observe and comply with the building rules and regulations attached hereto as EXHIBIT A and any other rules and regulations and any modifications or additions thereto which Landlord may from time to time reasonably prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or the Building or Project. Tenant shall cause Tenant's Parties to comply with such rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of such rules and regulations, any other tenant's or occupant's lease or any Regulations, provided Landlord shall administer compliance with such rules in a nondiscriminatory manner.

                                     6. RENT

A. BASE RENT. Tenant shall pay to Landlord and Landlord shall receive, without notice or demand throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever (except as otherwise expressly set forth in this Lease), at the Remittance Address specified in the Basic Lease Information or to such other place in the Continental United States as Landlord may from time to time designate in writing. Base Rent for the first full two (2) months of the Term shall be paid by Tenant upon Tenant's execution of this Lease in accordance with Paragraph 38.D. of this Lease. If the obligation for payment of Base Rent commences on a day other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. The Base Rent payable by Tenant hereunder is subject to adjustment as provided elsewhere in this Lease, as applicable. As used herein, the term "Base Rent" shall mean the Base Rent specified in the Basic Lease Information as it may be so adjusted from time to time.

B. ADDITIONAL RENT. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant's Proportionate Share of Operating Expenses, as specified in Paragraph 7 of this Lease, charges to be paid by Tenant under Paragraph 15, the interest and late charge described in Paragraphs 26.C. and D., and any monies spent by Landlord pursuant to Paragraph 30, shall be considered additional rent ("ADDITIONAL RENT"). "RENT" shall mean Base Rent and Additional Rent.

                              7. OPERATING EXPENSES

A. OPERATING EXPENSES. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as Additional Rent, Tenant's Proportionate Share of the Building and/or Project (as applicable), as defined in the Basic Lease Information, of Operating Expenses (defined below) in the manner set forth below. Tenant shall pay the applicable Tenant's Proportionate Share of each such Operating Expenses. Landlord and Tenant acknowledge that if the number of buildings which constitute the Project increases or decreases, or if physical changes are made to the Building or Project or the configuration of any thereof, Landlord may at its discretion reasonably adjust Tenant's Proportionate Share of the Building or Project to reflect the change. Landlord's determination of Tenant's Proportionate Share of the Project shall be conclusive so long as it is reasonably and consistently applied. "OPERATING EXPENSES" shall mean all expenses and costs of every kind and nature which Landlord shall reasonably pay or become obligated to pay, because of or in connection with the , management, maintenance, repair, preservation, replacement and operation of the Building or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project (as determined in a reasonable manner) other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord or specific tenants of the Building or Project pursuant to this Lease. Operating Expenses shall include, but are not limited to, the following:

        (1) TAXES. All real property taxes and general assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges imposed generally and not in connection with the initial development of the Project, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Building or Project, its operations or the Rent (or any portion or component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, reassessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, Building or Project or any portion thereof, including, without limitation, by or for Tenant, and all increases therein or reassessments thereof whether the increases or reassessments result from increased rate and/or valuation (whether upon a transfer of the Building or Project or any portion thereof or any interest therein or for any other reason). Operating Expenses shall not include inheritance or estate taxes imposed upon or assessed against the interest of any person in the Project, or taxes computed upon the basis of the net income of any owners of any interest in the Project. If it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes. Notwithstanding anything set forth in this Lease to the contrary, in no event shall "Taxes" include any fees, costs or exactions incurred by Landlord in connection with obtaining the right to develop the Project (exclusive of Tenant Improvements), including, but not limited to, any fees for schools, parks, traffic, sewer and fire protection, or any special assessments used to finance any portion of the Project, including any off-site roadway or utility facilities.

        (2) INSURANCE. All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance reasonably and actually incurred by Landlord, including for the insurance coverage set forth in Paragraph 8.A. herein. In an event wherein a deductible may be greater than Fifty Thousand Dollars ($50,000.00) said deductible amount shall be amortized over the greater of (i) the remaining Term of this Lease or (ii) three (3) years.

        (3) COMMON AREA MAINTENANCE.

               (a) Repairs, replacements, and general maintenance of and for the Building and Project and public and common areas and facilities of and comprising the Building and Project, including, but not limited to, the roof and roof membrane, elevators, mechanical rooms, alarm systems, pest extermination, landscaped areas, parking and service areas, driveways, sidewalks, truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems, electrical, mechanical or other systems, telephone equipment and wiring servicing, plumbing, lighting, and any other items or areas which affect the operation or appearance of the Building or Project, which determination shall be at Landlord's discretion, except for: those items expressly made the financial responsibility of Landlord pursuant to Paragraph 10 hereof; those items to the extent paid for by the proceeds of insurance or which are covered under warranties of the contractor, manufacturer or supplier thereof; and those items attributable solely or jointly to specific tenants of the Building or Project.

               (b) Repairs, replacements, and general maintenance shall include the cost of any capital improvements made to or capital assets acquired for the Project or Building that are reasonably intended to reduce any other Operating Expenses, including future repair work not covered by applicable warranties, are reasonably necessary for the health and safety of the occupants of the Building or Project, or are required to comply with any change in Regulation not applicable to the Building as of the Term Commencement Date, such costs or allocable portions thereof to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the publicly announced "prime rate" charged by Wells Fargo Bank, N.A. (San Francisco) or its successor at the time such improvements or capital assets are constructed or acquired, plus two (2) percentage points, or in the absence of such prime rate, then at the U.S. Treasury six-month market note (or bond, if so designated) rate as published by any national financial publication selected by Landlord, plus four (4) percentage points, but in no event more than the maximum rate permitted by law, plus reasonable financing charges. Landlord shall be responsible, at its sole cost and expense, for performing all work to the Buildings (exclusive of Tenant Improvements) or the common areas necessary to cause the Project to conform to regulations applicable as of the Term Commencement Date.

               (c) Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Building or Project.

               (d) All expenses and rental related to services and costs of supplies, materials and equipment used in operating, managing and maintaining the Premises, Building and Project, the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security, fire and other alarm systems, janitorial services to the extent not addressed in Paragraph 11 hereof, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, and operation of the Project, including without limitation salaries, wages and benefits.

               (d) The cost of supplying any services and utilities which benefit all or a portion of the Premises, Building or Project to the extent not addressed in Paragraph 15 hereof.

               (f) Reasonable legal expenses and the cost of audits by certified public accountants; provided, however, that legal expenses chargeable as Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

               (g) An administrative and accounting cost recovery fee equal to twenty percent (20%) of the sum of the Project's Operating Expenses.

If the rentable area of the Building and/or Project is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment may be made in Landlord's discretion in computing the Operating Expenses for such year so that Tenant pays an equitable portion of all variable items (e.g., utilities, janitorial services and other component expenses that are affected by variations in occupancy levels) of Operating Expenses, as reasonably determined by Landlord; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Operating Expenses from all of the tenants in the Building or Project, as the case may be.

Operating Expenses shall not include the following:

        (i) costs incurred in connection with the original construction of the Building or the Project;

        (ii) interest, principal, late charges, default fees, prepayment penalties or premiums on any debt owed by Landlord, including any mortgage debt;

        (iii) costs of correcting defects in or inadequacy of the initial design or construction of the Building;

        (iv) expenses directly resulting from the gross negligence of the Landlord, its agents, servants or employees, or another tenant;

        (v) legal fees, space planners' fees, real estate brokers' leasing commissions and advertising expenses incurred in connection with the original development or original leasing of the Project or future leasing of the Project;

        (vi) costs for which Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else;

        (vii) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

        (viii) expenses of extraordinary services provided to other tenants in the Project which are made available to Tenant at costs or for which Tenant is separately charged;

        (ix) costs associated with the operation of the business of the partnership which constitutes Landlord, as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be the issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, or any portions thereof, costs (including attorney fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations respecting Landlord and/or the Project and/or the site upon which the Project is situated;

        (x) the wages and benefits of any employee who does not devote substantially all of his or her time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project;

        (xi)    fines, penalties and interest;

        (xii)   amounts paid as ground rental by Landlord;

        (xiii) capital expenditures to comply with applicable laws including costs arising from the presence of Hazardous Materials in or about the Project, or the site upon which the Project is situated, which are not caused by or connected with Tenant;

        (xiv) costs incurred by Landlord with respect to goods and services (including utilities sold or supplied to tenants and occupants of the Project) to the extent that Landlord would be entitled to reimbursement for such costs if incurred by Tenant pursuant to this Lease;

        (xv) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project;

        (xvi) costs incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting principles, consistently applied, except as expressly allowed for in Paragraph 7.A.(3)(b) of this Lease;

        (xvii) costs of a capital nature, including without limitation capital improvements, capital repairs, capital equipment and capital tools, all as determined in accordance with generally accepted accounting principles, consistently applied, except as expressly allowed for in Paragraph 7.A.(3)(b) of this Lease;

        (xviii) expenses in connection with services or other benefits which are not provided to Tenant or for which Tenant is charged directly but which are provided to another tenant or occupant of the Project without a separate charge;

        (xix) costs paid to Landlord or to affiliates of Landlord for services in the Project to the extent the same exceed or would exceed the costs for such services if rendered by unaffiliated third parties on a competitive basis;

        (xx) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature if purchased, except equipment not affixed to the Project which is used in providing janitorial or similar services;

        (xxi) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

        (xxii)    electric power costs for which any tenant directly contracts with the local public service company; (xxiii) .......costs arising from Landlord's political or charitable contributions;

        (xxiv) costs arising from latent defects in the Project or improvements installed by Landlord;

        (xxv) costs, other than those incurred in ordinary maintenance, for sculpture, paintings or other objects of art;

        (xxvi) costs for which Landlord has been compensated by an administrative fee;

        (xxvii) costs arising from the gross negligence of Landlord or its agents, or any vendors, contractors or providers of materials or services selected, hired or engaged by Landlord or its agents, including without limitation, the selection of building materials;

        (xxviii) Landlord's general corporate overhead and general and administrative expenses; and

        (xxix) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project.

         Notwithstanding anything herein to the contrary, in any instance wherein Landlord, in Landlord's reasonable discretion, deems Tenant to be responsible for any amounts greater than Tenant's Proportionate Share, Landlord shall have the right to reasonably allocate costs in any manner Landlord reasonably deems appropriate.

        The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same; provided that Landlord shall operate and maintain the Project in a manner reasonably comparable to other comparable first-class business park projects in San Diego County. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises, the Building and the Project and that Landlord shall have no obligation or liability with respect thereto, except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to provide the same.

B. PAYMENT OF ESTIMATED OPERATING EXPENSES. "ESTIMATED OPERATING EXPENSES" for any particular year shall mean Landlord's reasonable estimate of the Operating Expenses for such fiscal year made with respect to such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, but in any event by April 30 of the following year, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Operating Expenses with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Additional Rent for all purposes hereunder. If at any time during the course of the fiscal year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than five percent (5%), Landlord may, by written notice to Tenant stating with specificity the basis for such readjustment, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant's Proportionate Share of the revised Estimated Operating Expenses for such year, such revised installment amounts to be Additional Rent for all purposes hereunder.

C. COMPUTATION OF OPERATING EXPENSE ADJUSTMENT. "OPERATING EXPENSE ADJUSTMENT" shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, or as soon thereafter as practicable but in any event by June 30 of such year, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of Operating Expense Adjustment. If such statement shows that Tenant's payment based upon Estimated Operating Expenses is less than Tenant's Proportionate Share of Operating Expenses, then Tenant shall pay to Landlord the difference within thirty (30) days after receipt of such statement, such payment to constitute Additional Rent for all purposes hereunder. If such statement shows that Tenant's payments of Estimated Operating Expenses exceed Tenant's Proportionate Share of Operating Expenses, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within thirty (30) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party within thirty (30) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant's Proportionate Share of the Operating Expense Adjustment shall be prorated based on a month of 30 days and the number of calendar months during such fiscal year that this Lease is in effect. Notwithstanding anything to the contrary contained in Paragraph 7.A or 7.B, Landlord's failure to provide any notices or statements within the time periods specified in those paragraphs shall in no way excuse Tenant from its obligation to pay Tenant's Proportionate Share of Operating Expenses.

D. NET LEASE. This shall be a triple net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Operating Expenses and the Operating Expense Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A. incurred in connection with the management, maintenance, repair, preservation, replacement and operation of the Building and/or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project.

E. TENANT AUDIT. If Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B. or 7.C. above, Tenant shall have the right, not later than six (6) months following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect



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

to Operating Expenses for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Operating Expense Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of five percent (5%) of Tenant's Proportionate Share of the Operating Expenses previously reported, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E. within six (6) months after receipt of Landlord's statement provided pursuant to Paragraph 7.B. or 7.C., such statement shall be final and binding for all purposes hereof, absent manifest error.

F. CALCULATION OF OPERATING EXPENSES. Operating Expenses shall be calculated and determined in accordance with the following general principles:

        (1) RECOVERY LIMITED TO ACTUAL COSTS. Landlord shall not recover the cost of any item more than once.

        (2) ARM'S LENGTH. All services rendered to and materials supplied to the Project shall be rendered or supplied at a cost comparable to those charged in arm's length transactions for similar services or materials rendered or supplied for similar purposes to comparable buildings in San Diego County.

        (3) REIMBURSEMENTS. All discounts, reimbursements, rebates, refunds or credits (collectively, "Reimbursements") attributable to Operating Expenses received by Landlord in a particular year shall be deducted from Operating Expenses in the year the same are received; provided, however, if a particular Reimbursement exceeds Fifty Thousand Dollars ($50,000.00) and applies to a prior year, such Reimbursement shall be applied to such prior year (and Tenant's Proportionate Share thereof shall be promptly refunded).

        (4) NON-PROJECT EXCLUSIVE EXPENSES. Whenever expenses are paid or incurred by Landlord as a result of activities that are not exclusively rendered to the Project, only that portion that can be reasonably allocated to the Project shall be included within Operating Expenses.

        (5) INSTALLMENTS. All assessments and premiums of Operating Expenses which can be paid or incurred by Landlord in annual installments shall be paid by Landlord in the maximum number of annual installments permitted by law and shall not be included as Operating Expenses except in the calculation year in which the installments are actually paid; provided, however, that if the then-prevailing practice in other comparable buildings is to pay such assessments or premiums on an earlier basis and Landlord shall pay the same on such basis, such assessments or premiums shall be included in Operating Expenses as paid by Landlord.

        (6) REASONABLENESS. Landlord shall use its reasonable efforts to operate and maintain the Project in an economically reasonable manner.

                        8. INSURANCE AND INDEMNIFICATION

A. LANDLORD'S INSURANCE. All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control.

        (1) PROPERTY INSURANCE. Landlord agrees to maintain property insurance insuring the Building against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may instead (but shall have no obligation to) obtain "All Risk" coverage, and may also obtain earthquake, pollution, and/or flood insurance in amounts selected by Landlord.

        (2) OPTIONAL INSURANCE. Landlord, at Landlord's option, may also (but shall have no obligation to) carry insurance against loss of rent, in an amount equal to the amount of Base Rent and Additional Rent that Landlord could be required to abate to all Building tenants in the event of condemnation or casualty damage for a period of twelve (12) months. Landlord may also (but shall have no obligation to) carry such other insurance as Landlord may reasonably deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. If and when Spieker Properties, L.P or its successor by merger or acquisition, is no longer the "Landlord" under this Lease, then at all times Landlord shall carry a policy of Commercial General Liability Insurance with limits of liability of no less than Three Million Dollars ($3,000,000.00). Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises except where such damage arises from the ACTIVE negligence or willful misconduct of Landlord, its employees, agents, or contractors.

B. TENANT'S INSURANCE.

        So long as Franklin Resources, Inc. is "Tenant" under this Lease, the coverages Tenant is required to maintain under this Lease may be maintained under a program of Tenant's self-insurance or under policies that include self-insured retentions or deductibles that are typically carried by similarly situated tenants. Prior to any implementation of Tenant's self-insurance program, Tenant shall in writing advise Landlord of the self-insured retentions, or deductibles.

        (1) PROPERTY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term, insurance on all personal property and fixtures of Tenant and all improvements, additions or alterations made by or for Tenant to the Premises on an "All Risk" basis, insuring such property for the full replacement value of such property.

        (2) LIABILITY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term Commercial General Liability insurance covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises and the Project, and any part of either, and any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include contractual liability coverage insuring all of Tenant's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000.00), and a minimum general aggregate limit of Three Million Dollars ($3,000,000.00), with an "Additional Insured - Managers or Lessors of Premises Endorsement" and the "Amendment of the Pollution Exclusion Endorsement." All such policies shall be written to apply to all bodily injury (including death), property damage or loss, personal and advertising injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be "PRIMARY" and non-contributing with any insurance maintained by Landlord, which shall be excess insurance only. Such coverage shall also contain endorsements including employees as additional insureds if not covered by Tenant's Commercial General Liability Insurance.

        All such insurance shall provide for the severability of interests of insureds; and shall be written on an "OCCURRENCE" basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

        (3) WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY INSURANCE. Tenant shall carry Workers' Compensation Insurance as required by any Regulation, throughout the Term at Tenant's sole cost and expense. To the extent required by any Regulation, Tenant shall also carry Employers' Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy limit for bodily injury by disease; and One Million Dollars ($1,000,000) each employee for bodily injury by disease, throughout the Term at Tenant's sole cost and expense.

        (4) COMMERCIAL AUTO LIABILITY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term commercial auto liability insurance with a combined limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage for each accident. Such insurance shall cover liability relating to any auto (including owned, hired and non-owned autos).

        (5) GENERAL INSURANCE REQUIREMENTS. All coverages described in this Paragraph 8.B. shall be endorsed to (i) provide Landlord with thirty
        (30) days' notice of cancellation or material change in terms; and (ii) waive all rights of subrogation by the insurance carrier against Landlord. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.B. is, in Landlord's reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant's use of the Premises should change with or without Landlord's consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.B. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated A VII or better in "Best's Insurance Guide" and authorized to do business in the State of California. Should Franklin Resources, Inc. or its successor by merger or acquisition, no longer be "Tenant" under this Lease, then deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed Five Thousand Dollars ($5,000.00) per occurrence. Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, or a certificate evidencing the same issued by the insurer thereunder; and, if Tenant shall fail to procure such insurance, or to deliver such certificates, Landlord may, at Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

C. INDEMNIFICATION. Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses, including reasonable attorneys' and consultants' fees and court costs, demands, causes of action, or judgments, directly or indirectly arising out of or related to: (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises, Building or Project by Tenant or Tenant's Parties, or from activities or failures to act of Tenant or Tenant's Parties; (2) claims arising from work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project; (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; and (4) claims arising from the negligence or intentional acts or omissions of Tenant or Tenant's Parties. The foregoing indemnity by Tenant shall not be applicable to claims to the extent arising from the active negligence or willful misconduct of Landlord. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises, Building or Project by or from any cause whatsoever (other than Landlord's active negligence or willful misconduct) and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises, Building or Project, or caused by gas, fire, oil or electricity in, on or about the Premises, Building or Project. Landlord shall indemnify, defend by counsel reasonably acceptable to Tenant, protect and hold Tenant harmless from and against any and all claims, liabilities, losses, costs, liens, damages, injuries or expenses, including reasonable attorneys' fees and consultants' fees and court costs, demands, causes of action or judgments directly or indirectly arising from the active negligence or willful misconduct of Landlord or its employees, agents or contractors. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

                            9. WAIVER OF SUBROGATION

    To the extent permitted by law and without affecting the coverage provided by insurance to be maintained hereunder or any other rights or remedies, Landlord and Tenant each waive any right to recover against the other for: (a) damages for injury to or death of persons; (b) damages to property, including personal property; (c) damages to the Premises or any part thereof; and (d) claims arising by reason of the foregoing due to hazards covered by insurance maintained or required to be maintained pursuant to this Lease to the extent of proceeds recovered therefrom, or proceeds which would have been recoverable therefrom in the case of the failure of any party to maintain any insurance coverage required to be maintained by such party pursuant to this Lease. This provision is intended to waive fully, any rights and/or claims arising by reason of the foregoing, but only to the extent that any of the foregoing damages and/or claims referred to above are covered or would be covered, and only to the extent of such coverage, by insurance actually carried or required to be maintained pursuant to this Lease by either Landlord or Tenant. This provision is also intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. Subject to all qualifications of this Paragraph 9, Landlord waives its rights as specified in this Paragraph 9 with respect to any subtenant that it has approved pursuant to Paragraph 21 but only in exchange for the written waiver of such rights to be given by such subtenant to Landlord upon such subtenant taking possession of the Premises or a portion thereof. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

                     10. LANDLORD'S REPAIRS AND MAINTENANCE

    Landlord shall at Landlord's expense maintain in first-class condition and repair, reasonable wear and tear excepted, the structural soundness of the roof, foundations, and exterior walls of the Building. The term "exterior walls" as used herein shall not include windows, glass or plate glass, doors, dock bumpers or dock plates, special store fronts or office entries. Landlord shall perform on behalf of Tenant and other tenants of the Project the maintenance of the public and common areas of the Project including, but not limited to, the landscaped areas, parking areas, driveways, sanitary and storm sewer lines, utilities services, HVAC systems, electric equipment (excluding Tenant's emergency electric generator(s) described in Paragraph 38 H. hereof) servicing the Building, exterior lighting, Project trash removal services, and anything which affects the operation and exterior appearance of the Project, which determination shall be at Landlord's reasonable discretion. Any damage caused by or repairs necessitated by any negligence or act of Tenant or Tenant's Parties may be repaired by Landlord at Landlord's option and Tenant's expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs in such components of the Building for which Landlord is responsible, after which Landlord shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to repair same. Landlord's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Building or the



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

Project or to fixtures, appurtenances or equipment in the Building, except as provided in Paragraph 24 or anywhere else in this Lease. By taking possession of the Premises, Tenant, subject to Paragraph 2.B. of this Lease, accepts them "as is," as being in good order, condition and repair and the condition in which Landlord is obligated to deliver them and suitable for the Permitted Use and Tenant's intended operations in the Premises, whether or not any notice of acceptance is given.

                      11. TENANT'S REPAIRS AND MAINTENANCE

    Tenant shall at all times during the Term at Tenant's expense maintain all interior non-structural parts of the Premises and such portions of the Building as are within the exclusive control of Tenant in a first-class, good, clean and secure condition and promptly make all necessary repairs and replacements, as reasonably determined by Landlord, including but not limited to, all windows, glass, doors, walls, including demising walls, and wall finishes, floors and floor covering, ceiling insulation, truck doors, hardware, plumbing work and fixtures, downspouts, entries, skylights, smoke hatches, roof vents, electrical and lighting systems, and fire sprinklers, and the emergency generator(s) described in Paragraph 38.H. of this Lease, with materials and workmanship of the same character, kind and quality as the original. Tenant shall at Tenant's expense also perform regular removal of trash and debris. Notwithstanding anything to the contrary contained herein, Tenant shall, at its expense, promptly repair any damage to the Premises or the Building or Project resulting from or caused by any negligence or act of Tenant or Tenant's Parties. Nothing herein shall expressly or by implication render Tenant Landlord's agent or contractor to effect any repairs or maintenance required of Tenant under this Paragraph 11, as to all of which Tenant shall be solely responsible.

                                 12. ALTERATIONS

A. Except for interior, nonstructural alterations costing less than Twenty-five Thousand Dollars ($25,000.00) to perform, Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, in, about or to the Premises ("ALTERATIONS") without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned with respect to proposed Alterations which: (a) comply with all applicable Regulations; (b) are, in Landlord's opinion, compatible with the Building or the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems, and will not cause the Building or Project or such systems to be required to be modified to comply with any Regulations (including, without limitation, the Americans With Disabilities Act) unless Tenant agrees to perform the same at its sole cost and expense; and (c) will not interfere with the use and occupancy of any other portion of the Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent (which consent shall not be unreasonably withheld, delayed or conditioned) for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose reasonable rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord's consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all applicable Regulations and Paragraph 27 hereof. If Landlord does not respond in writing within ten (10) days of receipt of Tenant's plan, stating with specificity its reasons therefor, Tenant shall deliver a second notice to Landlord, stating in bold type on the first page thereof "URGENT - DELAY NOTICE," which notice may be delivered by facsimile to Landlord at Landlord's Notice Address and as otherwise set forth in Paragraph 32, and if Landlord fails to respond within five (5) days thereafter, Landlord's consent shall be deemed given. Tenant shall at Tenant's sole expense, perform any additional work required under applicable Regulations due to the Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant's obligations under this Paragraph 12. Tenant shall reimburse Landlord for all third-party costs which Landlord may reasonably and actually incur in connection with granting approval to Tenant for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications, to the extent it is reasonably necessary to do so. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord's option, require that Tenant, at Tenant's expense, remove any or all Alterations made by Tenant which Landlord indicated at the time consent thereto was granted would have to be removed and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations or Tenant's trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant's sole expense. In addition to and wholly apart from Tenant's obligation to pay Tenant's Proportionate Share of Operating Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Alterations within the Premises, and on Tenant's interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

        The work necessary to make such Alterations shall be performed by employees, contractors or space planners employed by Landlord or, with Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, by space planners and/or contractors licensed in California which are employed by Tenant. In addition, if Landlord elected at the time consent to any such Alterations was granted to require that any such Alterations be removed by Tenant upon the expiration or earlier termination of the Term, and Landlord elects to be responsible for performing such removal, then notwithstanding the provisions of the preceding paragraph, Tenant shall pay to Landlord the cost of removing any such Alterations and restoring the Premises to their original condition such cost to include a reasonable charge for Landlord's overhead and profit as provided above, and such amount may be deducted from the Security Deposit or any other sums or amounts held by Landlord under this Lease.

B. In compliance with Paragraph 27 hereof, at least ten (10) business days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

                                    13. SIGNS

Tenant shall not place, install, affix, paint or maintain any signs, notices, graphics or banners whatsoever or any window decor which is visible in or from public view or corridors, the common areas or the exterior of the Premises or the Building, in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord's prior written approval which Landlord shall have the right to withhold in its absolute and sole discretion; provided that Tenant's name shall be included in any Building-standard door and directory signage, if any, and Tenant shall have the right to install at Tenant's sole cost, expense and responsibility, identifying signage on the existing monument sign at the entranceway to the Project, in accordance with Landlord's Building signage criteria attached as EXHIBIT F hereto, including without limitation, payment by Tenant of any fee charged by Landlord for maintaining such signage, which fee shall constitute Additional Rent hereunder. Any installation of signs, notices, graphics or banners on or about the Premises or Project approved by Landlord shall be subject to any Regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs or graphics by the expiration or any earlier termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal.

                         14. INSPECTION/POSTING NOTICES

After reasonable notice and subject to such security requirements as Tenant may reasonably impose, except in emergencies where no such notice or COMPLIANCE WITH ANY SUCH security requirements shall be required, Landlord and Landlord's agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs, improvements or alterations to the Premises, Building or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants (during the last twelve (12) months of the Term or extended
Term), purchasers, encumbrancers or to others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's business operations. Tenant shall have the right to require a representative of Tenant to accompany Landlord during any such entry or inspection. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby except for any damage to persons as properly caused by the active negligence or willful misconduct of Landlord or its employees, agents or contractors. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. At any time within six (6) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Premises, Building and/or Project a suitable sign indicating that the Premises are available for lease.

                           15. SERVICES AND UTILITIES

A. Tenant shall pay directly for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right to conduct its business operations within the Premises, and to receive reasonable quantities of water, electricity and HVAC in connection therewith, seven (7) days per week, twenty-four (24) hours per day. If any such services are not separately billed or metered to Tenant, Tenant shall pay a proportion, as determined by Landlord, of all charges jointly serving other premises. All sums payable under this Paragraph 15 shall constitute Additional Rent hereunder. Landlord shall use reasonable efforts to reasonably capture any material benefit available through deregulation of electricity supply or of the supply of other utilities.

B. Tenant acknowledges that Tenant has inspected and accepts the water, electricity, heat and air conditioning and other utilities and services being supplied or furnished to the Premises as of the date Tenant takes possession of the Premises, if any, as being sufficient in their present condition, "as is," for the Permitted Use, and for Tenant's intended operations in the Premises.

C. Tenant shall not without written consent of Landlord (which consent shall not be unreasonably withheld, delayed or conditioned) use any apparatus, equipment or device in the Premises, including without limitation, computers, electronic data processing machines, copying machines, and other machines, using excess lighting or using electric current, water, or any other resource in excess of or which will in any way increase the amount of electricity, water, or any other resource being furnished or supplied for the use of the Premises for reasonable and normal office use, in each case as of the date Tenant takes possession of the Premises as reasonably determined by Landlord, or which will require additions or alterations to or interfere with the Building power distribution systems; nor connect with electric current, except through existing electrical outlets in the Premises or water pipes, any apparatus, equipment or device for the purpose of using electrical current, water, or any other resource. If Tenant shall require water or electric current or any other resource in excess of that being furnished or supplied for the use of the Premises as of the date Tenant takes possession of the Premises, if any, as reasonably determined by Landlord, Tenant shall first procure the written consent of Landlord (which consent shall not be unreasonably withheld, delayed or conditioned), to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed for any such other use. Tenant shall pay directly to Landlord as an addition to and separate from payment of Operating Expenses the cost of all such additional resources, energy, utility service and meters (and of installation, maintenance and repair thereof and of any additional circuits or other equipment necessary to furnish such additional resources, energy, utility or service). Landlord may add to the separate or metered charge a recovery of additional expense incurred in keeping account of the excess water, electric current or other resource so consumed. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services, or any change in the character or means of supplying or providing any such utilities or services or any supplier thereof;
(b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord or because of any interruption of service due to Tenant's use of water, electric current or other resource in excess of that being supplied or furnished for the use of the Premises as of the date Tenant takes possession of the Premises; or (c) the inadequacy, limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project otherwise; or (d) the partial or total unavailability of any such utilities or services to the Premises or the Building, whether by Regulation or otherwise; nor shall any such occurrence constitute an actual or constructive eviction of Tenant. Landlord shall further have no obligation to protect or preserve any apparatus, equipment or device installed by Tenant in the Premises. In addition, Landlord reserves the right to change the supplier or provider of any such utility or service from time to time. Landlord may, but shall not be obligated to, upon notice to Tenant, contract with or otherwise obtain any electrical or other such service for or with respect to the Premises or Tenant's operations therein from any supplier or provider of any such service. Tenant shall cooperate with Landlord and any supplier or provider of such services designated by Landlord from time to time to facilitate the delivery of such services to Tenant at the Premises and to the Building and Project, including without limitation allowing Landlord and Landlord's suppliers or providers, and their respective agents and contractors, reasonable access to the Premises for the purpose of installing, maintaining, repairing, replacing or upgrading such service or any equipment or machinery associated therewith.

    Subject to Paragraph 35 of this Lease, for services or utilities that Landlord is required to supply to the Premises hereunder, but is actively negligent in adequately providing or altogether fails to provide, Tenant's Rent shall be abated or reduced for such period of time that the Premises or portion thereof is not supplied with such services or utilities, in proportion to the rentable square feet of the Premises that is so affected bears to the total rentable square feet of the Premises.

D. Landlord acknowledges and agrees to Tenant's exclusive use, operation, maintenance, repair and security protection of those certain underground conduit, vault and equipment facilities within the Project for Tenant's telecommunication cabling and equipment. Furthermore, Tenant agrees TO and accepts complete and full responsibility and control of the facilities described in the preceding sentence.

                                16. SUBORDINATION

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, the Lease shall be and is hereby declared to be subject and subordinate at all times to: (a) all ground leases or underlying leases which may hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may be placed upon the Building, the Project and/or the land upon which the Premises or the Project are situated, or said ground leases or underlying leases, or Landlord's interest or estate in any of said items which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord provided that Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease beyond the expiration of all applicable grace, notice and cure periods. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any commercially reasonable additional documents evidencing Tenant's attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form reasonably requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust, subject to such nondisturbance requirement.

                            17. FINANCIAL STATEMENTS

At the request of Landlord from time to time, Tenant shall provide to Landlord Tenant's and any guarantor's current financial statements or other information discussing financial worth of Tenant and any guarantor, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Project.

                            18. ESTOPPEL CERTIFICATE

Tenant agrees from time to time, but not more than twice in any calendar year, within ten (10) business days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this Lease is the sole interest of Tenant in the Premises and/or the land at which the Premises are situated (subject to such rights of first refusal and/or options to purchase as may be set forth herein), and such other matters pertaining to this Lease as may be reasonably requested by Landlord or any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. If Tenant fails to execute such certificate within such ten (10) business day period, and such failure continues for more than five (5) days following delivery of a second request therefor, which second notice shall be labeled at the top in bold letters "URGENT - DELAY NOTICE," then the failure by Tenant to execute and deliver such certificate shall constitute A DEFAULT UNDER THIS LEASE. Tenant agrees that if Tenant fails to execute and deliver such certificate within second five (5) day period, Landlord may execute and deliver such certificate on Tenant's behalf and that such certificate shall be binding on Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein.

                              19. SECURITY DEPOSIT

In the event Tenant does not exercise its first and/or second option to extend the Term pursuant to Paragraph 38.B. of this Lease, Tenant agrees to deposit with Landlord no later than twelve (12) months prior to the expiration of the Term, or the extended Term, a security deposit as stated in the Basic Lease Information (the "SECURITY DEPOSIT"), which sum shall be held and owned by Landlord, without obligation to pay interest, as security for the performance of Tenant's covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or by law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or other obligations of Tenant under this Lease, to repair damage to the Premises, Building or Project caused by Tenant or any Tenant's Parties and to clean the Premises. Landlord may use and commingle the Security Deposit with other funds of Landlord.

                       20. LIMITATION OF TENANT'S REMEDIES

The obligations and liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of Landlord or of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees to look solely to Landlord's interest in the Project (including the rents, issues and proceeds therefrom) for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners of Landlord or its or their partners, directors, officers or shareholders. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project. Under no circumstances shall Tenant have the right to offset against or recoup Rent or other payments due and to become due to Landlord hereunder except as expressly provided in Paragraph 23.B. below or elsewhere in this Lease, which Rent and other payments shall be absolutely due and payable hereunder in accordance with the terms hereof.

                          21. ASSIGNMENT AND SUBLETTING

A. (1) GENERAL. Tenant shall not assign or pledge this Lease or sublet the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord's prior written consent except as provided herein which consent shall not be unreasonably withheld, delayed or conditioned. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the "TRANSFER NOTICE") at least thirty (30) days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord's decision criteria specified hereinafter. Landlord shall then have a period of fifteen
    (15) business days following receipt of the Transfer Notice to notify Tenant in writing whether Landlord consents to the proposed assignment or sublease, subject, however, to Landlord's prior written consent of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease and if Landlord withholds such consent, stating with specificity the reasons therefor. Consent to any assignment or subletting shall not constitute consent to any subsequent transaction to which this Paragraph 21 applies.

    (2) CONDITIONS OF LANDLORD'S CONSENT. Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord's consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord's consent in the following instances: if the proposed assignee does not agree to be bound by and assume the obligations of Tenant under this Lease in form and substance reasonably satisfactory to Landlord; the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or would violate any exclusivity or other arrangement which Landlord has with any other tenant or occupant or any Regulation or would increase the Occupancy Density or Parking Density of the Building or Project, as reasonably determined by Landlord; the proposed assignee or subtenant is not of sound financial condition as determined by Landlord in Landlord's reasonable discretion; the proposed assignee or subtenant is a governmental agency that occupies more than twenty-five percent (25%) of the Premises; the proposed assignee or subtenant does not have a good reputation as a tenant of property or a good business reputation; the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Project or is a present tenant of the Project; the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises or use of any Hazardous Materials or other noxious use or use which may disturb other tenants of the Project; or Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during any twelve (12) months preceding the date that Tenant shall request consent. Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination. In connection with each request for assignment or subletting, Tenant shall pay to Landlord Landlord's standard fee for approving such requests, as well as all costs incurred by Landlord or any mortgagee or ground lessor in approving each such request and effecting any such transfer, including, without limitation, reasonable attorneys' fees in an amount not to exceed Twenty-five Hundred Dollars ($2,500.00).

B. BONUS RENT. For any subleasing or assignment that is in the aggregate less than twenty-five percent (25%) of the Premises, any Rent or other consideration realized by Tenant under any such sublease or assignment, in excess of the Rent payable hereunder, after amortization of all transaction costs reasonably incurred in connection therewith, including but not limited to reasonable brokerage commission incurred by Tenant, legal fees, costs of improvements, shall be divided and paid, fifty percent (50%) to Tenant, fifty percent (50%) to Landlord ("BONUS RENT"). However, for any subleasing or assignment that is in the aggregate twenty-five percent (25%) or more of the Premises, then the Bonus Rent shall be divided and paid twenty-five percent (25%) to Tenant and seventy-five (75%) to Landlord. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for comparable space available for primary leasing.

C. CORPORATION. If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings) resulting in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this Lease. So long as Franklin Resources, Inc., is the "Tenant" in possession of the Premises, and Tenant is not in default of this Lease after the expiration of all applicable grace, notice and cure periods, Tenant shall have the right subject to the terms and conditions hereinafter set forth, without the consent of Landlord, to (a) assign its interest in this Lease (i) to any corporation which is a successor to Tenant either by merger or consolidation, or (ii) to a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities), or to a corporation or other entity which shall control, be under the control of, or be under common control with, Franklin Resources, Inc., (the term "control" as used herein shall be deemed to mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation, or other majority equity and controlling interest if Tenant is not a corporation) (any such entity being a "Related Entity"), or



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

(b) sublease all or any portion of the Premises to a Related Entity; upon the condition that (i) the principal purpose of such assignment or sublease is not the acquisition of Tenant's interest in this Lease (except if such assignment or sublease is made to a Related Entity and is made for a valid intra-corporate business purpose and is not made to circumvent the provisions of this Paragraph
21), and (ii) any such assignee shall have a net worth and annual income and cash flow, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, in amounts necessary to perform its duties, obligations and liabilities hereunder, as reasonably determined by Landlord. Tenant shall, within ten (10) business days after execution thereof, deliver to Landlord (a) a duplicate original instrument of assignment, in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, (b) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, or (c) a duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and subtenant, in which such assignee shall assume observance and performance of, and agree to be personally bound by all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

D. UNINCORPORATED ENTITY. If Tenant is a partnership, joint venture, unincorporated limited liability company or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or of the underlying beneficial interests of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this Lease.

E. LIABILITY. No assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Paragraph 25 with respect to any assignee or subtenant. Landlord may collect rent or other amounts or any portion thereof from any assignee, subtenant, or other occupant of the Premises, permitted or otherwise, and apply the net rent collected to the Rent payable hereunder, but no such collection shall be deemed to be a waiver of this Paragraph 21, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations of Tenant under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

                                  22. AUTHORITY

Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord's obligations hereunder and that all persons signing this Lease on its behalf are authorized to do. Tenant and the person or persons, if any, signing on behalf of Tenant, jointly and severally represent and warrant that Tenant has full right and authority to enter into this Lease, and to perform all of Tenant's obligations hereunder, and that all persons signing this Lease on its behalf are authorized to do so.

                                23. CONDEMNATION

A. CONDEMNATION RESULTING IN TERMINATION. If the whole or any substantial part of the Premises should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, either party shall have the right to terminate this Lease at its option. If any material portion of the Building or Project is taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, Landlord may terminate this Lease at its option. In either of such events, the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

B. CONDEMNATION NOT RESULTING IN TERMINATION. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking prevents or materially interferes with the Permitted Use of the Premises, and this Lease is not terminated as provided in Paragraph 23.A. above, the Rent payable hereunder during the unexpired portion of the Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances, but only after giving Landlord credit for all sums received or to be received by Tenant by the condemning authority. Notwithstanding anything to the contrary contained in this Paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises.

C. AWARD. Landlord shall be entitled to (and Tenant shall assign to Landlord) any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for any sums paid by virtue of such proceedings, whether or not attributable to the value of any unexpired portion of this Lease, except as expressly provided in this Lease. Notwithstanding the foregoing, any compensation specifically and separately awarded Tenant for Tenant's personal property and moving costs, shall be and remain the property of Tenant and the unamortized value of improvements to the Premises paid for by Tenant.

D. WAIVER OF CCP Section 1265.130. Each party waives the provisions of California Civil Code Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking.

                               24. CASUALTY DAMAGE

A. GENERAL. If the Premises or Building should be damaged or destroyed by fire, tornado, or other casualty (collectively, "CASUALTY"), Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after Landlord's receipt of such notice, Landlord shall notify Tenant whether in Landlord's estimation (based upon the certificate of a general contractor reasonably acceptable to Tenant) material restoration of the Premises can reasonably be made within one hundred eighty (180) days from the date of such notice and receipt of required permits for such restoration. Landlord's determination shall be binding on Tenant.

B. WITHIN 180 DAYS. If the Premises or Building should be damaged by Casualty to such extent that material restoration can in Landlord's estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such restoration, this Lease shall not terminate. Provided that insurance proceeds are received by Landlord to fully repair the damage (less the amount of any deductible), Landlord shall proceed to rebuild and repair the Premises in the manner reasonably determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of the Alterations which may have been placed on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately.

C. GREATER THAN 180 DAYS. If the Premises or Building should be damaged by Casualty to such extent that rebuilding or repairs cannot in Landlord's estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of



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
required permits for such rebuilding or repair, then either party shall have the option to be exercised within thirty (30) days following receipt of Landlord's estimate of terminating this Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of this Lease. If neither party elects to so terminate, Landlord shall commence to rebuild or repair the Premises diligently and in the manner reasonably determined by Landlord. Notwithstanding the above, Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately.

D. TENANT'S FAULT. Notwithstanding anything herein to the contrary, if the Premises or any other portion of the Building are damaged by Casualty resulting from the fault, negligence, or breach of this Lease by Tenant or any of Tenant's Parties, Base Rent and Additional Rent shall not be diminished during the repair of such damage (to the extent Tenant is responsible for the loss and Landlord is not being covered by any other insurance proceeds) and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

E. INSURANCE PROCEEDS. Notwithstanding anything herein to the contrary, if the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires, despite Landlord's commercially reasonable efforts to obtain such proceeds, that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon this Lease shall terminate.

F. WAIVER. This Paragraph 24 shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Sections 1932, 1933(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Premises, Landlord's obligation for tenantability of the Premises and Tenant's right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.

G. TENANT'S PERSONAL PROPERTY. In the event of any damage or destruction of the Premises or the Building, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant's personal property.

                                25. HOLDING OVER

Unless Landlord expressly consents in writing to Tenant's holding over, Tenant shall be unlawfully and illegally in possession of the Premises, whether or not Landlord accepts any rent from Tenant or any other person while Tenant remains in possession of the Premises without Landlord's written consent. If Tenant shall retain possession of the Premises or any portion thereof without Landlord's consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention two hundred percent (200%) the amount of daily rental as of the last month prior to the date of expiration or earlier termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including consequential and incidental damages and reasonable attorneys' fees, incurred by Landlord resulting from delay by Tenant in surrendering the Premises within thirty (30) days following the expiration or earlier termination of the Term or extended Term of this Lease, including, without limitation, any claims made by the succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 25 shall waive Landlord's right of reentry or any other right. Additionally, if upon expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply. The provisions of this Paragraph 25 shall survive any expiration or earlier termination of this Lease. If by written notice to Landlord delivered not later than twelve (12) months prior to the Term Expiration Date, or the expiration of the extended Term (the "Hold-Over Notice"), Tenant advises Landlord of its intent to hold-over specifying the period of such hold-over (which period must be for a period of no longer than six (6) months) (the "Hold-Over Term") then Tenant may, as a matter of right, remain in possession following the Term Expiration Date or the expiration of the extended Term, as the case may be, for the Hold-Over Term set forth in the Hold-Over Notice; provided, that the Base Rent for the Hold-Over Term shall be one hundred fifty percent (150%) of the sum of the Base Rent and other charges payable for the last month of the Term or extended Term. In no event under the preceding sentence, shall Tenant have the right to hold-over in the Premises for more than one (1) six (6) month or shorter period beyond the Term Expiration Date or the expiration of the extended Term.

                                   26. DEFAULT

A. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

        (1) ABANDONMENT.

        (2) NONPAYMENT OF RENT. Failure to pay any installment of Rent or any other amount due and payable hereunder upon the date when said payment is due, as to which time is of the essence.

        (3) OTHER OBLIGATIONS. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A., such failure continuing for twenty (20) days after written notice of such failure unless such default cannot reasonably be cured within such twenty (20) day period and Tenant shall within such period commence with due diligence and dispatch the curing of such default, and having so commenced, shall thereafter, with periodic written reports submitted to Landlord, prosecute or complete with due diligence and dispatch the curing of such default, as to which time is of the essence.

        (4) GENERAL ASSIGNMENT. A general assignment by Tenant for the benefit of creditors.

        (5) BANKRUPTCY. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undercharged for a period of thirty
        (30) days. If under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

        (6) RECEIVERSHIP. The employment of a receiver to take possession of substantially all of Tenant's assets or the Premises, if such appointment remains undismissed or undischarged for a period of fifteen
        (15) days after the order therefor.

        (7) ATTACHMENT. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or Tenant's leasehold of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of fifteen (15) days after the levy thereof.

        (8) INSOLVENCY. The admission by Tenant in writing of its inability to pay its debts as they become due.

B. REMEDIES UPON DEFAULT.

        (1) TERMINATION. In the event of the occurrence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant's right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, including any subtenant or subtenants notwithstanding Landlord's consent to any sublease, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant's default or of such termination. Landlord hereby reserves the right, but shall not have the obligation, to recognize the continued possession of any subtenant. The delivery or surrender to Landlord by or on behalf of Tenant of keys, entry codes, or other means to bypass security at the Premises shall not terminate this Lease.

        (2) CONTINUATION AFTER DEFAULT. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Paragraph 26.B.(1) hereof, and Landlord may enforce all of Landlord's rights and remedies under this Lease and at law or in equity, including without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord's interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant's right to possession.

        (3) INCREASED SECURITY DEPOSIT. If Tenant is in default under Paragraph 26.A.(2) hereof and such default remains uncured for ten (10) days after such occurrence or such default occurs more than three times in any twelve (12) month period, Landlord may require that Tenant increase the Security Deposit to the amount of three times the current month's Rent at the time of the most recent default.

C. DAMAGES AFTER DEFAULT. Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.B.(1) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from
Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided;
(3) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and
(4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" as used in (1) and (2) above shall be computed at the Applicable Interest Rate (defined below). The "worth at the time of award" as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

D. LATE CHARGE. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord on or before the fifth business day of each calendar month, an amount equal to (i) two and one-half percent (2.5%) for the first late payment during any calendar year, and
(ii) five percent (5%) for the second and subsequent late payment during any calendar year of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof, provided, however, that on one
(1) occasion during any calendar year of the Term, Landlord shall give Tenant written notice of such late payment and Tenant shall have a period of five (5) calendar days thereafter in which to make such payment before any late charge shall be assessed. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord.

E. INTEREST. Interest shall accrue on all sums not paid when due hereunder at the lesser of fourteen percent (14%) per annum or the maximum interest rate allowed by law ("APPLICABLE INTEREST RATE") from the due date until paid.

F. REMEDIES CUMULATIVE. All rights, privileges and elections or remedies of the parties are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

G. LANDLORD'S DEFAULT. Landlord shall not be in default hereunder unless Landlord fails to perform any material obligation required of Landlord under the terms of this Lease within a reasonable time, but in no event later than sixty
(60) days after written notice by Tenant to Landlord, subject to Paragraph 35 of this Lease, specifying the nature of Landlord's failure to perform. If, however, the nature of Landlord's obligation is such that more than sixty (60) days are reasonably required for performance, then Landlord shall not be in default hereunder if Landlord commences performance within such sixty (60) day period, subject to Paragraph 35 of this Lease, and thereafter diligently prosecutes such cure to completion. If Landlord at the expiration of such notice and cure periods has failed to cure such default, then, subject to the exculpatory provisions of this Paragraph 26, Tenant may pursue any of its legal or equitable remedies, but Tenant shall have no right to otherwise terminate this Lease. Notwithstanding the foregoing, nothing contained in this Paragraph 26.G. shall be deemed to expand Tenant's remedies under circumstances where particular provisions of this Lease expressly provide for an available remedy and where such available remedies are so set forth they shall be deemed Tenant's exclusive remedy.

                                    27. LIENS

Tenant shall at all times keep the Premises and the Project free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by or on behalf of Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project. If Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate as Additional Rent. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics' or materialmen's liens to permit Landlord to post and record a timely notice of non-responsibility, as Landlord may elect to proceed or as the law may from time to time provide, for which purpose, if Landlord shall so determine, Landlord may enter the Premises. Tenant shall not remove any such notice posted by Landlord without Landlord's consent, and in any event not before completion of the work which could lawfully give rise to a claim for mechanics' or materialmen's liens.

                                28. SUBSTITUTION

A.


                            29. TRANSFERS BY LANDLORD

In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord's successor-in-interest. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of "Landlord" to be performed after the passing of title to Landlord's successor-in-interest provided such successor-in-interest assumes in writing Landlord's duties, obligations or liabilities hereunder. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord's successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of "Landlord," to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building.

               30. RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent, except as otherwise expressly set forth herein. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant's part to be performed hereunder, including Tenant's obligations under Paragraph 11 hereof, and such failure shall continue for fifteen (15) days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant's part. In the case of an emergency, no prior notification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant's obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

                                   31. WAIVER

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the expressed terms of this Lease. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord, based upon full knowledge of the circumstances.

                                   32. NOTICES

Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

A. RENT. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord's Remittance Address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

B. OTHER. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, mailed, certified or registered, postage prepaid or sent by facsimile with confirmed receipt (and with an original sent by commercial overnight courier), and in each case addressed to the party to be notified at the Notice Address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery.

C. REQUIRED NOTICES. Tenant shall immediately notify Landlord in writing of any notice of a violation or a potential or alleged violation of any Regulation that relates to the Premises or the Project, or of any inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises, or any claim that is instituted or threatened by any third party that relates to the Premises or the Project.

                               33. ATTORNEYS' FEES

If Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord's reasonable attorneys' fees and court costs, whether incurred at trial, appeal or review. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be a part of the judgment in said action.

                           34. SUCCESSORS AND ASSIGNS

This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord as provided hereunder, Tenant's assigns.

                                35. FORCE MAJEURE

If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant's obligation to pay Rent, however, is not excused by this Paragraph 35.

                            36. SURRENDER OF PREMISES

Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed on the date Tenant originally took possession thereof (reasonable wear and tear, casualty damage and acts of God excepted), including, but not limited to, all holes in walls repaired, all HVAC equipment in operating order and in good repair, and all floors cleaned, waxed, and free of any Tenant-introduced marking or painting, all to the reasonable satisfaction of Landlord. Tenant shall remove all of its debris from the Project. At or before the time of surrender, Tenant shall comply with the terms of Paragraph 12.A. hereof with respect to Alterations to the Premises and all other matters addressed in such Paragraph. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Paragraph 25 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Tenant shall meet with Landlord for a joint inspection of the Premises fifteen (15) days prior to vacating, but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. Any delay caused by Tenant's failure to carry out its obligations under this Paragraph 36 beyond the term hereof, shall constitute unlawful and illegal possession of Premises under Paragraph 25 hereof.

                                37. MISCELLANEOUS

A. GENERAL. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

B. TIME. Time is of the essence regarding this Lease and all of its provisions.

C. CHOICE OF LAW. This Lease shall in all respects be governed by the laws of the State of California.

D. ENTIRE AGREEMENT. This Lease, together with its Exhibits, addenda and attachments and the Basic Lease Information, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its Exhibits, addenda and attachments and the Basic Lease Information.

E. MODIFICATION. This Lease may not be modified except by a written instrument signed by the parties hereto. Tenant accepts the area of the Premises as specified in the Basic Lease Information as the approximate area of the Premises for all purposes under this Lease, and acknowledges and agrees that no other definition of the area (rentable, usable or otherwise) of the Premises shall apply. Tenant shall in no event be entitled to a recalculation of the square footage of the Premises, rentable, usable or otherwise, and no recalculation, if made, irrespective of its purpose, shall reduce Tenant's obligations under this Lease in any manner, including without limitation the amount of Base Rent payable by Tenant or Tenant's Proportionate Share of the Building and of the Project.

F. SEVERABILITY. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

G. RECORDATION. Tenant shall have the right to record a mutually acceptable short form memorandum hereof, provided that Tenant agrees upon the expiration or earlier termination of this Lease to execute and deliver to Landlord a quitclaim deed terminating said short form memorandum.

H. EXAMINATION OF LEASE. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

I. ACCORD AND SATISFACTION. No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies. All offers by or on behalf of Tenant of accord and satisfaction are hereby rejected in advance.

J. EASEMENTS. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant's consent; provided that no such grant or dedication shall materially interfere with Tenant's Permitted Use of the Premises. Upon Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats reasonably necessary to effectuate Tenant's covenants hereunder.

K. DRAFTING AND DETERMINATION PRESUMPTION. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, Landlord's consent, determination or estimation shall be given or made solely by Landlord in Landlord's good faith and reasonable opinion.

L. EXHIBITS. The Basic Lease Information, and the Exhibits, addenda and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein.

M. NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

N. NO THIRD PARTY BENEFIT. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

O. QUIET ENJOYMENT. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.

P. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

Q. MULTIPLE PARTIES. If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

R. PRORATIONS. Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month shall be prorated based on a month of 30 days. As used herein, the term "fiscal year" shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.

S. OPERATING POLICIES. During the Term of this Lease, Landlord shall operate and maintain the Building in a manner generally consistent with other comparable first-class business park projects in San Diego County.

T. LANDLORD'S COVENANT. In connection with the exercise by Landlord of the rights and reservations granted or afforded by this Lease, Landlord hereby covenants and agrees to:

        (1) use its reasonable good faith efforts to avoid taking any actions (excepting any actions to comply with Regulations) which may materially adversely affect Tenant's use of or normal business operations within the Premises;

        (2) use its reasonable good faith efforts to provide Tenant with prior written notice of any such actions by Landlord (excepting any actions to comply with Regulations) which may materially adversely affect Tenant's use of or normal business operations within the Premises and at least forty-eight (48) hours prior written notice of any scheduled work to be performed by Landlord which may materially adversely interfere with Tenant's normal business operations; it being understood, however, that the giving of such prior written notice may be impossible or impractical under emergency circumstances;

        (3) in a manner consistent with the prudent and efficient operation of the Project, to reasonable coordinate and reasonably cooperate with Tenant to reasonably minimize any cessation or degradation of Tenant's use of or normal business operations within the Premises; and

        (4) use its reasonable good faith efforts to perform all work in an expeditious and workmanlike manner and to restore access to the Premises and the availability of Building services as soon as reasonably practicable.

Notwithstanding anything contained in this Paragraph 37.T. to the contrary, in no event shall Landlord be liable or responsible for any consequential or exemplary damages.

U. CONSENT/DUTY TO ACT REASONABLY. Except for the provisions of this Lease which expressly grant a party the right to act in its sole discretion, whereupon in each such case, Landlord's and Tenant's duty is to act in good faith (but shall not otherwise be subject to a "reasonableness" standard) (i) any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, delayed or conditioned, and (ii) whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the other party's reasonable expectations concerning the benefits to be enjoyed under this Lease.

V. YEAR 2000 COMPLIANCE. Landlord hereby represents, warrants and covenants to the best of its knowledge to Tenant that all of the Project's mechanical, electrical, elevator, fire and life safety systems (the "Building Systems") will operate on and after January 1, 2000 without normal operation being impaired by dates in and after the year 2000. At Tenant's request, Landlord shall provide Tenant with reasonably satisfactory evidence of the Building Systems' compliance with the foregoing.

                            38. ADDITIONAL PROVISIONS

A. BASE RENT. The monthly Base Rent during the initial Term shall be as follows:

                           Period                       Monthly Base Rent
                           ------                       -----------------
               December 1, 1998 - January 31, 1999          $ 73,080

               February 1, 1999 - March 31, 1999            $129,480

               April 1, 1999 - March 31, 2000               $185,880

               April 1, 2000 - March 31, 2001               $185,880

               April 1, 2001 - March 31, 2002               $191,457

               April 1, 2002 - March 31, 2003               $197,200

               April 1, 2003 - March 31, 2004               $203,116

               April 1, 2004 - March 31, 2005               $209,210

               April 1, 2005 - March 31, 2006               $215,486

               April 1, 2006 - March 31, 2007               $221,951

               April 1, 2007 - March 31, 2008               $228,609

               April 1, 2008 - March 31, 2009               $235,467

B. RENEWAL OPTION. Provided Tenant is not, and has not been, in material default of any of its obligations under this Lease or any other lease Tenant may have in the Project, after expiration of all applicable grace, notice and cure periods, it shall have an option to renew this Lease for the Premises in "as is" condition for two (2) five (5) year periods on the same terms and conditions as set forth in this Lease except that the Base Rent of each option period shall be the then fair prevailing market rate rental for comparable space of at least one hundred thousand (100,000) square feet at comparable buildings within the Eastgate Technology Park and University Towne Centre areas, as defined and determined by Subparagraph 38.B(1) and/or 38 B.(2) below. In no event will the Base Rent for each option period be less than that of the previous period. Tenant shall give Landlord written notice to exercise its option at least eighteen (18) months but not more than fifteen (15) months prior to the expiration of the Term, or extended Term.

        Notwithstanding anything to the contrary herein contained, Tenant's right to extend the Term by exercise of the foregoing option shall be conditioned upon the following: (a) at the time of the exercise of the option, and at the time of the commencement of the extended Term, Tenant shall be in possession of and occupying at least seventy-five percent (75%) of the Premises, and at least seventy-five percent (75%) of all other premises under any other leases Tenant may have in the Project, for the conduct of its business therein and the same shall not be occupied by any assignee, subtenant, or licensee; and
(b) the notice of exercise shall constitute a representation, by commencement of the extended Term, that Tenant does not intend to seek to assign more than twenty-five percent (25%) of the Lease, or sublet more than twenty-five percent (25%) of any other premises under any other leases Tenant may have in the Project.

(1) "Fair Market Rental" shall mean the rate being charged to tenants recently renewing existing leases for comparable space in buildings within the Eastgate Technology Park and University Towne Centre areas, taking into consideration all relevant factors, including but not limited to, the following: size, location, floor level, proposed term of the lease, expense stops, extent of building services to be provided, and the time that the rental rate under consideration is to become effective. Fair Market Rental as of the commencement of each option period shall be determined by Landlord with written notice (the "Notice") given to Tenant not later than thirty
    (30) days after the receipt of the option notice, subject to Tenant's right to arbitration as provided in Subparagraph 38.B(2) below. Failure on the part of Tenant to demand arbitration within thirty (30) days after receipt of the Notice from Landlord shall bind Tenant to the Fair Market Rental as determined by Landlord. Notwithstanding anything to contrary herein, Tenant's right to arbitrate shall conclude no later than ninety (90) days after the date of the Notice.

(2) If Tenant disputes the amount claimed by Landlord as Fair Market Rental, Tenant may require that Landlord submit the dispute to arbitration. The arbitration shall be conducted and determined in San Diego, California, in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the procedures mandated by such rules shall be modified as follows:

    (a) Tenant shall make demand for arbitration in writing within thirty (30) days after service of the Notice, specifying therein the name and address of the person to act as the arbitrator on Tenant's behalf. The arbitrator shall be a M.A.I. designated and independent real estate appraiser with at least ten (10) years full-time commercial appraisal experience who is familiar with the Fair Market Rental of first-class business park space in San Diego County. (In the event M.A.I. appraisers are no longer available, a comparable designation with at least ten (10) years experience with commercial property appraisal in San Diego County will be acceptable.) Failure on the part of Tenant to make the timely and proper demand for such arbitration shall constitute a waiver of the right thereto. Within ten (10) business days after the service of the demand for arbitration, Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf, which arbitrator shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the Fair Market Rental for the Premises.

    (b) If two arbitrators are chosen pursuant to Subparagraph 38.B.(2)(a) above, the arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed and shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Subparagraph 38.B(2)(a) above. If they are unable to agree upon such appointment within five (5) business days after expiration of such ten
    (10) day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within five
    (5) business days after expiration of the foregoing five (5) business day period, then either party, on behalf of both, may request appointment of such a qualified arbitrator by (i) the majority of board members of the San Diego County Chapter of M.A.I. appraisers, or (ii) the chief arbitrator of the San Diego County Chapter of the American Arbitration Association. The three arbitrators shall decide the dispute, if has not been previously resolved, by following the procedures set forth in Subparagraph 38.B(2)(c) below. Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys' fees and expenses of counsel and of witnesses or other experts for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses or other experts.

    (c) The Fair Market Rental shall be fixed by the three arbitrators in accordance with the following procedures. Each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Fair Market Rental supported by the reasons therefor and shall make counterpart copies for each of the other arbitrators. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions within ten (10) business days after appointment of the third arbitrator. If either arbitrator fails to deliver to the other arbitrators his or her determination within such ten (10) business day period, then the determination of the other arbitrator shall be final and binding upon the parties. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his or her determination of Fair Market Rental. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he or she chooses as the most closely approximating his or her determination of the Fair Market Rental shall constitute the decision of the arbitrators and shall be final and binding upon the parties. If either party fails to pay its share of the fees of the third arbitrator within thirty (30) days after receipt of an invoice, or fails to execute and deliver any documents reasonably required by the third arbitrator within thirty (30) days after receipt thereof, then the Fair Market Rental shall be determined solely by the arbitrator selected by the other party.

(d) In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator. The arbitrators shall attempt to decide the issue within ten (10) business days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties, except that such arbitrators shall not attempt by themselves to mutually ascertain the Fair Market Rental and any such determination, in a manner other than that provided for in Subparagraph 38.B(2)(c) hereof, shall not be binding on the parties.

C. ALTERNATIVE TERM EXPIRATION DATE. Subject to Tenant and Landlord completing a lease and other related documentation for approximately 150,000 square feet within the Project which adjoins the Premises ("Expansion Premises") and Tenant taking full occupancy and commencing the payment of Rent, Tenant shall have the right to alter the Term Expiration Date upon written notice to Landlord no sooner than twenty-four (24) months and no later than eighteen (18) months prior to the scheduled Term Expiration Date. This alteration of the Premises' Term Expiration Date shall consist of exchanging the term expiration date of the Expansion Premises with the Term Expiration Date for the Premises. In this event, monthly Base Rent for the period beyond the scheduled Term Expiration Date and through the new Term Expiration Date, as modified by the immediately preceding sentence, shall be the then prevailing market rate for comparable space within Bridge Pointe Corporate Centre and comparable office buildings in the Eastgate Technology Park area, as reasonably determined by Landlord. In no event will the Base Rent be less than that of the previous period. Landlord shall submit to Tenant the then prevailing market rate by a written notice given to Tenant not later than thirty (30) days after the receipt of the Tenant's notice to alter the Term Expiration Date. Tenant shall have fifteen (15) days to accept said rental rate or Tenant's right to alter the Term Expiration Date hereunder shall terminate.

D. PREPAID RENT. Upon execution of this Lease, Tenant shall pay the first and second month's Base Rent for the entire Premises, totaling Three Hundred Seventy-one Thousand Seven Hundred Sixty Dollars $371,760.00 ("Pre-paid Rent"). Landlord shall apply the Pre-paid Rent to the Base Rent for the Premises as they become due during the initial months of the Term.

E. FIRST RIGHT OF OFFER TO LEASE. Tenant is granted a first right of offer to lease Building 2 of Phase A of the Project located at 4790 Eastgate Mall, which is approximately sixty thousand nine hundred 60,900 rentable square feet, ("Building 2") when it comes available (termination of the Building 2 tenant's lease obligation, right and interest to Building 2) at the end of the initial term of such lease, or at the end of any option period for Building 2, if the existing tenant thereof elects to extend the term of such lease, on the following terms: Before Landlord enters into a lease for Building 2, and provided Tenant is not then in default under this Lease, or any other lease Tenant may have in the Project, after any applicable grace, notice and cure periods, and has not been in material default of any terms or conditions of this Lease, or any other lease Tenant may have in the Project, and provided Tenant has not assigned or sublet more than twenty-five percent (25%) of its Premises, or any other premises under any other leases Tenant may have in the Project. Landlord will so notify Tenant in writing and propose a rent and other lease terms and conditions ("Landlord's Notice"). Tenant shall have five (5) days after notification to notify Landlord in writing of its intent to pursue negotiations. Thereafter, Landlord and Tenant shall negotiate in good faith in an attempt to reach an agreement on the terms of the lease for Building 2. If Tenant exercises this first right of offer in the manner prescribed, Tenant shall immediately deliver to Landlord payment for the first month's rent for Building 2 (in the same manner as provided for in this Lease), and the lease for Building 2 will be consummated without delay in accordance with the terms and conditions set forth in Landlord's Notice. If Landlord and Tenant are unable to agree in writing within ten (10) days after Landlord's notice to Tenant, Landlord may lease Building 2 to another tenant. Thereafter, Tenant's first right of offer to lease Building 2 shall terminate, and Landlord shall be relieved from any further obligations to lease Building 2 to Tenant.

F. TERMINATION RIGHTS. Notwithstanding anything to the contrary contained in this Lease, if Tenant is notified by Landlord, or Tenant becomes aware and notifies Landlord of the occurrence of a Trigger Event (defined below), and such Trigger Event materially adversely affects the operation of Tenant's normal business in, use of, prevents Tenant's reasonable access to the Premises, and such Trigger Event continues for such a time greater than twelve (12) months (the "Maximum Restoration Period"), then Tenant may elect to exercise an ongoing right to terminate this Lease, upon thirty (30) days' prior written notice sent to Landlord within a period of sixty (60) days following the later of the occurrence of the Trigger Event or Tenant's receipt (or giving) of notice thereof (such notice, in the case of a Trigger Event described in subparagraphs
(1) and (2) below, to contain a reasonably detailed description of the scope of the Trigger Event). Notwithstanding the forgoing, Tenant shall not have a right to so terminate this Lease if Landlord takes action within said sixty (60) day period (but no later than the expiration of the thirty (30) day period) which will result in the restoration of the Tenant's normal business operations in, Tenant's reasonable access to, and Tenant's use of the Premises in a condition suitable for the efficient conduct of Tenant's normal business (including, without limitation, utilities required or necessary for the operation of Tenant's normal business in the Premises) prior to the end of the Maximum Restoration Period.

As used herein, the term "TRIGGER EVENT" shall mean and refer to:

        (1) continuous interruption of electrical, water, telecommunication, telephone, gas, sewer or other essential utility services used or required in connection with Tenant's occupancy of the Premises or interruption of Tenant's access to the Premises;

        (2) discovery of Hazardous Materials or any other material environmental condition in, on or around the land, Building, Project, common areas or Premises, which, taking into account applicable environmental laws, either is unlawful or represents a significant health risk to occupants of the Premises, excepting those Hazardous Materials either:

        (a) used by Tenant's contractor in the construction of Alterations in the Premises; or

        (b) generated by Tenant or brought onto or into the Project, Building, Premises or common areas, by Tenant as more particularly described in Paragraph 4.D. of this Lease.

G. ROOFTOP COMMUNICATIONS EQUIPMENT. During the Term of this Lease (and any renewal or extensions thereof), Tenant shall have the right, without payment of any fee or charge therefor, to install and operate, for Tenant's personal use only, one (1) microwave transmitter-receiver or satellite dish (the "Satellite Dish") on one Building rooftop (the "Designated Building") of a weight, height, and width reasonably acceptable to Landlord. Landlord shall not withhold its consent to the installation of a Satellite Dish reasonably comparable to those installed within the Project. Tenant's rights pursuant to this Paragraph 38.G. are subject to the following:

        (1) All costs for the installation of the Satellite Dish including, but not limited to, electrical equipment and connections, mounting fixtures, engineering studies, inspections, permits, etc. will be at the Tenant's sole cost, expense and responsibility.

        (2) Prior to installing the Satellite Dish, Tenant must notify Landlord in writing, specifying the type, character, size, location, amount of space required, installation details and electrical requirements. Landlord in its reasonable discretion shall approve of said specifications of the Satellite Dish within ten (10) days following receipt of Tenant's written request to install a Satellite Dish on the roof of the Designated Building.

        (3) Tenant shall pay any federal, state and local taxes applicable to the installation and use of the Satellite Dish and Tenant shall procure, maintain and pay for and obtain all fees, permits and governmental agency licenses necessary in connection with all installation, maintenance and operation of the Satellite Dish; provided, however, that Landlord shall reasonably cooperate with the efforts of Tenant in connection with any governmental application or filing required thereby. Tenant shall reimburse Landlord for any actual costs Landlord may incur to assist Tenant as detailed in the preceding sentence.

        (4) Tenant shall be permitted, at its sole cost, expense and responsibility, but without separate charge other than any charges permitted to be imposed by Landlord under Paragraph 7, to install, modify, alter, repair, maintain, operate and replace one (1) existing chaseway of the Designated Building in an area in the core of the Designated Building, one (1) non-dedicated conduit for its cabling use (and the use of the Satellite Dish and cable contained therein connecting to such building's roof for operation of Tenant's Satellite
        Dish). All installations required in connection with the Satellite Dish shall be made by means of conduits, wires or cables that will pass through existing openings in the walls or roof decks of the Designated Building, and all cable and wires located on the roof of the Designated Building used in connection with Satellite Dish shall be covered by rust-proof conduits and attachments. In no event shall any of Tenant's installations be made through the roof surface or membrane of the Designated Building without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. The installation of the Satellite Dish shall be subject to Landlord's review and approval and shall conform to the engineering standards commonly used for installing similar satellite dishes within the Project.

        (5) Tenant, at its sole cost, expense, and responsibility, will comply with all present and future laws, and with any reasonable requirements of any applicable fire rating bureau relating to the maintenance, use, installation and operation of the Satellite Dish. Tenant shall install, maintain and operate all of its equipment used in connection with the Satellite Dish in conformity with all Regulations of all government agencies having jurisdiction over the installation, use and operation of the Satellite Dish, including, without limitation, the Federal Aviation Administration and the Federal Communications Commission; provided, however, that if compliance with such laws or regulations would require a change in the size, configuration or location of the Satellite Dish, such changes shall be subject to Landlord's prior written consent.

        (6) Prior to the expiration or earlier termination of the Term of this Lease, or any extended Term, Tenant shall remove the Satellite Dish and all wires and cables used in connection with the Satellite Dish, and shall restore and repair all damage to the Designated Building occasioned by the installation, maintenance or removal of the Satellite Dish. If Tenant fails to timely complete such removal, restoration and repair, all sums incurred by Landlord to complete such work shall be paid by Tenant to Landlord upon demand.

        (7) Landlord makes no representations or warranties whatsoever with respect to the fitness or suitability of the Designated Building for the installation, maintenance and operation of the Satellite Dish, including, without limitation, with respect to the quality and clarity or any receptions and transmissions to or from the Satellite Dish and the presence of any interference with such signals, whether emanating from the Designated Building or otherwise. Landlord shall permit Tenant to have reasonable access to such other parts of the Designated Building as are open to the public or for which access is otherwise reasonably necessary in order to install, maintain and operate the Satellite Dish. Notwithstanding anything set forth in this Paragraph 38.G. to the contrary, if Landlord reasonably determines that the installation of the Satellite Dish will be detrimental to the design or structural soundness of the Designated Building or will create risk of injury or damage to persons or property, Tenant shall not be permitted to install said Satellite Dish.

        (8) Tenant must notify Landlord in writing prior to the scheduled date Tenant proposes to install the Satellite Dish on the roof of the Designated Building in order to make arrangements for the movement of materials needed in connection with the installation of the Satellite Dish.

        (9) Tenant shall provide at its sole cost, expense and responsibility, adequate maintenance personnel in order to ensure the safe operation of the Satellite Dish. In addition, Tenant shall install, maintain and operate all of its equipment used in connection with the Satellite Dish in a fashion and manner so as not to interfere with the use and operation of any: (a) other televisions or radio equipment in the Designated Building; (b) present or future electronic control system for any operating services or the operation of the elevators in any building within the Project; (c) other transmitting, receiving or master television, telecommunications or microwave antenna equipment currently located on the roof of the Designated Building or other buildings within the Project; or (d) any radio communication system now used by Landlord and/or other tenants of the Project. In addition, Tenant shall use its commercially reasonable efforts to ensure that Tenant will not interfere with any equipment installed by Landlord and/or other tenants of the Project in the future. Landlord shall use its commercially reasonable efforts to ensure that Tenant's equipment will not be unreasonably interfered with.

H. EMERGENCY GENERATOR. During the Term or extended Term of this Lease, upon written approval by Landlord, which shall not be unreasonably withheld, delayed or conditioned, Tenant shall have the right, at its sole cost, expense and responsibility, in accordance with all applicable laws and in a location as determined by Landlord, to install one (1) emergency electrical generator per Building and all appurtenant equipment. The maintenance and operation of said equipment shall be at Tenant's sole cost, expense and responsibility and subject to Paragraph 11 of this Lease.

                             39. JURY TRIAL WAIVER

EACH PARTY HERETO (WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL, HEREBY WAIVES TRIAL BY JURY, AND HEREBY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE BUILDING IS LOCATED, AND AGREES AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE, WHETHER ANY OF THE FOREGOING IS BASED ON THIS LEASE OR ON TORT LAW. EACH PARTY REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE EFFECT OF THIS PARAGRAPH 39. THE PROVISIONS OF THE PARAGRAPH 39 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.



                             LANDLORD

                             Spieker Properties, L.P.,
                             a California limited partnership

                             By: Spieker Properties, Inc.,
                                 a Maryland corporation,
                                 its general partner

                                 By:____________________________________________
                                           Richard L. Romney

                                     Its: Senior Vice President

                             Date:    9/2/98
                                  ----------------------------------------------

                             TENANT

                             Franklin Resources, Inc., a Delaware corporation

                             By:   Michael D. McCulloch
                                 -----------------------------------------------

                             Its:  Director of Corporate Services

                             Date:    9/2/98
                                  ----------------------------------------------

                                    EXHIBIT A

                                INDUSTRIAL LEASE
                              RULES AND REGULATIONS

1. Driveways, sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. The driveways, sidewalks, halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building, the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant's business unless such persons are engaged in illegal activities. No tenant, and no employees or invitees of any tenant, shall go upon the roof of any Building, except as authorized by Landlord.

2. No sign, placard, banner, picture, name, advertisement or notice, visible from the exterior of the Premises or the Building or the common areas of the Building shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on its Premises or any part of the Building or Project without the prior written consent of Landlord in Landlord's sole and absolute discretion. Landlord shall have the right to remove any such sign, placard, banner, picture, name, advertisement, or notice without notice to and at the expense of Tenant, which were installed or displayed in violation of this rule. If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of Tenant's Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of the Lease, and shall be deemed to relate only to the particular sign, placard, banner, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, banner, picture, name, advertisement or notice. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor approved by Landlord and shall be removed by Tenant at the time of vacancy at Tenant's expense.

3. The directory of the Building or Project will be provided exclusively for the display of the name and location of tenants only.

4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved reasonably by Landlord. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which Landlord considers unsightly from outside Tenant's Premises.

5. Each tenant shall be responsible for all persons for whom it allows to enter the Building or the Project and shall be liable to Landlord for all acts of such persons.

Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building or the Project of any person.

During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right (but shall not be obligated) to prevent access to the Building and the Project during the continuance of that event by any means it considers appropriate for the safety of tenants and protection of the Building, property in the Building and the Project.

6. Tenant shall not alter any lock or access device or install a new or additional lock or access device or bolt on any door of its Premises, without the prior written consent of Landlord which consent shall not be unreasonably withheld, delayed or conditioned. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys for all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. The restrooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused the breakage, stoppage, or damage.

8. Tenant shall not use or keep in or on the Premises, the Building or the Project any kerosene, gasoline, or inflammable or combustible fluid or material except in strict accordance with the terms of the Lease.

9. Tenant shall not use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance. Tenant shall not allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Premises, the Building, or the Project.

10. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, or the business of a public barber shop, beauty parlor, nor shall the Premises be used for any illegal, purpose, or any business or activity other than that specifically provided for in such Tenant's Lease. Tenant shall not accept hairstyling, barbering, shoeshine, nail, massage or similar services in the Premises or common areas except as authorized by Landlord.

11. If Tenant requires telegraphic, telephonic, telecommunications, data processing, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation. The cost of purchasing, installation and maintenance of such services shall be borne solely by Tenant.

12. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord which consent shall not be unreasonably withheld, delayed or conditioned. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord which consent shall not be unreasonably withheld, delayed or conditioned.

13. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or any other device on the exterior walls or the roof of the Building, without Landlord's consent which consent shall not be unreasonably withheld, delayed or conditioned. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building, the Project or elsewhere.

14. Tenant shall not mark, or drive nails, screws or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof other than in connection with the hanging of artwork. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as reasonably approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

15. Tenant shall not place a load upon any floor of its Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

16. Each tenant shall store all its trash and garbage within the interior of the Premises or as otherwise directed by Landlord from time to time. Tenant shall not place in the trash boxes or receptacles any personal trash or any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city, without violation of any law or ordinance governing such disposal.

17. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Building or the Project, without the written consent of Landlord.

18. Landlord shall have the right, exercisable upon not less than six (6) months prior notice but without liability to any tenant, to change the name and address of the Building and the Project.

19. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is under the influence of alcohol or drugs or who commits any act in violation of any of these Rules and Regulations.

20. Without the prior written consent of Landlord, Tenant shall not use the name of the Building or the Project or any photograph or other likeness of the Building or the Project in connection with, or in promoting or advertising, Tenant's business except that Tenant may include the Building's or Project's name in Tenant's address.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or any governmental agency.

22. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

23. Landlord reserves the right to designate the use of the parking spaces on the Project. Tenant or Tenant's guests shall park between designated parking lines only, and shall not occupy two parking spaces with one car. No trucks, truck tractors, trailers or fifth wheel are allowed to be parked anywhere at any time within the Project other than in Tenant's own truck dock well. Vehicles in violation of the above shall be subject to tow-away, at vehicle owner's expense. Vehicles parked on the Project overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to tow-away at vehicle owner's expense. No tenant of the Building shall park in visitor or reserved parking areas or loading areas. Any tenant found parking in such designated visitor or reserved parking areas or loading areas or unauthorized areas shall be subject to tow-away at vehicle owner's expense. The parking areas shall not be used to provide car wash, oil changes, detailing, automotive repair or other services unless otherwise approved or furnished by Landlord. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

24. No Tenant is allowed to unload, unpack, pack or in any way manipulate any products, materials or goods in the common areas of the Project including the parking and driveway areas of the Project. All products, goods and materials must be manipulated, handled, kept, and stored within the Tenant's Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas of the Project. Tenant also agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation. All products, materials and goods are to enter and exit the Premises by being loaded or unloaded through dock high doors into trucks and or trailers, over dock high loading platforms into trucks and or trailers or loaded or unloaded into trucks and or trailers within the Premises through grade level door access.

25. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

26. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Project.

27. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

28. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein stated and any additional rules and regulations which are adopted.

                                    EXHIBIT B

                               SITE PLAN, PREMISES

Bridge Pointe Corporate Centre consists of approximately of 29 acres and up to approximately 591,000 square feet in up to 9 buildings. Phase A consists of four buildings indicated on the site plan below as 4760, 4770, 4780 and 4790 Eastgate Mall, totaling 215,800 square feet consisting of approximately 12.5 net acres. Phase B will consist of two buildings totaling approximately 150,000 square feet and consisting of approximately 8.5 acres. Phase C will consist of three buildings totaling up to approximately 225,000 square feet and consisting of approximately 8 acres.

The Premises consists of the buildings located at 4760, 4770 and 4780 Eastgate Mall in San Diego, California.

                                    EXHIBIT C

                             IMPROVEMENT AGREEMENT

               This Improvement Agreement ("IMPROVEMENT AGREEMENT") sets forth the terms and conditions relating to construction of the initial tenant improvements described in the Plans to be prepared and approved as provided below (the "TENANT IMPROVEMENTS") in the Premises. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Lease (the "LEASE") to which this Improvement Agreement is attached and forms a part.

1. Base Building Work. The "Base Building Work" described on SCHEDULE 1 to this EXHIBIT C, if any, has been or will be performed by Landlord at Landlord's sole cost and expense.

2. Plans and Specifications.

        A. Landlord and Tenant shall jointly retain the services of Devcon Construction Incorporated (the "SPACE PLANNER") to prepare a detailed space plan (the "SPACE PLAN") mutually satisfactory to Landlord and Tenant for the construction of the Tenant Improvements in the Premises. Landlord and Tenant shall approve or disapprove the Space Plan and any proposed revisions thereto in writing within three (3) business days after receipt thereof, which approval shall not be unreasonably withheld.

        B. Based on the approved Space Plan, Landlord and Tenant shall cause the Space Planner to prepare detailed plans, specifications and working drawings for the construction of the Tenant Improvements (the "PLANS"). Landlord and Tenant shall diligently pursue the preparation of the Plans. Landlord and Tenant shall approve or disapprove the Plans and any proposed revisions thereto, including the estimated cost of the Tenant Improvements, in writing within three (3) business days after receipt thereof. If Landlord or Tenant fails to approve or disapprove the Space Plan or Plans or any revisions thereto within the time limits specified herein, Landlord or Tenant shall be deemed to have approved the same. Landlord and Tenant shall use diligent efforts to cause the final Plans and the cost estimate to be prepared and approved no later than thirty (30) days after the execution of the Lease.

        C. Notwithstanding Landlord's preparation, review and approval of the Space Plan and the Plans and any revisions thereto, Landlord shall have no responsibility or liability whatsoever for any errors or omissions contained in the Space Plan or Plans, or to verify dimensions or conditions, or for the quality, design or compliance with applicable Regulation of any improvements described therein or constructed in accordance therewith. Landlord hereby assigns to Tenant all warranties and guarantees by the Space Planner or the contractor who constructs the Tenant Improvements relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the design or construction of, the Tenant Improvements.

3. Specifications for Standard Tenant Improvements.

        A. Specifications and quantities of standard building components which will comprise and be used in the construction of the Tenant Improvements ("STANDARDS") are set forth in SCHEDULE 2 to this EXHIBIT C. As used herein, "STANDARDS" or "BUILDING STANDARDS" shall mean the standards for a particular item selected from time to time by Landlord for the Building, including those set forth on SCHEDULE 2 of this EXHIBIT C, or such other standards of equal or better quality as may be mutually agreed between Landlord and Tenant in writing.

        B. No deviations from the Standards are permitted without Landlord's prior written consent which such consent shall not be unreasonably withheld, delayed or conditioned.

4.      Tenant Improvement Cost.

        A. The cost of the Tenant Improvements shall be paid for by Tenant, including, without limitation, the cost of: Standards; space plans and studies; architectural and engineering fees incurred in connection with preparation of the Plans; permits, approvals and other governmental fees; labor, material, equipment and supplies; construction fees and other amounts payable to contractors or subcontractors; taxes; off-site improvements; remediation and preparation of the Premises for construction of the Tenant Improvements; taxes; filing and recording fees; premiums for insurance and bonds; and all other costs expended or to be expended in the construction of the Tenant Improvements, including those costs incurred for construction of elements of the Tenant Improvements in the Premises, which construction was performed by Landlord prior to the execution of the Lease or for materials comprising the Tenant Improvements which were purchased by Landlord prior to the execution of the Lease.

Provided Tenant is not in default under the Lease, including this Improvement Agreement, Landlord shall contribute a one-time tenant improvement allowance not to exceed $25.00 per square foot times the rentable area of the Premises, plus a credit for the Building core areas not fully constructed by Landlord (described below), which credit and/or supply of pre-stocked fixtures and/or materials shall be by mutual agreement of the parties ("TENANT IMPROVEMENT ALLOWANCE"), to be credited by Landlord toward the cost of the initial Tenant Improvements. If the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance, Tenant shall pay Landlord such excess cost within five (5) business days after Landlord's notice to Tenant of such excess cost. If the cost of the Tenant Improvements is less than the Tenant Improvement Allowance, Tenant shall receive a credit towards Base Rent as follows: Within sixty (60) days after Tenant takes possession of the entire Premises, Landlord shall deliver a statement to Tenant detailing the actual Tenant Improvement costs spent by Landlord. For every whole $1.00 per square foot of the Tenant Improvement Allowance that is unspent by Landlord, Tenant shall receive a rent credit which shall be applied to Rent for the next month of the Term. Notwithstanding the foregoing, in no event shall said rent credit be greater than $3.00 per square foot of the rentable area of the Premises.

The Building cores, not fully constructed by Landlord are generally described as follows:

4760 Eastgate Mall & 4770 Eastgate Mall:

1. The first and second floor interior lobbies, exclusive of the restroom/elevator/stair vertical walls and the exterior and interior granite stone.

2. The first and second floor mens' and womens' restrooms, including final plumbing, electrical and toilet fixtures, sinks and granite tops, HVAC distribution, toilet partitions, showers, lockers and all wall, ceiling and floor finishes.

4780 Eastgate Mall: The first and second floor mens' and womens' restrooms, including final plumbing, electrical and toilet fixtures, sinks and granite tops, HVAC distribution, toilet partitions, showers, lockers and all wall, ceiling and floor finishes.

        C. If the cost of the Tenant Improvements increases after the Tenant's approval of the Plans due to the requirements of any governmental agency or applicable Regulation or any other reason, Tenant shall pay Landlord the amount of such increase above the Tenant Improvement Allowance within five (5) business days after notice from Landlord of such increase.

        D. If Tenant requests any change(s) in the Plans after approval of the estimate of the cost of the Tenant Improvements and any such requested changes are approved by Landlord in writing (which consent shall not be unreasonably withheld, delayed or conditioned), Landlord shall advise Tenant promptly of any cost increases and/or delays such approved change(s) will cause in the construction of the Tenant Improvements. Tenant shall approve or disapprove any or all such change(s) within three (3) business days after notice from Landlord of such cost increases and/or delays. To the extent Tenant disapproves any such cost increase and/or delay attributable thereto, Landlord shall have the right, in its sole discretion, to disapprove Tenant's request for any changes to the approved Plans. If the cost of the Tenant Improvements increases due to any changes in the Plan(s) requested by Tenant, Tenant shall pay Landlord the amount of such increase within five (5) business days after notice from Landlord of such increase and Tenant's approval thereof in accordance with this Paragraph 4.D.

5. Construction of Tenant Improvements.

        A. Landlord and Tenant hereby approve Devcon Construction Incorporated as the contractor, which Landlord and Tenant shall retain under a mutually acceptable construction contract to be jointly administered by Landlord and Tenant. Landlord shall pay the contractor directly for all contractors' invoices in accordance with the construction contract specified herein. Upon Tenant's approval of the Plans including the estimate of the cost of the Tenant Improvements and Landlord's receipt of payment of any such estimated cost exceeding the amount of the Tenant Improvement Allowance, Landlord and Tenant shall cause Devcon Construction Incorporated to proceed to secure a building permit and commence construction of the Tenant Improvements provided that Landlord and Tenant shall cooperate together in executing permit applications and performing other actions reasonably necessary to enable Landlord and Tenant to obtain any required permits or certificates of occupancy; and provided further that the Building has in Landlord's discretion reached the stage of construction where it is appropriate to commence construction of the Tenant Improvements in the Premises.

        B. Without limiting the provisions of Paragraph 35 of the Lease, Landlord shall not be liable for any direct or indirect damages suffered by Tenant as a result of delays in construction beyond Landlord's reasonable control, including, but not limited to, delays due to strikes or unavailability of materials or labor, or delays caused by Tenant (including delays by the Space Planner, the contractor or anyone else performing services on behalf of Landlord or Tenant).

        C. If any work is to be performed on the Premises solely by Tenant or Tenant's contractor or agents:

               (1) Such work shall proceed upon Landlord's written approval (which consent shall not be unreasonably withheld, delayed or conditioned) of Tenant's contractor, public liability and property damage insurance carried by Tenant's contractor, and detailed plans and specifications for such work, shall be at Tenant's sole cost and expense and shall further be subject to the provisions of Paragraphs 12 and 27 of the Lease.

               (2) All work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished to Landlord before such work is commenced, and in any case, all such work shall be performed in accordance with all applicable Regulations. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to comply with all applicable Regulations.

               (3) If required by Landlord or any lender of Landlord, all work by Tenant or Tenant's contractor or agents shall be done with union labor in accordance with all union labor agreements applicable to the trades being employed.

               (4) All work by Tenant or Tenant's contractor or agents shall be scheduled through Landlord.

               (5) Tenant or Tenant's contractor or agents shall arrange for necessary utility, hoisting and elevator service with Landlord's contractor and shall pay such reasonable charges for such services as may be charged by Tenant's or Landlord's contractor.

               (6) Tenant's entry to the Premises for any purpose, including, without limitation, inspection or performance of Tenant construction by Tenant's agents, prior to the date Tenant's obligation to pay rent commences shall be subject to all the terms and conditions of the Lease except the payment of Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors.

               (7) Tenant shall promptly reimburse Landlord upon demand for any reasonable expense actually incurred by the Landlord by reason of faulty work done by Tenant or its contractors or by reason of any delays caused by such work, or by reason of inadequate clean-up.

6. Completion and Rental Commencement Date.

        A. Tenant's obligation to pay Rent under the Lease shall commence on the applicable date described in Paragraph 2 of the Lease, however:

               (1) If Tenant delays in preparing or approving the Space Plans or the Plans, or fails to approve the estimate of the cost of the Tenant Improvements or any other matter requiring Tenant's approval, or to pay the excess cost of Tenant Improvements, in each case within the time limits specified herein; or

               (2) If the construction period is extended because Tenant requests any changes in construction, or modifies the approved Plans or if the same do not comply with applicable Regulations; or

               (3) If Landlord is otherwise delayed in the construction of the Tenant Improvements for any act or omission of or breach by Tenant or anyone performing services on behalf of Tenant or on account of any work performed on the Premises by Tenant or Tenant's contractors or agents, then the date described in Paragraph 2 of the Lease shall be deemed to be accelerated by the total number of days of Tenant delays described in (a) through (c) above (each, a "TENANT DELAY"), calculated in accordance with the provisions of Paragraph 6.B below.

        B. If the Term of the Lease has not already commenced pursuant to the provisions of Paragraph 2 of the Lease and substantial completion of the Tenant Improvements has been delayed on account of any Tenant Delays, then upon actual substantial completion of the Tenant Improvements (as defined in Paragraph 2 of the Lease), Landlord shall notify Tenant in writing of the date substantial completion of the Tenant Improvements would have occurred but for such Tenant Delays, and such date shall thereafter be deemed to be the Term Commencement Date for all purposes under the Lease. Tenant shall pay to Landlord, within five
(5) business days after receipt of such written notice (which notice shall include a summary of Tenant Delays), the per diem Base Rent times the number of days between the date the Term Commencement Date would have otherwise occurred but for the Tenant Delays (as determined by Landlord's written documentation describing Tenant Delays), and the date of actual substantial completion of the Tenant Improvements.

        C. Promptly after substantial completion of the Tenant Improvements, Landlord shall give notice to Tenant and Tenant shall conduct an inspection of the Premises with a representative of Landlord and develop with such representative of Landlord a punchlist of items of the Tenant Improvements that are not complete or that require corrections. Upon receipt of such punchlist, Landlord shall proceed diligently to remedy such items at Landlord's cost and expense provided such items are part of the Tenant Improvements to be constructed by Landlord hereunder and are otherwise consistent with Landlord's obligations under this Improvement Agreement and provided Tenant has fully paid Landlord for the cost of the Tenant Improvements exceeding the Tenant Improvement Allowance (with any dispute between Landlord and Tenant pertaining thereto to be resolved by submitting to binding arbitration conducted and determined in San Diego County according to the prevailing rules of the American Arbitration Association for arbitration of commercial disputes). Substantial completion shall not be delayed notwithstanding delivery of any such punchlist.

        D. A default under this Improvement Agreement shall constitute a default under the Lease, and the parties shall be entitled to all rights and remedies under the Lease in the event of a default hereunder by the other party (notwithstanding that the Term thereof has not commenced).

        E. Without limiting the "as-is" provisions of the Lease, except for the Tenant Improvements, if any, to be constructed by Landlord pursuant to this Improvement Agreement, Tenant accepts the Premises in its "as-is" condition and acknowledges that it has had an opportunity to inspect the Premises prior to signing the Lease.

                                   SCHEDULE 1
                                  TO EXHIBIT C

                               BASE BUILDING WORK


Completed according to plans and spaces prepared by Pacific Cornerstone Architects consisting of sheets TS-1 to L-7, and dated June 1, 1998.

                                   SCHEDULE 2
                                  TO EXHIBIT C

                               BUILDING STANDARDS


        The following constitutes the Building Standard tenant improvements ("STANDARDS") in the quantities specified:

The Standards are detailed in the Project Manual for Eastgate Technology Park, Lot-3, dated August 11, 1997, the Bid Addendum #1, dated August 11, 1997 and the Base Building Work described in Schedule 1 to Exhibit C.

                                    EXHIBIT D

                    TENANT'S HAZARDOUS MATERIALS DECLARATION

This exhibit shall be completed by Tenant upon occupancy of the entire Premises, but no later than May 1, 1999. The final Exhibit D, to be mutually agreed upon by the parties, shall be inserted to replace this Exhibit D.

                                    EXHIBIT E

                    MCAS MIRAMAR COMPREHENSIVE LAND USE PLAN


The MCAS Miramar Comprehensive Land Use Plan follows this page, and consists of four (4) pages.

                                    EXHIBIT F

                                SIGNAGE CRITERIA
                                       FOR
                         BRIDGE POINTE CORPORATE CENTRE


The final Exhibit F, to be mutually agreed upon by the parties, shall be inserted to replace this Exhibit F.

                                   EXHIBIT E

                             COPY OF PHASE B LEASE

                             BASIC LEASE INFORMATION
                                 INDUSTRIAL NET

LEASE DATE:                                   September 2, 1998

TENANT:                                       Franklin Resources, Inc., a Delaware corporation

TENANT'S NOTICE ADDRESS:                      Franklin Resources, Inc.
                                              777 Mariners Island Boulevard
                                              San Mateo, CA 94404
                                              Attn: Manager of Corporate Real Estate

TENANT'S BILLING ADDRESS:                     Franklin Resources, Inc.
                                              777 Mariners Island Boulevard
                                              San Mateo, CA 94404
                                              Attn: Manager of Corporate Real Estate

TENANT CONTACT:                               PHONE NUMBER: 650-312-5816
                                              FAX NUMBER:   650-312-5830

LANDLORD:                                     Spieker Properties, L.P., a California limited partnership

LANDLORD'S NOTICE ADDRESS:                    9255 Towne Centre Drive, Suite 100, San Diego, CA 92121
                                              FAX Number: 619-623-8506

LANDLORD'S REMITTANCE ADDRESS:                Spieker Properties, Department 11491, P.O. Box 60077
                                              Los Angeles, CA 90060-0077

PROJECT DESCRIPTION:                          Approximately 29 acres and up to approximately
                                              591,000 square feet in up to 9 buildings known as
                                              Bridge Pointe Corporate Centre, within the
                                              Eastgate Technology Park of San Diego,
                                              California. The Project is divided into three
                                              phases as detailed in EXHIBIT B attached hereto.

BUILDING DESCRIPTION:                         Approximately 150,000 rentable square feet,
                                              SUBJECT TO ADJUSTMENT PURSUANT TO PARAGRAPH 38.L
                                              HEREOF, in TWO buildings of Phase B of the
                                              Project, TO BE CONSTRUCTED PURSUANT TO EXHIBIT G
                                              ATTACHED HERETO AND as detailed above and in
                                              EXHIBIT B attached hereto.

PREMISES:                                     Approximately 150,000 rentable
                                              square feet, SUBJECT TO ADJUSTMENT
                                              PURSUANT TO PARAGRAPH 38.L HEREOF,
                                              IN PHASE B OF THE PROJECT as
                                              detailed in the Building
                                              Description above and in EXHIBITS B AND G
                                              attached hereto.

PERMITTED USE:                                Administrative office and uses
                                              incidental thereto as permitted by
                                              the City of San Diego's M-LI
                                              zoning, and the MCAS Miramar
                                              Comprehensive Land Use Plan
                                              attached hereto as EXHIBIT E.

OCCUPANCY DENSITY:                            Maximum of 5 persons per 1,000 square feet

PARKING DENSITY:                              APPROXIMATELY 681 parking spaces, OF WHICH
                                              APPROXIMATELY 317 ARE PLANNED TO BE SUBTERRANEAN,
                                              ALL UNRESERVED.

SCHEDULED TERM COMMENCEMENT DATE:             MAY 1, 2000

SCHEDULED LENGTH OF TERM:                     TEN (10) YEARS

SCHEDULED TERM EXPIRATION DATE:               APRIL 30, 2010 (subject to extension pursuant to
                                              Paragraph 38.B. and/or adjustment as provided in
                                              Paragraph 38.C. hereof.)
RENT:

    BASE RENT:                                $232,500.00 per month, net of all Operating
                                              Expenses as defined in Paragraph 7 (subject to
                                              adjustment as provided in Paragraph 38.A.
                                              AND 38.L. hereof)

    EXPANSION OPTION FEE:                     $46,465.00 PER MONTH PURSUANT TO EXHIBIT H
                                              ATTACHED HERETO.

    ESTIMATED FIRST YEAR OPERATING EXPENSES:  THE OPERATING EXPENSES WILL BE BASED UPON
                                              ESTIMATED EXPENSES FOR THE CALENDAR YEAR 2001

SECURITY DEPOSIT:                             $150,000.00 which will be due no later than 12
                                              months prior to the Term Expiration Date pursuant
                                              to Paragraph 19 hereof.

PREPAID RENT:                                 $511,465.00 to be applied to the initial months
                                              of the Term pursuant to Paragraph 38.D. hereof.

TENANT'S PROPORTIONATE SHARE:

    OF BUILDING:                              100% for each Building

    OF PHASE B OF THE PROJECT:                100%

OPTION TO RENEW:                              Two (2), five (5) year options pursuant to
                                              Paragraph 38.B. hereof


The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

LANDLORD                                     TENANT

Spieker Properties, L.P.,                    Franklin Resources, Inc.,
a California limited partnership             a Delaware corporation


By: Spieker Properties, Inc.,
    a Maryland corporation,                  By:  Michael J. Mcculloch
    its general partner                          ---------------------------
                                             Its: Director of Corporate Services
                                                  ------------------------------

         __________________________
    By:  Richard L. Romney
    Its: Senior Vice President

                                TABLE OF CONTENTS

                                                                                       PAGE
     Basic Lease Information..............................................................1
     Table of Contents....................................................................2
1.   Premises.............................................................................4
2.   Possession and Lease Commencement....................................................4
3.   Term.................................................................................4
4.   Use..................................................................................4
5.   Rules and Regulations................................................................5
6.   Rent.................................................................................5
7.   Operating Expenses...................................................................6
8.   Insurance and Indemnification........................................................9
9.   Waiver of Subrogation...............................................................10
10.  Landlord's Repairs and Maintenance..................................................10
11.  Tenant's Repairs and Maintenance....................................................11
12.  Alterations.........................................................................11
13.  Signs...............................................................................12
14.  Inspection/Posting Notices..........................................................12
15.  Services and Utilities..............................................................12
16.  Subordination.......................................................................13
17.  Financial Statements................................................................13
18.  Estoppel Certificate................................................................13
19.  Security Deposit....................................................................14
20.  Limitation of Tenant's Remedies.....................................................14
21.  Assignment and Subletting...........................................................14
22.  Authority of Tenant.................................................................15
23.  Condemnation........................................................................15
24.  Casualty Damage.....................................................................16
25.  Holding Over........................................................................16
26.  Default.............................................................................17
27.  Liens...............................................................................18
28.  Substitution........................................................................18
29.  Transfers by Landlord...............................................................18
30.  Right of Landlord to Perform Tenant's Covenants.....................................18
31.  Waiver..............................................................................19
32.  Notices.............................................................................19
33.  Attorney's Fees.....................................................................19
34.  Successors and Assigns..............................................................19
35.  Force Majeure.......................................................................19
36.  Surrender of Premises...............................................................19
37.  Miscellaneous.......................................................................19
38.  Additional Provisions...............................................................21
39.  Jury Trial Waiver...................................................................24
     Signatures..........................................................................25


Exhibits:
    Exhibit A.........................................................Rules and Regulations
    Exhibit B...........................................................Site Plan, Premises
    Exhibit C.........................................................Improvement Agreement
    Exhibit D......................................Tenant's Hazardous Materials Declaration
    Exhibit E......................................MCAS Miramar Comprehensive Land Use Plan
    Exhibit F..............................................................Signage Criteria
    EXHIBIT G..........................................................CONSTRUCTION EXHIBIT
    EXHIBIT H......................................................PHASE C EXPANSION OPTION
    EXHIBIT I.......................................................FIRST RIGHT TO PURCHASE
    EXHIBIT J............................................................OPTION TO PURCHASE

                                      LEASE

THIS LEASE is made as of the 2nd day of September, 1998, by and between Spieker Properties, L.P., a California limited partnership (hereinafter called "LANDLORD"), and Franklin Resources, Inc., a Delaware corporation (hereinafter called "TENANT").

                                   1. PREMISES

    Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises THAT WILL BE CONSTRUCTED (the "PREMISES") outlined in red on EXHIBIT B and described in the Basic Lease Information AND EXHIBIT G. The Premises shall comprise all of the buildings (each individually a "BUILDING") and of a PORTION OF THE project (the "PROJECT"), which may consist of more than one building and additional facilities, as described in the Basic Lease Information AND EXHIBIT G. The Building and Project are outlined in blue and green respectively on EXHIBIT B. Landlord and Tenant acknowledge that, subject to the terms and provisions of this Lease, physical changes may occur from time to time in the Premises, Building or Project, and that the number of buildings and additional facilities which constitute the Project may change from time to time, which may result in an adjustment in Tenant's Proportionate Share, as defined in the Basic Lease Information, as provided in Paragraph 7.A.

                      2. POSSESSION AND LEASE COMMENCEMENT

B. CONSTRUCTION OF IMPROVEMENTS. If this Lease pertains to a Building to be constructed or improvements to be constructed within a Building, the provisions of this Paragraph 2.B. shall apply in lieu of the provisions of Paragraph 2.A. above and the term commencement date ("TERM COMMENCEMENT DATE") shall be the earlier of the date on which: (1) Tenant takes possession of some or all of the Premises for purposes of the commencement of the conduct of its business therein; or (2) the improvements to be constructed or performed in the Premises by Landlord (if any) shall have been substantially completed in accordance with the Plans described on EXHIBIT C as certified by the architect, Devcon Construction Incorporated, in writing to Tenant and Landlord (subject to mutual approval by Landlord and Tenant), and Tenant's taking of possession of the Premises or any part thereof for purposes of other than the installation of telephone or data cabling or the installation of furniture or furniture systems shall constitute Tenant's confirmation of substantial completion for all purposes hereof (subject to the completion by Landlord of any punch list items and any latent defects not visually discoverable by Tenant upon a reasonably diligent inspection and which are identified in writing by Tenant within six (6) months of the Tenant's occupancy of each Building), whether or not substantial completion of other portions of the Building or Project shall have occurred. If for any reason beyond Landlord's reasonable control Landlord cannot deliver possession of the subject portion of the Premises to Tenant on the scheduled Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of other portions of the Premises at such time as such improvements have been substantially completed, which date shall then be deemed the Term Commencement Date; provided, however, that if Landlord fails to tender possession of any portion of the Premises, subject to Paragraph 35 of this Lease, within ninety (90) days of the scheduled Term Commencement Date with respect to each Building, then Tenant, upon not less than thirty (30) days prior written notice to Landlord shall have the right to terminate this Lease with respect to each Building, unless within such thirty (30) day period Landlord tenders possession of each Building in the condition required by this Lease. Tenant shall not be liable for any Rent for any period prior to the Term Commencement Date (but without affecting any obligations of Tenant under any improvement agreement appended to this Lease). In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive. Substantial completion shall have occurred notwithstanding Tenant's submission of a punchlist to Landlord, which Tenant shall submit, if at all, within seven (7) business days after the Term Commencement Date or otherwise in accordance with any improvement agreement appended to this Lease. Upon Landlord's request, Tenant shall promptly execute and return to Landlord a "Start-Up Letter" in which Tenant shall agree, among other things, to acceptance of the Premises (subject to any punchlist exceptions according to Paragraph 6.C of EXHIBIT C) and to the determination of the Term Commencement Date, in accordance with the terms of this Lease, but Tenant's failure or refusal to do so shall not negate Tenant's acceptance of the Premises or affect determination of the Term Commencement Date.

                                     3. TERM

    The term of this Lease (the "TERM") shall commence on the Term Commencement Date and continue in full force and effect for the number of months specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

                                     4. USE

A. GENERAL. Tenant shall use the Premises for the permitted use specified in the Basic Lease Information ("PERMITTED USE") and for no other use or purpose, without Landlord's consent, which consent shall not be unreasonably withheld, delayed or conditioned. Tenant shall control Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, "TENANT'S PARTIES") in such a manner that Tenant and Tenant's Parties cumulatively do not exceed the occupancy density (the "OCCUPANCY DENSITY") or the parking density specified in the Basic Lease Information (the "PARKING DENSITY") at any time. So long as Tenant is occupying the Premises, Tenant and Tenant's Parties shall have the nonexclusive right to use, without paying any fee or charge therefor, in common with other parties occupying the Project, the parking areas, driveways and other common areas of the

Building and Project, subject to the terms of this Lease and such rules and regulations as Landlord may from time to time reasonably prescribe upon written notice to Tenant. Landlord reserves the right to the extent it is commercially reasonable to do so, upon reasonable prior written notice to Tenant, without liability to Tenant, and without the same constituting an actual or constructive eviction, to alter or modify the common areas from time to time, including the location and configuration thereof, and the amenities and facilities which Landlord may determine to provide from time to time, provided that no such changes shall unreasonably affect access to or visibility of the Premises and all such changes shall be consistent with the operation of comparable first-class business parks in San Diego County, California.

B. LIMITATIONS. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the common areas as a result of Tenant's or any Tenant's Party's use thereof, nor take any action which would constitute a nuisance or would unreasonably disturb, obstruct or endanger any other tenants or occupants of the Project or elsewhere, or interfere with their use of their respective premises or common areas. Storage outside the Premises of materials, vehicles or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which could endanger the structure, or place any harmful substances in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Project with any of the above-referenced rules or any other terms or provisions of such tenant's or occupant's lease or other contract, provided Landlord shall administer compliance with such rules and regulations in a nondiscriminatory manner.

C. COMPLIANCE WITH REGULATIONS. By entering the Premises for purposes of the commencement of the conduct of Tenant's business, Tenant accepts the Premises in the condition existing as of the date of such entry subject to the completion by Landlord of any punchlist items and any latent defects as described in Paragraph 2.B. of this Lease. Tenant shall at its sole cost and expense strictly comply with all existing or future applicable municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, including the MCAS Miramar Comprehensive Land Use Plan ("CLUP") attached hereto as Exhibit E of this Lease, and covenants, easements and restrictions of record governing and relating to the specific manner of Tenant's use, occupancy or possession of the Premises, to Tenant's use of the common areas, or to the use, storage, generation or disposal of Hazardous Materials (hereinafter defined) (collectively "REGULATIONS"). Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, under or about the Project or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any Regulation. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

D. HAZARDOUS MATERIALS. As used in this Lease, "HAZARDOUS MATERIALS" shall include, but not be limited to, hazardous, toxic and radioactive materials and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or other similar designations in any Regulation. Tenant's Hazardous Materials Declaration is attached hereto as EXHIBIT D. Tenant shall not cause, or allow any of Tenant's Parties to cause, any Hazardous Materials to be handled, used, generated, stored, released or disposed of in, on, under or about the Premises, the Building or the Project or surrounding land or environment in violation of any Regulations. Tenant must obtain Landlord's written consent prior to the introduction of any Hazardous Materials onto the Project. Notwithstanding the foregoing, Tenant may handle, store, use and dispose of products containing small quantities of Hazardous Materials for "general office purposes" (such as toner for copiers) to the extent customary and necessary for the Permitted Use of the Premises; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building, or Project or surrounding land or environment. Tenant shall immediately notify Landlord in writing of any Hazardous Materials' contamination of any portion of the Project of which Tenant becomes aware, whether or not caused by Tenant. If, but only if, Landlord has a reasonable basis to believe that Tenant has introduced any Hazardous Materials onto the Premises, then Landlord shall have the right at all reasonable times to inspect the Premises and to conduct tests and investigations to determine whether Tenant is in compliance with the foregoing provisions, the reasonable and actual costs of all such inspections, tests and investigations to be borne by Tenant. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses (including attorneys' and consultants' fees and court costs), demands, causes of action, or judgments directly or indirectly arising out of or related to the use, generation, storage, release, or disposal of Hazardous Materials by Tenant or any of Tenant's Parties in, on, under or about the Premises, the Building or the Project or surrounding land or environment, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease. Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this Paragraph 4.D. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

                            5. RULES AND REGULATIONS

    Tenant shall faithfully observe and comply with the building rules and regulations attached hereto as EXHIBIT A and any other rules and regulations and any modifications or additions thereto which Landlord may from time to time reasonably prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or the Building or Project. Tenant shall cause Tenant's Parties to comply with such rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of such rules and regulations, any other tenant's or occupant's lease or any Regulations, provided Landlord shall administer compliance with such rules in a nondiscriminatory manner.

                                  6. RENT

A. BASE RENT. Tenant shall pay to Landlord and Landlord shall receive, without notice or demand throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever (except as otherwise expressly set forth in this Lease), at the Remittance Address specified in the Basic Lease Information or to such other place in the Continental United States as Landlord may from time to time designate in writing. Base Rent for the first full two (2) months of the Term shall be paid by Tenant upon Tenant's execution of this Lease in accordance with Paragraph 38.D. of this Lease. If the obligation for payment of Base Rent commences on a day other than



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the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. The Base Rent payable by Tenant hereunder is subject to adjustment as provided elsewhere in this Lease, as applicable. As used herein, the term "Base Rent" shall mean the Base Rent specified in the Basic Lease Information as it may be so adjusted from time to time.

B. ADDITIONAL RENT. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant's Proportionate Share of Operating Expenses, as specified in Paragraph 7 of this Lease, charges to be paid by Tenant under Paragraph 15, the interest and late charge described in Paragraphs 26.C. and D., and any monies spent by Landlord pursuant to Paragraph 30, shall be considered additional rent ("ADDITIONAL RENT"). "RENT" shall mean Base Rent and Additional Rent.

                              7. OPERATING EXPENSES

A. OPERATING EXPENSES. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as Additional Rent, Tenant's Proportionate Share of the Building and/or Project (as applicable), as defined in the Basic Lease Information, of Operating Expenses (defined below) in the manner set forth below. Tenant shall pay the applicable Tenant's Proportionate Share of each such Operating Expenses. Landlord and Tenant acknowledge that if the number of buildings which constitute the Project increases or decreases, or if physical changes are made to the Building or Project or the configuration of any thereof, Landlord may at its discretion reasonably adjust Tenant's Proportionate Share of the Building or Project to reflect the change. Landlord's determination of Tenant's Proportionate Share of the Project shall be conclusive so long as it is reasonably and consistently applied. "OPERATING EXPENSES" shall mean all expenses and costs of every kind and nature which Landlord shall reasonably pay or become obligated to pay, because of or in connection with the management, maintenance, repair, preservation, replacement and operation of the Building or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project (as determined in a reasonable manner) other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord or specific tenants of the Building or Project pursuant to this Lease. Operating Expenses shall include, but are not limited to, the following:

        (1) TAXES. All real property taxes and general assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges imposed generally and not in connection with the initial development of the Project, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Building or Project, its operations or the Rent (or any portion or component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, reassessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, Building or Project or any portion thereof, including, without limitation, by or for Tenant, and all increases therein or reassessments thereof whether the increases or reassessments result from increased rate and/or valuation (whether upon a transfer of the Building or Project or any portion thereof or any interest therein or for any other reason). Operating Expenses shall not include inheritance or estate taxes imposed upon or assessed against the interest of any person in the Project, or taxes computed upon the basis of the net income of any owners of any interest in the Project. If it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes. Notwithstanding anything set forth in this Lease to the contrary, in no event shall "Taxes" include any fees, costs or exactions incurred by Landlord in connection with obtaining the right to develop the Project (exclusive of Tenant Improvements), including, but not limited to, any fees for schools, parks, traffic, sewer and fire protection, or any special assessments used to finance any portion of the Project, including any off-site roadway or utility facilities.

        (2) INSURANCE. All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance reasonably and actually incurred by Landlord, including for the insurance coverage set forth in Paragraph 8.A. herein. In an event wherein a deductible may be greater than Fifty Thousand Dollars ($50,000.00) said deductible amount shall be amortized over the greater of (i) the remaining Term of this Lease or (ii) three (3) years.

        (3) COMMON AREA MAINTENANCE.

               (a) Repairs, replacements, and general maintenance of and for the Building and Project and public and common areas and facilities of and comprising the Building and Project, including, but not limited to, the roof and roof membrane, elevators, mechanical rooms, alarm systems, pest extermination, landscaped areas, parking and service areas, driveways, sidewalks, truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems, electrical, mechanical or other systems, telephone equipment and wiring servicing, plumbing, lighting, and any other items or areas which affect the operation or appearance of the Building or Project, which determination shall be at Landlord's discretion, except for: those items expressly made the financial responsibility of Landlord pursuant to Paragraph 10 hereof; those items to the extent paid for by the proceeds of insurance or which are covered under warranties of the contractor, manufacturer or supplier thereof; and those items attributable solely or jointly to specific tenants of the Building or Project.

               (b) Repairs, replacements, and general maintenance shall include the cost of any capital improvements made to or capital assets acquired for the Project or Building that are reasonably intended to reduce any other Operating Expenses, including future repair work not covered by applicable warranties, are reasonably necessary for the health and safety of the occupants of the Building or Project, or are required to comply with any change in Regulation not applicable to the Building as of the Term Commencement Date, such costs or allocable portions thereof to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the publicly announced "prime rate" charged by Wells Fargo Bank, N.A. (San Francisco) or its successor at the time such improvements or capital assets are constructed or acquired, plus two (2) percentage points, or in the absence of such prime rate, then at the U.S. Treasury six-month market note (or bond, if so designated) rate as published by any national financial publication selected by Landlord, plus four (4) percentage points, but in no event more than the maximum rate permitted by law, plus reasonable financing charges. Landlord shall be responsible, at its sole cost and expense, for performing all work to the Buildings (exclusive of Tenant Improvements) or the common areas necessary to cause the Project to conform to regulations applicable as of the Term Commencement Date.

               (c) Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Building or Project.

               (d) All expenses and rental related to services and costs of supplies, materials and equipment used in operating, managing and maintaining the Premises, Building and Project, the equipment therein and the adjacent sidewalks,



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

               driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security, fire and other alarm systems, janitorial services to the extent not addressed in Paragraph 11 hereof, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, and operation of the Project, including without limitation salaries, wages and benefits.

               (e) The cost of supplying any services and utilities which benefit all or a portion of the Premises, Building or Project to the extent not addressed in Paragraph 15 hereof.

               (f) Reasonable legal expenses and the cost of audits by certified public accountants; provided, however, that legal expenses chargeable as Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

               (g) An administrative and accounting cost recovery fee equal to twenty percent (20%) of the sum of the Project's Operating Expenses.

If the rentable area of the Building and/or Project is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment may be made in Landlord's discretion in computing the Operating Expenses for such year so that Tenant pays an equitable portion of all variable items (e.g., utilities, janitorial services and other component expenses that are affected by variations in occupancy levels) of Operating Expenses, as reasonably determined by Landlord; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Operating Expenses from all of the tenants in the Building or Project, as the case may be.

Operating Expenses shall not include the following:

        (i) costs incurred in connection with the original construction of the Building or the Project;

        (ii) interest, principal, late charges, default fees, prepayment penalties or premiums on any debt owed by Landlord, including any mortgage debt;

        (iii) costs of correcting defects in or inadequacy of the initial design or construction of the Building;

        (iv) expenses directly resulting from the gross negligence of the Landlord, its agents, servants or employees, or another tenant;

        (v) legal fees, space planners' fees, real estate brokers' leasing commissions and advertising expenses incurred in connection with the original development or original leasing of the Project or future leasing of the Project;

        (vi) costs for which Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else;

        (vii) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

        (viii) expenses of extraordinary services provided to other tenants in the Project which are made available to Tenant at costs or for which Tenant is separately charged;

        (ix) costs associated with the operation of the business of the partnership which constitutes Landlord, as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be the issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, or any portions thereof, costs (including attorney fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations respecting Landlord and/or the Project and/or the site upon which the Project is situated;

        (x) the wages and benefits of any employee who does not devote substantially all of his or her time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project;

        (xi)    fines, penalties and interest;

        (xii)   amounts paid as ground rental by Landlord;

        (xiii) capital expenditures to comply with applicable laws including costs arising from the presence of Hazardous Materials in or about the Project, or the site upon which the Project is situated, which are not caused by or connected with Tenant;

        (xiv) costs incurred by Landlord with respect to goods and services (including utilities sold or supplied to tenants and occupants of the Project) to the extent that Landlord would be entitled to reimbursement for such costs if incurred by Tenant pursuant to this Lease;

        (xv) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project;

        (xvi) costs incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting principles, consistently applied, except as expressly allowed for in Paragraph 7.A.(3)(b) of this Lease;

        (xvii) costs of a capital nature, including without limitation capital improvements, capital repairs, capital equipment and capital tools, all as determined in accordance with generally accepted accounting principles, consistently applied, except as expressly allowed for in Paragraph 7.A.(3)(b) of this Lease;

        (xviii) expenses in connection with services or other benefits which are not provided to Tenant or for which Tenant is charged directly but which are provided to another tenant or occupant of the Project without a separate charge;


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

        (xix) costs paid to Landlord or to affiliates of Landlord for services in the Project to the extent the same exceed or would exceed the costs for such services if rendered by unaffiliated third parties on a competitive basis;

        (xx) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature if purchased, except equipment not affixed to the Project which is used in providing janitorial or similar services;

        (xxi) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

        (xxii) electric power costs for which any tenant directly contracts with the local public service company;

        (xxiii) costs arising from Landlord's political or charitable contributions;

        (xxiv) costs arising from latent defects in the Project or improvements installed by Landlord;

        (xxv) costs, other than those incurred in ordinary maintenance, for sculpture, paintings or other objects of art;

        (xxvi) costs for which Landlord has been compensated by an administrative fee;

        (xxvii) costs arising from the gross negligence of Landlord or its agents, or any vendors, contractors or providers of materials or services selected, hired or engaged by Landlord or its agents, including without limitation, the selection of building materials;

        (xxviii) Landlord's general corporate overhead and general and administrative expenses; and

        (xxix) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project.

        Notwithstanding anything herein to the contrary, in any instance wherein Landlord, in Landlord's reasonable discretion, deems Tenant to be responsible for any amounts greater than Tenant's Proportionate Share, Landlord shall have the right to reasonably allocate costs in any manner Landlord reasonably deems appropriate.

        The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same; provided that Landlord shall operate and maintain the Project in a manner reasonably comparable to other comparable first-class business park projects in San Diego County. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises, the Building and the Project and that Landlord shall have no obligation or liability with respect thereto, except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to provide the same.

B. PAYMENT OF ESTIMATED OPERATING EXPENSES. "ESTIMATED OPERATING EXPENSES" for any particular year shall mean Landlord's reasonable estimate of the Operating Expenses for such fiscal year made with respect to such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, but in any event by April 30 of the following year, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Operating Expenses with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Additional Rent for all purposes hereunder. If at any time during the course of the fiscal year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than five percent (5%), Landlord may, by written notice to Tenant stating with specificity the basis for such readjustment, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant's Proportionate Share of the revised Estimated Operating Expenses for such year, such revised installment amounts to be Additional Rent for all purposes hereunder.

C. COMPUTATION OF OPERATING EXPENSE ADJUSTMENT. "OPERATING EXPENSE ADJUSTMENT" shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, or as soon thereafter as practicable but in any event by June 30 of such year, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of Operating Expense Adjustment. If such statement shows that Tenant's payment based upon Estimated Operating Expenses is less than Tenant's Proportionate Share of Operating Expenses, then Tenant shall pay to Landlord the difference within thirty (30) days after receipt of such statement, such payment to constitute Additional Rent for all purposes hereunder. If such statement shows that Tenant's payments of Estimated Operating Expenses exceed Tenant's Proportionate Share of Operating Expenses, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within thirty (30) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party within thirty (30) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant's Proportionate Share of the Operating Expense Adjustment shall be prorated based on a month of 30 days and the number of calendar months during such fiscal year that this Lease is in effect. Notwithstanding anything to the contrary contained in Paragraph 7.A or 7.B, Landlord's failure to provide any notices or statements within the time periods specified in those paragraphs shall in no way excuse Tenant from its obligation to pay Tenant's Proportionate Share of Operating Expenses.

D. NET LEASE. This shall be a triple net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Operating Expenses and the Operating Expense Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A. incurred in connection with the management, maintenance, repair, preservation, replacement and operation of the Building and/or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project.

E. TENANT AUDIT. If Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B. or 7.C. above, Tenant shall have the right, not later than six (6) months following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to Operating Expenses for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Operating Expense Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of five percent (5%) of Tenant's Proportionate Share of the Operating



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Expenses previously reported, the cost of such audit shall be borne by Landlord;
otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E. within six (6) months after receipt of Landlord's statement provided pursuant to Paragraph 7.B. or 7.C., such statement shall be final and binding for all purposes hereof, absent manifest error.

F. CALCULATION OF OPERATING EXPENSES. Operating Expenses shall be calculated and determined in accordance with the following general principles:

        (1) RECOVERY LIMITED TO ACTUAL COSTS. Landlord shall not recover the cost of any item more than once.

        (2) ARM'S LENGTH. All services rendered to and materials supplied to the Project shall be rendered or supplied at a cost comparable to those charged in arm's length transactions for similar services or materials rendered or supplied for similar purposes to comparable buildings in San Diego County.

        (3) REIMBURSEMENTS. All discounts, reimbursements, rebates, refunds or credits (collectively, "Reimbursements") attributable to Operating Expenses received by Landlord in a particular year shall be deducted from Operating Expenses in the year the same are received; provided, however, if a particular Reimbursement exceeds Fifty Thousand Dollars ($50,000.00) and applies to a prior year, such Reimbursement shall be applied to such prior year (and Tenant's Proportionate Share thereof shall be promptly refunded).

        (4) NON-PROJECT EXCLUSIVE EXPENSES. Whenever expenses are paid or incurred by Landlord as a result of activities that are not exclusively rendered to the Project, only that portion that can be reasonably allocated to the Project shall be included within Operating Expenses.

        (5) INSTALLMENTS. All assessments and premiums of Operating Expenses which can be paid or incurred by Landlord in annual installments shall be paid by Landlord in the maximum number of annual installments permitted by law and shall not be included as Operating Expenses except in the calculation year in which the installments are actually paid; provided, however, that if the then-prevailing practice in other comparable buildings is to pay such assessments or premiums on an earlier basis and Landlord shall pay the same on such basis, such assessments or premiums shall be included in Operating Expenses as paid by Landlord.

        (6) REASONABLENESS. Landlord shall use its reasonable efforts to operate and maintain the Project in an economically reasonable manner.

                        8. INSURANCE AND INDEMNIFICATION

A. LANDLORD'S INSURANCE. All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control.

        (1) PROPERTY INSURANCE. Landlord agrees to maintain property insurance insuring the Building against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may instead (but shall have no obligation to) obtain "All Risk" coverage, and may also obtain earthquake, pollution, and/or flood insurance in amounts selected by Landlord.

        (2) OPTIONAL INSURANCE. Landlord, at Landlord's option, may also (but shall have no obligation to) carry insurance against loss of rent, in an amount equal to the amount of Base Rent and Additional Rent that Landlord could be required to abate to all Building tenants in the event of condemnation or casualty damage for a period of twelve (12) months. Landlord may also (but shall have no obligation to) carry such other insurance as Landlord may reasonably deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. If and when Spieker Properties, L.P or its successor by merger or acquisition, is no longer the "Landlord" under this Lease, then at all times Landlord shall carry a policy of Commercial General Liability Insurance with limits of liability of no less than Three Million Dollars ($3,000,000.00). Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises except where such damage arises from the active negligence or willful misconduct of Landlord, its employees, agents, or contractors.

B. TENANT'S INSURANCE.

        So long as Franklin Resources, Inc. is "Tenant" under this Lease, the coverages Tenant is required to maintain under this Lease may be maintained under a program of Tenant's self-insurance or under policies that include self-insured retentions or deductibles that are typically carried by similarly situated tenants. Prior to any implementation of Tenant's self-insurance program, Tenant shall in writing advise Landlord of the self-insured retentions, or deductibles.

        (1) PROPERTY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term, insurance on all personal property and fixtures of Tenant and all improvements, additions or alterations made by or for Tenant to the Premises on an "All Risk" basis, insuring such property for the full replacement value of such property.

        (2) LIABILITY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term Commercial General Liability insurance covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises and the Project, and any part of either, and any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include contractual liability coverage insuring all of Tenant's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000.00), and a minimum general aggregate limit of Three Million Dollars ($3,000,000.00), with an "Additional Insured - Managers or Lessors of Premises Endorsement" and the "Amendment of the Pollution Exclusion Endorsement." All such policies shall be written to apply to all bodily injury (including death), property damage or loss, personal and advertising injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be "PRIMARY" and non-contributing with any insurance maintained by Landlord, which shall be excess insurance only. Such coverage shall also contain endorsements including employees as additional insureds if not covered by Tenant's Commercial General Liability Insurance. All such insurance shall provide for the severability of interests of insureds; and shall be written on an "OCCURRENCE" basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.



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

        (3) WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY INSURANCE. Tenant shall carry Workers' Compensation Insurance as required by any Regulation, throughout the Term at Tenant's sole cost and expense. To the extent required by any Regulation, Tenant shall also carry Employers' Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy limit for bodily injury by disease; and One Million Dollars ($1,000,000) each employee for bodily injury by disease, throughout the Term at Tenant's sole cost and expense.

        (4) COMMERCIAL AUTO LIABILITY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term commercial auto liability insurance with a combined limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage for each accident. Such insurance shall cover liability relating to any auto (including owned, hired and non-owned autos).

        (5) GENERAL INSURANCE REQUIREMENTS. All coverages described in this Paragraph 8.B. shall be endorsed to (i) provide Landlord with thirty
        (30) days' notice of cancellation or material change in terms; and (ii) waive all rights of subrogation by the insurance carrier against Landlord. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.B. is, in Landlord's reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant's use of the Premises should change with or without Landlord's consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.B. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated A VII or better in "Best's Insurance Guide" and authorized to do business in the State of California. Should Franklin Resources, Inc. or its successor by merger or acquisition, no longer be "Tenant" under this Lease, then deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed Five Thousand Dollars ($5,000.00) per occurrence. Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, or a certificate evidencing the same issued by the insurer thereunder; and, if Tenant shall fail to procure such insurance, or to deliver such certificates, Landlord may, at Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

C. INDEMNIFICATION. Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses, including reasonable attorneys' and consultants' fees and court costs, demands, causes of action, or judgments, directly or indirectly arising out of or related to: (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises, Building or Project by Tenant or Tenant's Parties, or from activities or failures to act of Tenant or Tenant's Parties; (2) claims arising from work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project; (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; and (4) claims arising from the negligence or intentional acts or omissions of Tenant or Tenant's Parties. The foregoing indemnity by Tenant shall not be applicable to claims to the extent arising from the active negligence or willful misconduct of Landlord. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises, Building or Project by or from any cause whatsoever (other than Landlord's active negligence or willful misconduct) and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises, Building or Project, or caused by gas, fire, oil or electricity in, on or about the Premises, Building or Project. Landlord shall indemnify, defend by counsel reasonably acceptable to Tenant, protect and hold Tenant harmless from and against any and all claims, liabilities, losses, costs, liens, damages, injuries or expenses, including reasonable attorneys' fees and consultants' fees and court costs, demands, causes of action or judgments directly or indirectly arising from the active negligence or willful misconduct of Landlord or its employees, agents or contractors. The provisions of this Paragraph shall COMMENCE FROM THE DATE OF THIS LEASE AND survive the expiration or earlier termination of this Lease.

                            9. WAIVER OF SUBROGATION

    To the extent permitted by law and without affecting the coverage provided by insurance to be maintained hereunder or any other rights or remedies, Landlord and Tenant each waive any right to recover against the other for: (a) damages for injury to or death of persons; (b) damages to property, including personal property; (c) damages to the Premises or any part thereof; and (d) claims arising by reason of the foregoing due to hazards covered by insurance maintained or required to be maintained pursuant to this Lease to the extent of proceeds recovered therefrom, or proceeds which would have been recoverable therefrom in the case of the failure of any party to maintain any insurance coverage required to be maintained by such party pursuant to this Lease. This provision is intended to waive fully, any rights and/or claims arising by reason of the foregoing, but only to the extent that any of the foregoing damages and/or claims referred to above are covered or would be covered, and only to the extent of such coverage, by insurance actually carried or required to be maintained pursuant to this Lease by either Landlord or Tenant. This provision is also intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. Subject to all qualifications of this Paragraph 9, Landlord waives its rights as specified in this Paragraph 9 with respect to any subtenant that it has approved pursuant to Paragraph 21 but only in exchange for the written waiver of such rights to be given by such subtenant to Landlord upon such subtenant taking possession of the Premises or a portion thereof. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

                     10. LANDLORD'S REPAIRS AND MAINTENANCE

    Landlord shall at Landlord's expense maintain in first-class condition and repair, reasonable wear and tear excepted, the structural soundness of the roof, foundations, and exterior walls of the Building. The term "exterior walls" as used herein shall not include windows, glass or plate glass, doors, dock bumpers or dock plates, special store fronts or office entries. Landlord shall perform on behalf of Tenant and other tenants of the Project the maintenance of the public and common areas of the Project including, but not limited to, the landscaped areas, parking areas, driveways, sanitary and storm sewer lines, utilities services, HVAC systems, electric equipment (excluding Tenant's emergency electric generator(s) described in Paragraph 38 H. hereof) servicing the Building, exterior lighting, Project trash removal services, and anything which affects the operation and exterior appearance of the Project, which determination shall be at Landlord's reasonable discretion. Any damage caused by or repairs necessitated by any negligence or act of Tenant or Tenant's Parties may be repaired by Landlord at Landlord's option and Tenant's expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs in such components of the Building for which Landlord is responsible, after which Landlord shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to repair same. Landlord's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project or to fixtures, appurtenances or equipment in the Building, except as provided in Paragraph 24 or anywhere else in this Lease. By taking possession of the Premises, Tenant, subject to Paragraph 2.B. of this Lease, accepts them "as is," as being in good order, condition



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

and repair and the condition in which Landlord is obligated to deliver them and suitable for the Permitted Use and Tenant's intended operations in the Premises, whether or not any notice of acceptance is given.

                      11. TENANT'S REPAIRS AND MAINTENANCE

    Tenant shall at all times during the Term at Tenant's expense maintain all interior non-structural parts of the Premises and such portions of the Building as are within the exclusive control of Tenant in a first-class, good, clean and secure condition and promptly make all necessary repairs and replacements, as reasonably determined by Landlord, including but not limited to, all windows, glass, doors, walls, including demising walls, and wall finishes, floors and floor covering, ceiling insulation, truck doors, hardware, plumbing work and fixtures, downspouts, entries, skylights, smoke hatches, roof vents, electrical and lighting systems, and fire sprinklers, and the emergency generator(s) described in Paragraph 38.H. of this Lease, with materials and workmanship of the same character, kind and quality as the original. Tenant shall at Tenant's expense also perform regular removal of trash and debris. Notwithstanding anything to the contrary contained herein, Tenant shall, at its expense, promptly repair any damage to the Premises or the Building or Project resulting from or caused by any negligence or act of Tenant or Tenant's Parties. Nothing herein shall expressly or by implication render Tenant Landlord's agent or contractor to effect any repairs or maintenance required of Tenant under this Paragraph 11, as to all of which Tenant shall be solely responsible.

                                 12. ALTERATIONS

A. Except for interior, nonstructural alterations costing less than Twenty-five Thousand Dollars ($25,000.00) to perform, Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, in, about or to the Premises ("ALTERATIONS") without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned with respect to proposed Alterations which: (a) comply with all applicable Regulations; (b) are, in Landlord's opinion, compatible with the Building or the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems, and will not cause the Building or Project or such systems to be required to be modified to comply with any Regulations (including, without limitation, the Americans With Disabilities Act) unless Tenant agrees to perform the same at its sole cost and expense; and (c) will not interfere with the use and occupancy of any other portion of the Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent (which consent shall not be unreasonably withheld, delayed or conditioned) for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose reasonable rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord's consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all applicable Regulations and Paragraph 27 hereof. If Landlord does not respond in writing within ten (10) days of receipt of Tenant's plan, stating with specificity its reasons therefor, Tenant shall deliver a second notice to Landlord, stating in bold type on the first page thereof "URGENT - DELAY NOTICE," which notice may be delivered by facsimile to Landlord at Landlord's Notice Address and as otherwise set forth in Paragraph 32, and if Landlord fails to respond within five (5) days thereafter, Landlord's consent shall be deemed given. Tenant shall at Tenant's sole expense, perform any additional work required under applicable Regulations due to the Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant's obligations under this Paragraph 12. Tenant shall reimburse Landlord for all third-party costs which Landlord may reasonably and actually incur in connection with granting approval to Tenant for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications, to the extent it is reasonably necessary to do so. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord's option, require that Tenant, at Tenant's expense, remove any or all Alterations made by Tenant which Landlord indicated at the time consent thereto was granted would have to be removed and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations or Tenant's trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant's sole expense. In addition to and wholly apart from Tenant's obligation to pay Tenant's Proportionate Share of Operating Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Alterations within the Premises, and on Tenant's interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

        The work necessary to make such Alterations shall be performed by employees, contractors or space planners employed by Landlord or, with Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, by space planners and/or contractors licensed in California which are employed by Tenant. In addition, if Landlord elected at the time consent to any such Alterations was granted to require that any such Alterations be removed by Tenant upon the expiration or earlier termination of the Term, and Landlord elects to be responsible for performing such removal, then notwithstanding the provisions of the preceding paragraph, Tenant shall pay to Landlord the cost of removing any such Alterations and restoring the Premises to their original condition such cost to include a reasonable charge for Landlord's overhead and profit as provided above, and such amount may be deducted from the Security Deposit or any other sums or amounts held by Landlord under this Lease.

B. In compliance with Paragraph 27 hereof, at least ten (10) business days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

                                    13. SIGNS

Tenant shall not place, install, affix, paint or maintain any signs, notices, graphics or banners whatsoever or any window decor which is visible in or from public view or corridors, the common areas or the exterior of the Premises or the Building, in or on any exterior window



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

or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord's prior written approval which Landlord shall have the right to withhold in its absolute and sole discretion; provided that Tenant's name shall be included in any Building-standard door and directory signage, if any, and Tenant shall have the right to install at Tenant's sole cost, expense and responsibility, identifying signage on the existing monument sign at the entranceway to the Project, in accordance with Landlord's Building signage criteria attached as EXHIBIT F hereto, including without limitation, payment by Tenant of any fee charged by Landlord for maintaining such signage, which fee shall constitute Additional Rent hereunder. Any installation of signs, notices, graphics or banners on or about the Premises or Project approved by Landlord shall be subject to any Regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs or graphics by the expiration or any earlier termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal.

                         14. INSPECTION/POSTING NOTICES

After reasonable notice and subject to such security requirements as Tenant may reasonably impose, except in emergencies where no such notice or compliance with any such security requirements shall be required, Landlord and Landlord's agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs, improvements or alterations to the Premises, Building or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants (during the last twelve (12) months of the Term or extended
Term), purchasers, encumbrancers or to others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's business operations. Tenant shall have the right to require a representative of Tenant to accompany Landlord during any such entry or inspection. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby except for any damage to persons as properly caused by the active negligence or willful misconduct of Landlord or its employees, agents or contractors. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. At any time within six (6) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Premises, Building and/or Project a suitable sign indicating that the Premises are available for lease.

                           15. SERVICES AND UTILITIES

A. Tenant shall pay directly for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right to conduct its business operations within the Premises, and to receive reasonable quantities of water, electricity and HVAC in connection therewith, seven (7) days per week, twenty-four (24) hours per day. If any such services are not separately billed or metered to Tenant, Tenant shall pay a proportion, as determined by Landlord, of all charges jointly serving other premises. All sums payable under this Paragraph 15 shall constitute Additional Rent hereunder. Landlord shall use reasonable efforts to reasonably capture any material benefit available through deregulation of electricity supply or of the supply of other utilities.

B. Tenant acknowledges that Tenant has inspected and accepts the water, electricity, heat and air conditioning and other utilities and services being supplied or furnished to the Premises as of the date Tenant takes possession of the Premises, if any, as being sufficient in their present condition, "as is," for the Permitted Use, and for Tenant's intended operations in the Premises.

C. Tenant shall not without written consent of Landlord (which consent shall not be unreasonably withheld, delayed or conditioned) use any apparatus, equipment or device in the Premises, including without limitation, computers, electronic data processing machines, copying machines, and other machines, using excess lighting or using electric current, water, or any other resource in excess of or which will in any way increase the amount of electricity, water, or any other resource being furnished or supplied for the use of the Premises for reasonable and normal office use, in each case as of the date Tenant takes possession of the Premises as reasonably determined by Landlord, or which will require additions or alterations to or interfere with the Building power distribution systems; nor connect with electric current, except through existing electrical outlets in the Premises or water pipes, any apparatus, equipment or device for the purpose of using electrical current, water, or any other resource. If Tenant shall require water or electric current or any other resource in excess of that being furnished or supplied for the use of the Premises as of the date Tenant takes possession of the Premises, if any, as reasonably determined by Landlord, Tenant shall first procure the written consent of Landlord (which consent shall not be unreasonably withheld, delayed or conditioned), to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed for any such other use. Tenant shall pay directly to Landlord as an addition to and separate from payment of Operating Expenses the cost of all such additional resources, energy, utility service and meters (and of installation, maintenance and repair thereof and of any additional circuits or other equipment necessary to furnish such additional resources, energy, utility or service). Landlord may add to the separate or metered charge a recovery of additional expense incurred in keeping account of the excess water, electric current or other resource so consumed. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services, or any change in the character or means of supplying or providing any such utilities or services or any supplier thereof;
(b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord or because of any interruption of service due to Tenant's use of water, electric current or other resource in excess of that being supplied or furnished for the use of the Premises as of the date Tenant takes possession of the Premises; or (c) the inadequacy, limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project otherwise; or (d) the partial or total unavailability of any such utilities or services to the Premises or the Building, whether by Regulation or otherwise; nor shall any such occurrence constitute an actual or constructive eviction of Tenant. Landlord shall further have no



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obligation to protect or preserve any apparatus, equipment or device installed by Tenant in the Premises. In addition, Landlord reserves the right to change the supplier or provider of any such utility or service from time to time. Landlord may, but shall not be obligated to, upon notice to Tenant, contract with or otherwise obtain any electrical or other such service for or with respect to the Premises or Tenant's operations therein from any supplier or provider of any such service. Tenant shall cooperate with Landlord and any supplier or provider of such services designated by Landlord from time to time to facilitate the delivery of such services to Tenant at the Premises and to the Building and Project, including without limitation allowing Landlord and Landlord's suppliers or providers, and their respective agents and contractors, reasonable access to the Premises for the purpose of installing, maintaining, repairing, replacing or upgrading such service or any equipment or machinery associated therewith.

    Subject to Paragraph 35 of this Lease, for services or utilities that Landlord is required to supply to the Premises hereunder, but is actively negligent in adequately providing or altogether fails to provide, Tenant's Rent shall be abated or reduced for such period of time that the Premises or portion thereof is not supplied with such services or utilities, in proportion to the rentable square feet of the Premises that is so affected bears to the total rentable square feet of the Premises.

D. SUBJECT TO THE PROVISIONS CONTAINED IN THE LAST SENTENCE OF PARAGRAPH 38.H., Landlord acknowledges and agrees to Tenant's exclusive use, operation, maintenance, repair and security protection of those certain underground conduit, vault and equipment facilities within the Project for Tenant's telecommunication cabling and equipment. Furthermore, Tenant agrees to and accepts complete and full responsibility and control of the facilities described in the preceding sentence.

                                16. SUBORDINATION

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, the Lease shall be and is hereby declared to be subject and subordinate at all times to: (a) all ground leases or underlying leases which may hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may be placed upon the Building, the Project and/or the land upon which the Premises or the Project are situated, or said ground leases or underlying leases, or Landlord's interest or estate in any of said items which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord provided that Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease beyond the expiration of all applicable grace, notice and cure periods. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any commercially reasonable additional documents evidencing Tenant's attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form reasonably requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust, subject to such nondisturbance requirement.

                            17. FINANCIAL STATEMENTS

At the request of Landlord from time to time, Tenant shall provide to Landlord Tenant's and any guarantor's current financial statements or other information discussing financial worth of Tenant and any guarantor, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Project.

                            18. ESTOPPEL CERTIFICATE

Tenant agrees from time to time, but not more than twice in any calendar year, within ten (10) business days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this Lease is the sole interest of Tenant in the Premises and/or the land at which the Premises are situated (subject to such rights of first refusal and/or options to purchase as may be set forth herein), and such other matters pertaining to this Lease as may be reasonably requested by Landlord or any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. If Tenant fails to execute such certificate within such ten (10) business day period, and such failure continues for more than five (5) days following delivery of a second request therefor, which second notice shall be labeled at the top in bold letters "URGENT - DELAY NOTICE," then the failure by Tenant to execute and deliver such certificate A DEFAULT UNDER THIS LEASE. Tenant agrees that if Tenant fails to execute and deliver such certificate within second five (5) day period, Landlord may execute and deliver such certificate on Tenant's behalf and that such certificate shall be binding on Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein.

                              19. SECURITY DEPOSIT

In the event Tenant does not exercise its first and/or second option to extend the Term pursuant to Paragraph 38.B. of this Lease, Tenant agrees to deposit with Landlord no later than twelve (12) months prior to the expiration of the Term, or the extended Term, a security deposit as stated in the Basic Lease Information (the "SECURITY DEPOSIT"), which sum shall be held and owned by Landlord, without obligation to pay interest, as security for the performance of Tenant's covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or by law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or other obligations of Tenant under this Lease, to repair damage to the



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

Premises, Building or Project caused by Tenant or any Tenant's Parties and to clean the Premises. Landlord may use and commingle the Security Deposit with other funds of Landlord.

                       20. LIMITATION OF TENANT'S REMEDIES

The obligations and liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of Landlord or of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees to look solely to Landlord's interest in the Project (including the rents, issues and proceeds therefrom) for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners of Landlord or its or their partners, directors, officers or shareholders. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project. Under no circumstances shall Tenant have the right to offset against or recoup Rent or other payments due and to become due to Landlord hereunder except as expressly provided in Paragraph 23.B. below or elsewhere in this Lease, which Rent and other payments shall be absolutely due and payable hereunder in accordance with the terms hereof.

                          21. ASSIGNMENT AND SUBLETTING

A. (1) GENERAL. Tenant shall not assign or pledge this Lease or sublet the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord's prior written consent except as provided herein which consent shall not be unreasonably withheld, delayed or conditioned. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the "TRANSFER NOTICE") at least thirty
        (30) days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord's decision criteria specified hereinafter. Landlord shall then have a period of fifteen (15) business days following receipt of the Transfer Notice to notify Tenant in writing whether Landlord consents to the proposed assignment or sublease, subject, however, to Landlord's prior written consent of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease and if Landlord withholds such consent, stating with specificity the reasons therefor. Consent to any assignment or subletting shall not constitute consent to any subsequent transaction to which this Paragraph 21 applies.

        (2) CONDITIONS OF LANDLORD'S CONSENT. Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord's consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord's consent in the following instances: if the proposed assignee does not agree to be bound by and assume the obligations of Tenant under this Lease in form and substance reasonably satisfactory to Landlord; the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or would violate any exclusivity or other arrangement which Landlord has with any other tenant or occupant or any Regulation or would increase the Occupancy Density or Parking Density of the Building or Project, as reasonably determined by Landlord; the proposed assignee or subtenant is not of sound financial condition as determined by Landlord in Landlord's reasonable discretion; the proposed assignee or subtenant is a governmental agency that occupies more than twenty-five percent (25%) of the Premises; the proposed assignee or subtenant does not have a good reputation as a tenant of property or a good business reputation; the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Project or is a present tenant of the Project; the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises or use of any Hazardous Materials or other noxious use or use which may disturb other tenants of the Project; or Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during any twelve (12) months preceding the date that Tenant shall request consent. Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination. In connection with each request for assignment or subletting, Tenant shall pay to Landlord Landlord's standard fee for approving such requests, as well as all costs incurred by Landlord or any mortgagee or ground lessor in approving each such request and effecting any such transfer, including, without limitation, reasonable attorneys' fees in an amount not to exceed Twenty-five Hundred Dollars ($2,500.00).

B. BONUS RENT. For any subleasing or assignment that is in the aggregate less than twenty-five percent (25%) of the Premises, any Rent or other consideration realized by Tenant under any such sublease or assignment, in excess of the Rent payable hereunder, after amortization of all transaction costs reasonably incurred in connection therewith, including but not limited to reasonable brokerage commission incurred by Tenant, legal fees, costs of improvements, shall be divided and paid, fifty percent (50%) to Tenant, fifty percent (50%) to Landlord ("BONUS RENT"). However, for any subleasing or assignment that is in the aggregate twenty-five percent (25%) or more of the Premises, then the Bonus Rent shall be divided and paid twenty-five percent (25%) to Tenant and seventy-five (75%) to Landlord. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for comparable space available for primary leasing.

C. CORPORATION. If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings) resulting in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this Lease. So long as Franklin Resources, Inc., is the "Tenant" in possession of the Premises, and Tenant is not in default of this Lease after the expiration of all applicable grace, notice and cure periods, Tenant shall have the right subject to the terms and conditions hereinafter set forth, without the consent of Landlord, to (a) assign its interest in this Lease (i) to any corporation which is a successor to Tenant either by merger or consolidation, or (ii) to a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities), or to a corporation or other entity which shall control, be under the control of, or be under common control with, Franklin Resources, Inc., (the term "control" as used herein shall be deemed to mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation, or other majority equity and controlling interest if Tenant is not a corporation) (any such entity being a "Related Entity"), or
(b) sublease all or any portion of the Premises to a Related Entity; upon the condition that (i) the principal purpose of such assignment or sublease is not the acquisition of Tenant's interest in this Lease (except if such assignment or sublease is made to a Related Entity and is made for a valid intra-corporate business purpose and is not made to circumvent the provisions of this Paragraph
21), and (ii) any such



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

assignee shall have a net worth and annual income and cash flow, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, in amounts necessary to perform its duties, obligations and liabilities hereunder, as reasonably determined by Landlord. Tenant shall, within ten (10) business days after execution thereof, deliver to Landlord (a) a duplicate original instrument of assignment, in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, (b) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, or
(c) a duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and subtenant, in which such assignee shall assume observance and performance of, and agree to be personally bound by all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

D. UNINCORPORATED ENTITY. If Tenant is a partnership, joint venture, unincorporated limited liability company or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or of the underlying beneficial interests of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this Lease.

E. LIABILITY. No assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Paragraph 25 with respect to any assignee or subtenant. Landlord may collect rent or other amounts or any portion thereof from any assignee, subtenant, or other occupant of the Premises, permitted or otherwise, and apply the net rent collected to the Rent payable hereunder, but no such collection shall be deemed to be a waiver of this Paragraph 21, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations of Tenant under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

                                  22. AUTHORITY

Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord's obligations hereunder and that all persons signing this Lease on its behalf are authorized to do. Tenant and the person or persons, if any, signing on behalf of Tenant, jointly and severally represent and warrant that Tenant has full right and authority to enter into this Lease, and to perform all of Tenant's obligations hereunder, and that all persons signing this Lease on its behalf are authorized to do so.

                                23. CONDEMNATION

A. CONDEMNATION RESULTING IN TERMINATION. If the whole or any substantial part of the Premises should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, either party shall have the right to terminate this Lease at its option. If any material portion of the Building or Project is taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, Landlord may terminate this Lease at its option. In either of such events, the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

B. CONDEMNATION NOT RESULTING IN TERMINATION. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking prevents or materially interferes with the Permitted Use of the Premises, and this Lease is not terminated as provided in Paragraph 23.A. above, the Rent payable hereunder during the unexpired portion of the Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances, but only after giving Landlord credit for all sums received or to be received by Tenant by the condemning authority. Notwithstanding anything to the contrary contained in this Paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises.

C. AWARD. Landlord shall be entitled to (and Tenant shall assign to Landlord) any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for any sums paid by virtue of such proceedings, whether or not attributable to the value of any unexpired portion of this Lease, except as expressly provided in this Lease. Notwithstanding the foregoing, any compensation specifically and separately awarded Tenant for Tenant's personal property and moving costs, shall be and remain the property of Tenant and the unamortized value of improvements to the Premises paid for by Tenant.

D. WAIVER OF CCP Section 1265.130. Each party waives the provisions of California Civil Code Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking.

                               24. CASUALTY DAMAGE

A. GENERAL. If the Premises or Building should be damaged or destroyed by fire, tornado, or other casualty (collectively, "CASUALTY"), Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after Landlord's receipt of such notice, Landlord shall notify Tenant whether in Landlord's estimation (based upon the certificate of a general contractor reasonably acceptable to Tenant) material restoration of the Premises can reasonably be made within one hundred eighty (180) days from the date of such notice and receipt of required permits for such restoration. Landlord's determination shall be binding on Tenant.

B. WITHIN 180 DAYS. If the Premises or Building should be damaged by Casualty to such extent that material restoration can in Landlord's estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such restoration, this Lease shall not terminate. Provided that insurance proceeds are received by Landlord to fully repair the damage (less the amount of any deductible), Landlord shall proceed to rebuild and repair the Premises in the manner reasonably determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of the Alterations which may have been placed on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately.

C. GREATER THAN 180 DAYS. If the Premises or Building should be damaged by Casualty to such extent that rebuilding or repairs cannot in Landlord's estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such rebuilding or repair, then either party shall have the option to be exercised within thirty
(30) days following receipt of Landlord's estimate of terminating this Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of this Lease.

If neither party elects to so terminate, Landlord shall commence to rebuild or repair the Premises diligently and in the manner reasonably determined by Landlord. Notwithstanding the above, Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately.

D. TENANT'S FAULT. Notwithstanding anything herein to the contrary, if the Premises or any other portion of the Building are damaged by Casualty resulting from the fault, negligence, or breach of this Lease by Tenant or any of Tenant's Parties, Base Rent and Additional Rent shall not be diminished during the repair of such damage (to the extent Tenant is responsible for the loss and Landlord is not being covered by any other insurance proceeds) and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

E. INSURANCE PROCEEDS. Notwithstanding anything herein to the contrary, if the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires, despite Landlord's commercially reasonable efforts to obtain such proceeds, that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon this Lease shall terminate.

F. WAIVER. This Paragraph 24 shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Sections 1932, 1933(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Premises, Landlord's obligation for tenantability of the Premises and Tenant's right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.

G. TENANT'S PERSONAL PROPERTY. In the event of any damage or destruction of the Premises or the Building, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant's personal property.

                                25. HOLDING OVER

Unless Landlord expressly consents in writing to Tenant's holding over, Tenant shall be unlawfully and illegally in possession of the Premises, whether or not Landlord accepts any rent from Tenant or any other person while Tenant remains in possession of the Premises without Landlord's written consent. If Tenant shall retain possession of the Premises or any portion thereof without Landlord's consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention two hundred percent (200%) the amount of daily rental as of the last month prior to the date of expiration or earlier termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including consequential and incidental damages and reasonable attorneys' fees, incurred by Landlord resulting from delay by Tenant in surrendering the Premises within thirty (30) days following the expiration or earlier termination of the Term or extended Term of this Lease, including, without limitation, any claims made by the succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 25 shall waive Landlord's right of reentry or any other right. Additionally, if upon expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply. The provisions of this Paragraph 25 shall survive any expiration or earlier termination of this Lease. If by written notice to Landlord delivered not later than twelve (12) months prior to the Term Expiration Date, or the expiration of the extended Term (the "Hold-Over Notice"), Tenant advises Landlord of its intent to hold-over specifying the period of such hold-over (which period must be for a period of no longer than six (6) months) (the "Hold-Over Term") then Tenant may, as a matter of right, remain in possession following the Term Expiration Date or the expiration of the extended Term, as the case may be, for the Hold-Over Term set forth in the Hold-Over Notice; provided, that the Base Rent for the Hold-Over Term shall be one hundred fifty percent (150%) of the sum of the Base Rent and other charges payable for the last month of the Term or extended Term. In no event under the preceding sentence, shall Tenant have the right to hold-over in the Premises for more than one (1) six (6) month or shorter period beyond the Term Expiration Date or the expiration of the extended Term. NOTWITHSTANDING THE FOREGOING, IN THE EVENT OF ANY SUCH HOLDING OVER, TENANT SHALL NOT HAVE ANY RIGHT TO EXERCISE (A) THE PHASE C PREMISES EXPANSION OPTION AS SET FORTH IN EXHIBIT H; (B) THE FIRST RIGHT TO PURCHASE THE PROJECT AS SET FORTH IN EXHIBIT I, OR (C) THE OPTION TO PURCHASE THE PROJECT AS SET FORTH IN EXHIBIT J.

                                   26. DEFAULT

A. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

        (1)    ABANDONMENT.

        (2) NONPAYMENT OF RENT. Failure to pay any installment of Rent or any other amount due and payable hereunder upon the date when said payment is due, as to which time is of the essence.

        (3) OTHER OBLIGATIONS. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A., such failure continuing for twenty (20) days after written notice of such failure unless such default cannot reasonably be cured within such twenty (20) day period and Tenant shall within such period commence with due diligence and dispatch the curing of such default, and having so commenced, shall thereafter, with periodic written reports submitted to Landlord, prosecute or complete with due diligence and dispatch the curing of such default, as to which time is of the essence.

        (4) GENERAL ASSIGNMENT. A general assignment by Tenant for the benefit of creditors.

        (5) BANKRUPTCY. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undercharged for a period of thirty
        (30) days. If under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

        (6) RECEIVERSHIP. The employment of a receiver to take possession of substantially all of Tenant's assets or the Premises, if such appointment remains undismissed or undischarged for a period of fifteen
        (15) days after the order therefor.

        (7) ATTACHMENT. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or Tenant's leasehold of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of fifteen (15) days after the levy thereof.

        (8) INSOLVENCY. The admission by Tenant in writing of its inability to pay its debts as they become due.

B. REMEDIES UPON DEFAULT.

        (1) TERMINATION. In the event of the occurrence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant's right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, including any subtenant or subtenants notwithstanding Landlord's consent to any sublease, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant's default or of such termination. Landlord hereby reserves the right, but shall not have the obligation, to recognize the continued possession of any subtenant. The delivery or surrender to Landlord by or on behalf of Tenant of keys, entry codes, or other means to bypass security at the Premises shall not terminate this Lease.

        (2) CONTINUATION AFTER DEFAULT. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Paragraph 26.B.(1) hereof, and Landlord may enforce all of Landlord's rights and remedies under this Lease and at law or in equity, including without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord's interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant's right to possession.

        (3) INCREASED SECURITY DEPOSIT. If Tenant is in default under Paragraph 26.A.(2) hereof and such default remains uncured for ten (10) days after such occurrence or such default occurs more than three times in any twelve (12) month period, Landlord may require that Tenant increase the Security Deposit to the amount of three times the current month's Rent at the time of the most recent default.

C. DAMAGES AFTER DEFAULT. Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.B.(1) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from
Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided;
(3) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and
(4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" as used in (1) and (2) above shall be computed at the Applicable Interest Rate (defined below). The "worth at the time of award" as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

D. LATE CHARGE. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord on or before the fifth business day of each calendar month, an amount equal to (i) two and one-half percent (2.5%) for the first late payment during any calendar year, and
(ii) five percent (5%) for the second and subsequent late payment during any calendar year of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof, provided, however, that on one
(1) occasion during any calendar year of the Term, Landlord shall give Tenant written notice of such late payment and Tenant shall have a period of five (5) calendar days thereafter in which to make such payment before any late charge shall be assessed. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord.

E. INTEREST. Interest shall accrue on all sums not paid when due hereunder at the lesser of fourteen percent (14%) per annum or the maximum interest rate allowed by law ("APPLICABLE INTEREST RATE") from the due date until paid.

F. REMEDIES CUMULATIVE. All rights, privileges and elections or remedies of the parties are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

G. LANDLORD'S DEFAULT. Landlord shall not be in default hereunder unless Landlord fails to perform any material obligation required of Landlord under the terms of this Lease within a reasonable time, but in no event later than sixty
(60) days after written notice by Tenant to Landlord, subject to Paragraph 35 of this Lease, specifying the nature of Landlord's failure to perform. If, however, the nature of Landlord's obligation is such that more than sixty (60) days are reasonably required for performance, then Landlord shall not be in default hereunder if Landlord commences performance within such sixty (60) day period, subject to Paragraph 35 of this Lease, and thereafter diligently prosecutes such cure to completion. If Landlord at the expiration of such notice and cure periods has failed to cure such default, then, subject to the exculpatory provisions of this Paragraph 26, Tenant may pursue any of its legal or equitable remedies, but Tenant shall have no right to otherwise terminate this Lease. Notwithstanding the foregoing, nothing contained in this Paragraph 26.G. shall be deemed to expand Tenant's remedies under circumstances where particular provisions of this Lease expressly provide for an available remedy and where such available remedies are so set forth they shall be deemed Tenant's exclusive remedy.

                                    27. LIENS

Tenant shall at all times keep the Premises and the Project free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by or on behalf of Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project. If Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate as Additional Rent. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics' or materialmen's liens to permit Landlord to post and record a timely notice of non-responsibility, as Landlord may elect to proceed or as the law may from time to time provide, for which purpose, if Landlord shall so determine, Landlord may enter the Premises. Tenant shall not remove any such notice posted by Landlord without Landlord's consent, and in any event not before completion of the work which could lawfully give rise to a claim for mechanics' or materialmen's liens.

                                28. SUBSTITUTION

A.

                            29. TRANSFERS BY LANDLORD

In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord's successor-in-interest. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of "Landlord" to be performed after the passing of title to Landlord's successor-in-interest provided such successor-in-interest assumes in writing Landlord's duties, obligations or liabilities hereunder. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord's successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of "Landlord," to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building.

                     30. RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent, except as otherwise expressly set forth herein. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant's part to be performed hereunder, including Tenant's obligations under Paragraph 11 hereof, and such failure shall continue for fifteen (15) days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant's part. In the case of an emergency, no prior notification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant's obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

                                   31. WAIVER

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the expressed terms of this Lease. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord, based upon full knowledge of the circumstances.

                                   32. NOTICES

Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

A. RENT. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord's Remittance Address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

B. OTHER. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, mailed, certified or registered, postage prepaid or sent by facsimile with confirmed receipt (and with an original sent by commercial overnight courier), and in each case addressed to the party to be notified at the Notice Address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery.

C. REQUIRED NOTICES. Tenant shall immediately notify Landlord in writing of any notice of a violation or a potential or alleged violation of any Regulation that relates to the Premises or the Project, or of any inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises, or any claim that is instituted or threatened by any third party that relates to the Premises or the Project.

                               33. ATTORNEYS' FEES

If Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord's reasonable attorneys' fees and court costs, whether incurred at trial, appeal or review. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be a part of the judgment in said action.

                           34. SUCCESSORS AND ASSIGNS

This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord as provided hereunder, Tenant's assigns.

                                35. FORCE MAJEURE

If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant's obligation to pay Rent, however, is not excused by this Paragraph 35.

                            36. SURRENDER OF PREMISES

Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed on the date Tenant originally took possession thereof (reasonable wear and tear, casualty damage and acts of God excepted), including, but not limited to, all holes in walls repaired, all HVAC equipment in operating order and in good repair, and all floors cleaned, waxed, and free of any Tenant-introduced marking or painting, all to the reasonable satisfaction of Landlord. Tenant shall remove all of its debris from the Project. At or before the time of surrender, Tenant shall comply with the terms of Paragraph 12.A. hereof with respect to Alterations to the Premises and all other matters addressed in such Paragraph. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Paragraph 25 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Tenant shall meet with Landlord for a joint inspection of the Premises fifteen (15) days prior to vacating, but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. Any delay caused by Tenant's failure to carry out its obligations under this Paragraph 36 beyond the term hereof, shall constitute unlawful and illegal possession of Premises under Paragraph 25 hereof.

                                37. MISCELLANEOUS

A. GENERAL. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

B. TIME. Time is of the essence regarding this Lease and all of its provisions.

C. CHOICE OF LAW. This Lease shall in all respects be governed by the laws of the State of California.

D. ENTIRE AGREEMENT. This Lease, together with its Exhibits, addenda and attachments and the Basic Lease Information, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its Exhibits, addenda and attachments and the Basic Lease Information.

E. MODIFICATION. This Lease may not be modified except by a written instrument signed by the parties hereto. Tenant accepts the area of the Premises as specified in the Basic Lease Information as the approximate area of the Premises for all purposes under this Lease, and acknowledges and agrees that no other definition of the area (rentable, usable or otherwise) of the Premises shall apply. Tenant shall in no event be entitled to a recalculation of the square footage of the Premises, rentable, usable or otherwise, and no recalculation, if made, irrespective of its purpose, shall reduce Tenant's obligations under this Lease in any manner, including without limitation the amount of Base Rent payable by Tenant or Tenant's Proportionate Share of the Building and of the Project.

F. SEVERABILITY. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

G. RECORDATION. Tenant shall have the right to record a mutually acceptable short form memorandum hereof, provided that Tenant agrees upon the expiration or earlier termination of this Lease to execute and deliver to Landlord a quitclaim deed terminating said short form memorandum.

H. EXAMINATION OF LEASE. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

I. ACCORD AND SATISFACTION. No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies. All offers by or on behalf of Tenant of accord and satisfaction are hereby rejected in advance.

J. EASEMENTS. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant's consent; provided that no such grant or dedication shall materially interfere with Tenant's Permitted Use of the Premises. Upon Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats reasonably necessary to effectuate Tenant's covenants hereunder.

K. DRAFTING AND DETERMINATION PRESUMPTION. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, Landlord's consent, determination or estimation shall be given or made solely by Landlord in Landlord's good faith and reasonable opinion.

L. EXHIBITS. The Basic Lease Information, and the Exhibits, addenda and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein.

M. NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

N. NO THIRD PARTY BENEFIT. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

O. QUIET ENJOYMENT. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.

P. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

Q. MULTIPLE PARTIES. If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

R. PRORATIONS. Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month shall be prorated based on a month of 30 days. As used herein, the term "fiscal year" shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.

S. OPERATING POLICIES. During the Term of this Lease, Landlord shall operate and maintain the Building in a manner generally consistent with other comparable first-class business park projects in San Diego County.

T. LANDLORD'S COVENANT. In connection with the exercise by Landlord of the rights and reservations granted or afforded by this Lease, Landlord hereby covenants and agrees to:

        (1) use its reasonable good faith efforts to avoid taking any actions (excepting any actions to comply with Regulations) which may materially adversely affect Tenant's use of or normal business operations within the Premises;

        (2) use its reasonable good faith efforts to provide Tenant with prior written notice of any such actions by Landlord (excepting any actions to comply with Regulations) which may materially adversely affect Tenant's use of or normal business operations within the Premises and at least forty-eight (48) hours prior written notice of any scheduled work to be performed by Landlord which may materially adversely interfere with Tenant's normal business operations; it being understood, however, that the giving of such prior written notice may be impossible or impractical under emergency circumstances;

        (3) in a manner consistent with the prudent and efficient operation of the Project, to reasonable coordinate and reasonably cooperate with Tenant to reasonably minimize any cessation or degradation of Tenant's use of or normal business operations within the Premises; and

        (4) use its reasonable good faith efforts to perform all work in an expeditious and workmanlike manner and to restore access to the Premises and the availability of Building services as soon as reasonably practicable.

Notwithstanding anything contained in this Paragraph 37.T. to the contrary, in no event shall Landlord be liable or responsible for any consequential or exemplary damages.

U. CONSENT/DUTY TO ACT REASONABLY. Except for the provisions of this Lease which expressly grant a party the right to act in its sole discretion, whereupon in each such case, Landlord's and Tenant's duty is to act in good faith (but shall not otherwise be subject to a "reasonableness" standard) (i) any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, delayed or conditioned, and (ii) whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the other party's reasonable expectations concerning the benefits to be enjoyed under this Lease.

V. YEAR 2000 COMPLIANCE. Landlord hereby represents, warrants and covenants to the best of its knowledge to Tenant that all of the Project's mechanical, electrical, elevator, fire and life safety systems (the "Building Systems") will operate on and after January 1, 2000 without normal operation being impaired by dates in and after the year 2000. At Tenant's request, Landlord shall provide Tenant with reasonably satisfactory evidence of the Building Systems' compliance with the foregoing.

                            38. ADDITIONAL PROVISIONS

A. BASE RENT. The monthly Base Rent during the initial Term shall be as follows:

                         Period                 Monthly Base Rent
                         ------                 -----------------
               May 1, 2000 - April 30, 2001        $232,500.00

               May 1, 2001 - April 30, 2002        $232,500.00

               May 1, 2002 - April 30, 2003        $239,475.00

               May 1, 2003 - April 30, 2004        $246,660.00

               May 1, 2004 - April 30, 2005        $254,060.00

               May 1, 2005 - April 30, 2006        $261,680.00

               May 1, 2006 - April 30, 2007        $269,530.00

               May 1, 2007 - April 30, 2008        $277,615.00

               May 1, 2008 - April 30, 2009        $285,945.00

               May 1, 2009 - April 30, 2010        $294,525.00

B. RENEWAL OPTION. Provided Tenant is not, and has not been, in material default of any of its obligations under this Lease or any other lease Tenant may have in the Project, after expiration of all applicable grace, notice and cure periods, it shall have an option to renew this Lease for the Premises in "as is" condition for two (2) five (5) year periods on the same terms and conditions as set forth in this Lease except that the Base Rent of each option period shall be the then fair prevailing market rate rental for comparable space of at least one hundred thousand (100,000) square feet at comparable buildings within the Eastgate Technology Park and University Towne Centre areas, as defined and determined by Subparagraph 38.B(1) and/or 38 B.(2) below. In no event will the Base Rent for each option period be less than that of the previous period. Tenant shall give Landlord written notice to exercise its option at least eighteen (18) months but not more than fifteen (15) months prior to the expiration of the Term, or extended Term.

        Notwithstanding anything to the contrary herein contained, Tenant's right to extend the Term by exercise of the foregoing option shall be conditioned upon the following: (a) at the time of the exercise of the option, and at the time of the commencement of the extended Term, Tenant shall be in possession of and occupying at least seventy-five percent (75%) of the Premises, and at least seventy-five percent (75%) of all other premises under any other leases Tenant may have in the Project, for the conduct of its business therein and the same shall not be occupied by any assignee, subtenant, or licensee; and
(b) the notice of exercise shall constitute a representation, by commencement of the extended Term, that Tenant does not intend to seek to assign more than twenty-five percent (25%) of the Lease, or sublet more than twenty-five percent (25%) of any other premises under any other leases Tenant may have in the Project.

(1) "Fair Market Rental" shall mean the rate being charged to tenants recently renewing existing leases for comparable space in buildings within the Eastgate Technology Park and University Towne Centre areas, taking into consideration all relevant factors, including but not limited to, the following: size, location, floor level, proposed term of the lease, expense stops, extent of building services to be provided, and the time that the rental rate under consideration is to become effective. Fair Market Rental as of the commencement of each option period shall be determined by Landlord with written notice (the "Notice") given to Tenant not later than thirty
    (30) days after the receipt of the option notice, subject to Tenant's right to arbitration as provided in Subparagraph 38.B(2) below. Failure on the part of Tenant to demand arbitration within thirty (30) days after receipt of the Notice from Landlord shall bind Tenant to the Fair Market Rental as determined by Landlord. Notwithstanding anything to contrary herein, Tenant's right to arbitrate shall conclude no later than ninety (90) days after the date of the Notice.

(2) If Tenant disputes the amount claimed by Landlord as Fair Market Rental, Tenant may require that Landlord submit the dispute to arbitration. The arbitration shall be conducted and determined in San Diego, California, in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the procedures mandated by such rules shall be modified as follows:

    (a) Tenant shall make demand for arbitration in writing within thirty (30) days after service of the Notice, specifying therein the name and address of the person to act as the arbitrator on Tenant's behalf. The arbitrator shall be a M.A.I. designated and independent real estate appraiser with at least ten (10) years full-time commercial appraisal experience who is familiar with the Fair Market Rental of first-class business park space in San Diego County. (In the event M.A.I. appraisers are no longer available, a comparable designation with at least ten (10) years experience with commercial property appraisal in San Diego County will be acceptable.) Failure on the part of Tenant to make the timely and proper demand for such arbitration shall constitute a waiver of the right thereto. Within ten (10) business days after the service of the demand for arbitration, Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf, which arbitrator shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the Fair Market Rental for the Premises.

    (b) If two arbitrators are chosen pursuant to Subparagraph 38.B.(2)(a) above, the arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed and shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Subparagraph 38.B(2)(a) above. If they are unable to agree upon such appointment within five (5) business days after expiration of such ten
    (10) day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within five
    (5) business days after expiration of the foregoing five (5) business day period, then either party, on behalf of both, may request appointment of such a qualified arbitrator by (i) the majority of board members of the San Diego County Chapter of M.A.I. appraisers, or (ii) the chief arbitrator of the San Diego County Chapter of the American Arbitration Association. The three arbitrators shall decide the dispute, if has not been previously resolved, by following the procedures set forth in Subparagraph 38.B(2)(c) below. Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys' fees and expenses of counsel and of witnesses or other experts for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses or other experts.

    (c) The Fair Market Rental shall be fixed by the three arbitrators in accordance with the following procedures. Each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Fair Market Rental supported by the reasons therefor and shall make counterpart copies for each of the other arbitrators. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions within ten (10) business days after appointment of the third arbitrator. If either arbitrator fails to deliver to the other arbitrators his or her determination within such ten (10) business day period, then the determination of the other arbitrator shall be final and binding upon the parties. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his or her determination of Fair Market Rental. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he or she chooses as the most closely approximating his or her determination of the Fair Market Rental shall constitute the decision of the arbitrators and shall be final and binding upon the parties. If either party fails to pay its share of the fees of the third arbitrator within thirty (30) days after receipt of an invoice, or fails to execute and deliver any documents reasonably required by the third arbitrator within thirty (30) days after receipt thereof, then the Fair Market Rental shall be determined solely by the arbitrator selected by the other party.

(d) In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator. The arbitrators shall attempt to decide the issue within ten (10) business days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties, except that such arbitrators shall not attempt by themselves to mutually ascertain the Fair Market Rental and any such determination, in a manner other than that provided for in Subparagraph 38.B(2)(c) hereof, shall not be binding on the parties.

C. ALTERNATIVE TERM EXPIRATION DATE. Subject to a CERTAIN lease DATED AUGUST ___, 1998 for approximately 154,900 square feet within PHASE A OF the Project which adjoins the Premises ("PHASE A Premises") and Tenant taking full occupancy and commencing the payment of Rent, Tenant shall have the right to alter the Term Expiration Date upon written notice to Landlord no sooner than twenty-four (24) months and no later than eighteen (18) months prior to the scheduled Term Expiration Date. This alteration of the Premises' Term Expiration Date shall consist of exchanging the term expiration date of the PHASE A Premises with the Term Expiration Date for the Premises.

D. PREPAID RENT. Upon execution of this Lease, Tenant shall pay the first and second month's Base Rent for the entire Premises AND THE FIRST MONTH OF THE EXPANSION OPTION FEE, totaling FIVE HUNDRED ELEVEN THOUSAND FOUR HUNDRED SIXTY FIVE DOLLARS ($511,465.00) ("Pre-paid Rent"). Landlord shall apply the Pre-paid Rent to the Base Rent for the Premises as they become due during the initial months of the Term.

E. TERMINATION RIGHTS. Notwithstanding anything to the contrary contained in this Lease, if Tenant is notified by Landlord, or Tenant becomes aware and notifies Landlord of the occurrence of a Trigger Event (defined below), and such Trigger Event materially adversely affects the operation of Tenant's normal business in, use of, prevents Tenant's reasonable access to the Premises, and such Trigger Event continues for such a time greater than twelve (12) months (the "Maximum Restoration Period"), then Tenant may elect to exercise an ongoing right to terminate this Lease, upon thirty (30) days' prior written notice sent to Landlord within a period of sixty (60) days following the later of the occurrence of the Trigger Event or Tenant's receipt (or giving) of notice thereof (such notice, in the case of a Trigger Event described in subparagraphs
(1) and (2) below, to contain a reasonably detailed description of the scope of the Trigger Event). Notwithstanding the forgoing, Tenant shall not have a right to so terminate this Lease if Landlord takes action within said sixty (60) day period (but no later than the expiration of the thirty (30) day period) which will result in the restoration of the Tenant's normal business operations in, Tenant's reasonable access to, and Tenant's use of the Premises in a condition suitable for the efficient conduct of Tenant's normal business (including, without limitation, utilities required or necessary for the operation of Tenant's normal business in the Premises) prior to the end of the Maximum Restoration Period.

As used herein, the term "TRIGGER EVENT" shall mean and refer to:

        (1) continuous interruption of electrical, water, telecommunication, telephone, gas, sewer or other essential utility services used or required in connection with Tenant's occupancy of the Premises or interruption of Tenant's access to the Premises;

        (2) discovery of Hazardous Materials or any other material environmental condition in, on or around the land, Building, Project, common areas or Premises, which, taking into account applicable environmental laws, either is unlawful or represents a significant health risk to occupants of the Premises, excepting those Hazardous Materials either:

        (a) used by Tenant's contractor in the construction of Alterations in the Premises; or

        (b) generated by Tenant or brought onto or into the Project, Building, Premises or common areas, by Tenant as more particularly described in Paragraph 4.D. of this Lease.

F. ROOFTOP COMMUNICATIONS EQUIPMENT. During the Term of this Lease (and any renewal or extensions thereof), Tenant shall have the right, without payment of any fee or charge therefor, to install and operate, for Tenant's personal use only, one (1) microwave transmitter-receiver or satellite dish (the "Satellite Dish") on one Building rooftop (the "Designated Building") of a weight, height, and width reasonably acceptable to Landlord. Landlord shall not withhold its consent to the installation of a Satellite Dish reasonably comparable to those installed within the Project. Tenant's rights pursuant to this Paragraph 38.G. are subject to the following:

        (1) All costs for the installation of the Satellite Dish including, but not limited to, electrical equipment and connections, mounting fixtures, engineering studies, inspections, permits, etc. will be at the Tenant's sole cost, expense and responsibility.

        (2) Prior to installing the Satellite Dish, Tenant must notify Landlord in writing, specifying the type, character, size, location, amount of space required, installation details and electrical requirements. Landlord in its reasonable discretion shall approve of said specifications of the Satellite Dish within ten (10) days following receipt of Tenant's written request to install a Satellite Dish on the roof of the Designated Building.

        (3) Tenant shall pay any federal, state and local taxes applicable to the installation and use of the Satellite Dish and Tenant shall procure, maintain and pay for and obtain all fees, permits and governmental agency licenses necessary in connection with all installation, maintenance and operation of the Satellite Dish; provided, however, that Landlord shall reasonably cooperate with the efforts of Tenant in connection with any governmental application or filing required thereby. Tenant shall reimburse Landlord for any actual costs Landlord may incur to assist Tenant as detailed in the preceding sentence.

        (4) Tenant shall be permitted, at its sole cost, expense and responsibility, but without separate charge other than any charges permitted to be imposed by Landlord under Paragraph 7, to install, modify, alter, repair, maintain, operate and replace one (1) existing chaseway of the Designated Building in an area in the core of the Designated Building, one (1) non-dedicated conduit for its cabling use (and the use of the Satellite Dish and cable contained therein connecting to such Building's roof for operation of Tenant's Satellite
        Dish). All installations required in connection with the Satellite Dish shall be made by means of conduits, wires or cables that will pass through existing openings in the walls or roof decks of the Designated Building, and all cable and wires located on the roof of the Designated Building used in connection with Satellite Dish shall be covered by rust-proof conduits and attachments. In no event shall any of Tenant's installations be made through the roof surface or membrane of the Designated Building without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. The installation of the Satellite Dish shall be subject to Landlord's review and approval and shall conform to the engineering standards commonly used for installing similar satellite dishes within the Project.

        (5) Tenant, at its sole cost, expense, and responsibility, will comply with all present and future laws, and with any reasonable requirements of any applicable fire rating bureau relating to the maintenance, use, installation and operation of the Satellite Dish. Tenant shall install, maintain and operate all of its equipment used in connection with the Satellite Dish in conformity with all Regulations of all government agencies having jurisdiction over the installation, use and operation of the Satellite Dish, including, without limitation, the Federal Aviation Administration and the Federal Communications Commission; provided, however, that if compliance with such laws or regulations would require a change in the size, configuration or location of the Satellite Dish, such changes shall be subject to Landlord's prior written consent.

        (6) Prior to the expiration or earlier termination of the Term of this Lease, or any extended Term, Tenant shall remove the Satellite Dish and all wires and cables used in connection with the Satellite Dish, and shall restore and repair all damage to the Designated Building occasioned by the installation, maintenance or removal of the Satellite Dish. If Tenant fails to timely complete such removal, restoration and repair, all sums incurred by Landlord to complete such work shall be paid by Tenant to Landlord upon demand.

        (7) Landlord makes no representations or warranties whatsoever with respect to the fitness or suitability of the Designated Building for the installation, maintenance and operation of the Satellite Dish, including, without limitation, with respect to the quality and clarity or any receptions and transmissions to or from the Satellite Dish and the presence of any interference with such signals, whether emanating from the Designated Building or otherwise. Landlord shall permit Tenant to have reasonable access to such other parts of the Designated Building as are open to the public or for which access is otherwise reasonably necessary in order to install, maintain and operate the Satellite Dish. Notwithstanding anything set forth in this Paragraph 38.G. to the contrary, if Landlord reasonably determines that the installation of the Satellite Dish will be detrimental to the design or structural soundness of the Designated Building or will create risk of injury or damage to persons or property, Tenant shall not be permitted to install said Satellite Dish.

        (8) Tenant must notify Landlord in writing prior to the scheduled date Tenant proposes to install the Satellite Dish on the roof of the Designated Building in order to make arrangements for the movement of materials needed in connection with the installation of the Satellite Dish.

        (9) Tenant shall provide at its sole cost, expense and responsibility, adequate maintenance personnel in order to ensure the safe operation of the Satellite Dish. In addition, Tenant shall install, maintain and operate all of its equipment used in connection with the Satellite Dish in a fashion and manner so as not to interfere with the use and operation of any: (a) other televisions or radio equipment in the Designated Building; (b) present or future electronic control system for any operating services or the operation of the elevators in any Building within the Project; (c) other transmitting, receiving or master television, telecommunications or microwave antenna equipment currently located on the roof of the Designated Building or other buildings within the Project; or (d) any radio communication system now used by Landlord and/or other tenants of the Project. In addition, Tenant shall use its commercially reasonable efforts to ensure that Tenant will not interfere with any equipment installed by Landlord and/or other tenants of the Project in the future. Landlord shall use its commercially reasonable efforts to ensure that Tenant's equipment will not be unreasonably interfered with.

G. EMERGENCY GENERATOR. During the Term or extended Term of this Lease, upon written approval by Landlord, which shall not be unreasonably withheld, delayed or conditioned, Tenant shall have the right, at its sole cost, expense and responsibility, in accordance with all applicable laws and in a location as determined by Landlord, to install one (1) emergency electrical generator per Building and all appurtenant equipment. The maintenance and operation of said equipment shall be at Tenant's sole cost, expense and responsibility and subject to Paragraph 11 of this Lease.

H. CONSTRUCTION OF BUILDINGS. THE BUILDINGS SHALL BE CONSTRUCTED IN ACCORDANCE WITH EXHIBIT G ATTACHED HERETO.

I.

J.

K.

L. MEASUREMENT OF THE PREMISES. WITHIN THIRTY (30) DAYS AFTER THE DATE ON WHICH LANDLORD'S BASE BUILDING WORK IS SUBSTANTIALLY COMPLETE FOR TENANT IMPROVEMENTS CONSTRUCTION, BUT IN NO EVENT LATER THAN THE TERM COMMENCEMENT DATE, LANDLORD SHALL CAUSE THE PREMISES TO BE MEASURED BY A MUTUALLY ACCEPTABLE AND PROFESSIONALLY QUALIFIED ARCHITECT (OTHER THAN LANDLORD'S OR TENANT'S ARCHITECT) LICENSED IN THE STATE OF CALIFORNIA. THE RENTABLE SQUARE FEET OF THE PREMISES SHALL BE BASED ON A DRIPLINE MEASUREMENT. IF THE RENTABLE SQUARE FOOTAGE OF THE PREMISES IS OTHER THAN THE STATED RENTABLE FEET OF THE PREMISES IN THE BASIC LEASE INFORMATION, THE BASE RENT SHALL CORRESPONDINGLY BE ADJUSTED, AT THE SAME RATE PER SQUARE FOOT AS SET FORTH IN THE BASIC LEASE INFORMATION. ANY MODIFICATION OR ADJUSTMENT TO THE RENTABLE SQUARE FEET OF THE PREMISES AND ANY OTHER TERMS OF THE LEASE MUST BE MADE AND AGREED TO IN WRITING BY THE PARTIES WITHIN FIFTEEN (15) DAYS AFTER LANDLORD'S RECEIPT OF ARCHITECT'S MEASUREMENT. FAILURE ON THE PART OF THE PARTIES TO AGREE WITHIN FIFTEEN (15) DAYS OR ANY DISPUTE BETWEEN LANDLORD AND TENANT PERTAINING THIS PARAGRAPH 38.L SHALL BE RESOLVED BY SUBMITTING TO BINDING ARBITRATION, CONDUCTED AND DETERMINED IN SAN DIEGO COUNTY ACCORDING TO THE PREVAILING RULES OF THE AMERICAN ARBITRATION ASSOCIATION FOR ARBITRATION OF COMMERCIAL DISPUTES.

                             39. JURY TRIAL WAIVER

EACH PARTY HERETO (WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL, HEREBY WAIVES TRIAL BY JURY, AND HEREBY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE BUILDING IS LOCATED, AND AGREES AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE, WHETHER ANY OF THE FOREGOING IS BASED ON THIS LEASE OR ON TORT LAW. EACH PARTY REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE EFFECT OF THIS PARAGRAPH 39. THE PROVISIONS OF THE PARAGRAPH 39 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.



                             LANDLORD

                             Spieker Properties, L.P.,
                             a California limited partnership

                             By: Spieker Properties, Inc.,
                                 a Maryland corporation,
                                 its general partner

                                 By:____________________________________________
                                           Richard L. Romney

                                 Its: Senior Vice President

                             Date:  9/2/98


                             TENANT

                             Franklin Resources, Inc., a Delaware corporation


                             By: _______________________________________________


                             Its: Michael J. McCulloch
                                  Director of Corporate Services


                             Date: 9/2/98

                                    EXHIBIT A
                                INDUSTRIAL LEASE
                              RULES AND REGULATIONS


1. Driveways, sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. The driveways, sidewalks, halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building, the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant's business unless such persons are engaged in illegal activities. No tenant, and no employees or invitees of any tenant, shall go upon the roof of any Building, except as authorized by Landlord.

2. No sign, placard, banner, picture, name, advertisement or notice, visible from the exterior of the Premises or the Building or the common areas of the Building shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on its Premises or any part of the Building or Project without the prior written consent of Landlord in Landlord's sole and absolute discretion. Landlord shall have the right to remove any such sign, placard, banner, picture, name, advertisement, or notice without notice to and at the expense of Tenant, which were installed or displayed in violation of this rule. If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of Tenant's Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of the Lease, and shall be deemed to relate only to the particular sign, placard, banner, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, banner, picture, name, advertisement or notice. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor approved by Landlord and shall be removed by Tenant at the time of vacancy at Tenant's expense.

3. The directory of the Building or Project will be provided exclusively for the display of the name and location of tenants only.

4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved reasonably by Landlord. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which Landlord considers unsightly from outside Tenant's Premises.

5. Each tenant shall be responsible for all persons for whom it allows to enter the Building or the Project and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building or the Project of any person. During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right (but shall not be obligated) to prevent access to the Building and the Project during the continuance of that event by any means it considers appropriate for the safety of tenants and protection of the Building, property in the Building and the Project.

6. Tenant shall not alter any lock or access device or install a new or additional lock or access device or bolt on any door of its Premises, without the prior written consent of Landlord which consent shall not be unreasonably withheld, delayed or conditioned. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys for all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. The restrooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused the breakage, stoppage, or damage.

8. Tenant shall not use or keep in or on the Premises, the Building or the Project any kerosene, gasoline, or inflammable or combustible fluid or material except in strict accordance with the terms of the Lease.

9. Tenant shall not use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance. Tenant shall not allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Premises, the Building, or the Project.

10. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, or the business of a public barber shop, beauty parlor, nor shall the Premises be used for any illegal purpose, or any business or activity other than that specifically provided for in such Tenant's Lease. Tenant shall not accept hairstyling, barbering, shoeshine, nail, massage or similar services in the Premises or common areas except as authorized by Landlord.

11. If Tenant requires telegraphic, telephonic, telecommunications, data processing, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation. The cost of purchasing, installation and maintenance of such services shall be borne solely by Tenant.

12. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord which consent shall not be unreasonably withheld, delayed or conditioned. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord which consent shall not be unreasonably withheld, delayed or conditioned.

13. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or any other device on the exterior walls or the roof of the Building, without Landlord's consent which consent shall not be unreasonably withheld, delayed or conditioned. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building, the Project or elsewhere.

14. Tenant shall not mark, or drive nails, screws or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof other than in connection with the hanging of artwork. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as reasonably approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

15. Tenant shall not place a load upon any floor of its Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

16. Each tenant shall store all its trash and garbage within the interior of the Premises or as otherwise directed by Landlord from time to time. Tenant shall not place in the trash boxes or receptacles any personal trash or any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city, without violation of any law or ordinance governing such disposal.

17. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Building or the Project, without the written consent of Landlord.

18. Landlord shall have the right, exercisable upon not less than six (6) months prior notice but without liability to any tenant, to change the name and address of the Building and the Project.

19. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is under the influence of alcohol or drugs or who commits any act in violation of any of these Rules and Regulations.

20. Without the prior written consent of Landlord, Tenant shall not use the name of the Building or the Project or any photograph or other likeness of the Building or the Project in connection with, or in promoting or advertising, Tenant's business except that Tenant may include the Building's or Project's name in Tenant's address.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or any governmental agency.

22. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

23. Landlord reserves the right to designate the use of the parking spaces on the Project. Tenant or Tenant's guests shall park between designated parking lines only, and shall not occupy two parking spaces with one car. No trucks, truck tractors, trailers or fifth wheel are allowed to be parked anywhere at any time within the Project other than in Tenant's own truck dock well. Vehicles in violation of the above shall be subject to tow-away, at vehicle owner's expense. Vehicles parked on the Project overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to tow-away at vehicle owner's expense. No tenant of the Building shall park in visitor or reserved parking areas or loading areas. Any tenant found parking in such designated visitor or reserved parking areas or loading areas or unauthorized areas shall be subject to tow-away at vehicle owner's expense. The parking areas shall not be used to provide car wash, oil changes, detailing, automotive repair or other services unless otherwise approved or furnished by Landlord. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

24. No Tenant is allowed to unload, unpack, pack or in any way manipulate any products, materials or goods in the common areas of the Project including the parking and driveway areas of the Project. All products, goods and materials must be manipulated, handled, kept, and stored within the Tenant's Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas of the Project. Tenant also agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation. All products, materials and goods are to enter and exit the Premises by being loaded or unloaded through dock high doors into trucks and or trailers, over dock high loading platforms into trucks and or trailers or loaded or unloaded into trucks and or trailers within the Premises through grade level door access.

25. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

26. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Project.

27. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

28. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein stated and any additional rules and regulations which are adopted.

                                    EXHIBIT B

                               SITE PLAN, PREMISES


Bridge Pointe Corporate Centre consists of approximately of 29 acres and up to approximately 591,000 square feet in up to 9 buildings. Phase A consists of four buildings indicated on the site plan below as 4760, 4770, 4780 and 4790 Eastgate Mall, totaling 215,800 square feet consisting of approximately 12.5 net acres. Phase B will consist of two buildings totaling approximately 150,000 square feet and consisting of approximately 8.5 acres. Phase C will consist of three buildings totaling up to approximately 225,000 square feet and consisting of approximately 8 acres.

The Premises consists of TWO buildings IN PHASE B OF THE PROJECT TO BE CONSTRUCTED PURSUANT WITH EXHIBIT G OF THIS LEASE.

                                    EXHIBIT C

                             IMPROVEMENT AGREEMENT

               This Lease Improvement Agreement ("IMPROVEMENT AGREEMENT") sets forth the terms and conditions relating to construction of the initial tenant improvements described in the Plans to be prepared and approved as provided below (the "TENANT IMPROVEMENTS") in the Premises. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Lease (the "LEASE") to which this Improvement Agreement is attached and forms a part.

1. Base Building Work. The "Base Building Work" will be performed by Landlord at Landlord's sole cost and expense ACCORDING TO EXHIBIT G OF THIS LEASE.

2. Plans and Specifications.

        A. Landlord and Tenant shall jointly retain the services of Devcon Construction Incorporated (the "SPACE PLANNER") to prepare a detailed space plan (the "SPACE PLAN") mutually satisfactory to Landlord and Tenant for the construction of the Tenant Improvements in the Premises. Landlord and Tenant shall approve or disapprove the Space Plan and any proposed revisions thereto in writing within three (3) business days after receipt thereof, which approval shall not be unreasonably withheld.

        B. Based on the approved Space Plan, Landlord and Tenant shall cause the Space Planner to prepare detailed plans, specifications and working drawings for the construction of the Tenant Improvements (the "PLANS"). Landlord and Tenant shall diligently pursue the preparation of the Plans. Landlord and Tenant shall approve or disapprove the Plans and any proposed revisions thereto, including the estimated cost of the Tenant Improvements, in writing within three (3) business days after receipt thereof. If Landlord or Tenant fails to approve or disapprove the Space Plan or Plans or any revisions thereto within the time limits specified herein, Landlord or Tenant shall be deemed to have approved the same. Landlord and Tenant shall use diligent efforts to cause the final Plans and the cost estimate to be prepared and approved no later than thirty (30) days after the execution of the Lease.

        C. Notwithstanding Landlord's preparation, review and approval of the Space Plan and the Plans and any revisions thereto, Landlord shall have no responsibility or liability whatsoever for any errors or omissions contained in the Space Plan or Plans, or to verify dimensions or conditions, or for the quality, design or compliance with applicable Regulation of any improvements described therein or constructed in accordance therewith. Landlord hereby assigns to Tenant all warranties and guarantees by the Space Planner or the contractor who constructs the Tenant Improvements relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the design or construction of, the Tenant Improvements.

3. Specifications for Standard Tenant Improvements.

        A. Specifications and quantities of standard building components which will comprise and be used in the construction of the Tenant Improvements ("STANDARDS") are set forth in SCHEDULE 2 to this EXHIBIT C. As used herein, "STANDARDS" or "BUILDING STANDARDS" shall mean the standards for a particular item selected from time to time by Landlord for the Building, including those set forth on SCHEDULE 2 of this EXHIBIT C, or such other standards of equal or better quality as may be mutually agreed between Landlord and Tenant in writing.

        B. No deviations from the Standards are permitted without Landlord's prior written consent which such consent shall not be unreasonably withheld, delayed or conditioned.

4. Tenant Improvement Cost.

A. The cost of the Tenant Improvements shall be paid for by Tenant, including, without limitation, the cost of: Standards; space plans and studies; architectural and engineering fees incurred in connection with preparation of the Plans; permits, approvals and other governmental fees; labor, material, equipment and supplies; construction fees and other amounts payable to contractors or subcontractors; taxes; off-site improvements; remediation and preparation of the Premises for construction of the Tenant Improvements; taxes; filing and recording fees; premiums for insurance and bonds; and all other costs expended or to be expended in the construction of the Tenant Improvements, including those costs incurred for construction of elements of the Tenant Improvements in the Premises, which construction was performed by Landlord prior to the execution of the Lease or for materials comprising the Tenant Improvements which were purchased by Landlord prior to the execution of the Lease.

Provided Tenant is not in default under the Lease, including this Improvement Agreement, Landlord shall contribute a one-time tenant improvement allowance not to exceed $25.00 per square foot times the rentable area of the Premises, ("TENANT IMPROVEMENT ALLOWANCE"), to be credited by Landlord toward the cost of the initial Tenant Improvements. If the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance, Tenant shall pay Landlord such excess cost within five (5) business days after Landlord's notice to Tenant of such excess cost. If the cost of the Tenant Improvements is less than the Tenant Improvement Allowance, Tenant shall receive a credit towards Base Rent as follows: Within sixty (60) days after Tenant takes possession of the entire Premises, Landlord shall deliver a statement to Tenant detailing the actual Tenant Improvement costs spent by Landlord. For every whole $1.00 per square foot of the Tenant Improvement Allowance that is unspent by Landlord, Tenant shall receive a rent credit which shall be applied to Rent for the next month of the Term. Notwithstanding the foregoing, in no event shall said rent credit be greater than $3.00 per square foot of the rentable area of the Premises.

        C. If the cost of the Tenant Improvements increases after the Tenant's approval of the Plans due to the requirements of any governmental agency or applicable Regulation or any other reason, Tenant shall pay Landlord the amount of such increase above the Tenant Improvement Allowance within five (5) business days after notice from Landlord of such increase.

        D. If Tenant requests any change(s) in the Plans after approval of the estimate of the cost of the Tenant Improvements and any such requested changes are approved by Landlord in writing (which consent shall not be unreasonably withheld, delayed or conditioned), Landlord shall advise Tenant promptly of any cost increases and/or delays such approved change(s) will cause in the construction of the Tenant Improvements. Tenant shall approve or disapprove any or all such change(s) within three (3) business days after notice from Landlord of such cost increases and/or delays. To the extent Tenant disapproves any such cost increase and/or delay attributable thereto, Landlord shall have the right, in its sole discretion, to disapprove Tenant's request for any changes to the approved Plans. If the cost of the Tenant Improvements increases due to any changes in the Plan(s) requested by Tenant, Tenant shall pay Landlord the amount of such increase within five (5) business days after notice from Landlord of such increase and Tenant's approval thereof in accordance with this Paragraph 4.D.

5. Construction of Tenant Improvements.

        A. Landlord and Tenant hereby approve Devcon Construction Incorporated as the contractor, which Landlord and Tenant shall retain under a mutually acceptable construction contract to be jointly administered by Landlord and Tenant. Landlord shall pay the contractor directly for all contractors' invoices in accordance with the construction contract specified herein. Upon Tenant's approval of the Plans including the estimate of the cost of the Tenant Improvements and Landlord's receipt of payment of any such estimated cost exceeding the amount of the Tenant Improvement Allowance, Landlord and Tenant shall cause Devcon Construction Incorporated to proceed to secure a building permit and commence construction of the Tenant Improvements provided that Landlord and Tenant shall cooperate together in executing permit applications and performing other actions reasonably necessary to enable Landlord and Tenant to obtain any required permits or certificates of occupancy; and provided further that the Building has in Landlord's discretion reached the stage of construction where it is appropriate to commence construction of the Tenant Improvements in the Premises.

        B. Without limiting the provisions of Paragraph 35 of the Lease, Landlord shall not be liable for any direct or indirect damages suffered by Tenant as a result of delays in construction beyond Landlord's reasonable control, including, but not limited to, delays due to strikes or unavailability of materials or labor, or delays caused by Tenant (including delays by the Space Planner, the contractor or anyone else performing services on behalf of Landlord or Tenant).

        C. If any work is to be performed on the Premises solely by Tenant or Tenant's contractor or agents:

               (1) Such work shall proceed upon Landlord's written approval (which consent shall not be unreasonably withheld, delayed or conditioned) of Tenant's contractor, public liability and property damage insurance carried by Tenant's contractor, and detailed plans and specifications for such work, shall be at Tenant's sole cost and expense and shall further be subject to the provisions of Paragraphs 12 and 27 of the Lease.

               (2) All work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished to Landlord before such work is commenced, and in any case, all such work shall be performed in accordance with all applicable Regulations. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to comply with all applicable Regulations.

               (3) If required by Landlord or any lender of Landlord, all work by Tenant or Tenant's contractor or agents shall be done with union labor in accordance with all union labor agreements applicable to the trades being employed.

               (4) All work by Tenant or Tenant's contractor or agents shall be scheduled through Landlord.

               (5) Tenant or Tenant's contractor or agents shall arrange for necessary utility, hoisting and elevator service with Landlord's contractor and shall pay such reasonable charges for such services as may be charged by Tenant's or Landlord's contractor.

               (6) Tenant's entry to the Premises for any purpose, including, without limitation, inspection or performance of Tenant construction by Tenant's agents, prior to the date Tenant's obligation to pay rent commences shall be subject to all the terms and conditions of the Lease except the payment of Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors.

               (7) Tenant shall promptly reimburse Landlord upon demand for any reasonable expense actually incurred by the Landlord by reason of faulty work done by Tenant or its contractors or by reason of any delays caused by such work, or by reason of inadequate clean-up.

6. Completion and Rental Commencement Date.

        A. Tenant's obligation to pay Rent under the Lease shall commence on the applicable date described in Paragraph 2 of the Lease, however:

               (1) If Tenant delays in preparing or approving the Space Plans or the Plans, or fails to approve the estimate of the cost of the Tenant Improvements or any other matter requiring Tenant's approval, or to pay the excess cost of Tenant Improvements, in each case within the time limits specified herein; or

               (2) If the construction period is extended because Tenant requests any changes in construction, or modifies the approved Plans or if the same do not comply with applicable Regulations; or

               (3) If Landlord is otherwise delayed in the construction of the Tenant Improvements for any act or omission of or breach by Tenant or anyone performing services on behalf of Tenant or on account of any work performed on the Premises by Tenant or Tenant's contractors or agents, then the date described in Paragraph 2 of the Lease shall be deemed to be accelerated by the total number of days of Tenant delays described in (a) through (c) above (each, a "TENANT DELAY"), calculated in accordance with the provisions of Paragraph 6.B below.

        B. If the Term of the Lease has not already commenced pursuant to the provisions of Paragraph 2 of the Lease and substantial completion of the Tenant Improvements has been delayed on account of any Tenant Delays, then upon actual substantial completion of the Tenant Improvements (as defined in Paragraph 2 of the Lease), Landlord shall notify Tenant in writing of the date substantial completion of the Tenant Improvements would have occurred but for such Tenant Delays, and such date shall thereafter be deemed to be the Term Commencement Date for all purposes under the Lease. Tenant shall pay to Landlord, within ) five (5) business days after receipt of such written notice (which notice shall include a summary of Tenant Delays), the per diem Base Rent times the number of days between the date the Term Commencement Date would have otherwise occurred but for the Tenant Delays (as determined by Landlord's written documentation describing Tenant Delays), and the date of actual substantial completion of the Tenant Improvements.

        C. Promptly after substantial completion of the Tenant Improvements, Landlord shall give notice to Tenant and Tenant shall conduct an inspection of the Premises with a representative of Landlord and develop with such representative of Landlord a punchlist of items of the Tenant Improvements that are not complete or that require corrections. Upon receipt of such punchlist, Landlord shall proceed diligently to remedy such items at Landlord's cost and expense provided such items are part of the Tenant Improvements to be constructed by Landlord hereunder and are otherwise consistent with Landlord's obligations under this Improvement Agreement and provided Tenant has fully paid Landlord for the cost of the Tenant Improvements exceeding the Tenant Improvement Allowance (with any dispute between Landlord and Tenant pertaining thereto to be resolved by submitting to binding arbitration conducted and determined in San Diego County according to the prevailing rules of the American Arbitration Association for arbitration of commercial disputes). Substantial completion shall not be delayed notwithstanding delivery of any such punchlist.

        D. A default under this Improvement Agreement shall constitute a default under the Lease, and the parties shall be entitled to all rights and remedies under the Lease in the event of a default hereunder by the other party (notwithstanding that the Term thereof has not commenced).

        E. Without limiting the "as-is" provisions of the Lease, except for the Tenant Improvements, if any, to be constructed by Landlord pursuant to this Improvement Agreement, Tenant accepts the Premises in its "as-is" condition and acknowledges that it has had an opportunity to inspect the Premises prior to signing the Lease.

                                   SCHEDULE 1
                                  TO EXHIBIT C

                               BASE BUILDING WORK





Completed according to plans and specifications TO BE PREPARED PURSUANT TO EXHIBIT G OF THIS LEASE.

                                   SCHEDULE 2
                                  TO EXHIBIT C

                               BUILDING STANDARDS



        The following constitutes the Building Standard tenant improvements ("Standards") in the quantities specified:

The Standards SHALL BE PREPARED PURSUANT TO EXHIBIT G OF THIS LEASE.

                                    EXHIBIT D

                    TENANT'S HAZARDOUS MATERIALS DECLARATION

This exhibit shall be completed by Tenant upon occupancy of the entire Premises, but no later than JUNE 1, 2000. The final Exhibit D, to be mutually agreed upon by the parties, shall be inserted to replace this Exhibit D.

                                    EXHIBIT E

                    MCAS MIRAMAR COMPREHENSIVE LAND USE PLAN


The MCAS Miramar Comprehensive Land Use Plan follows this page, and consists of four (4) pages.

                                    EXHIBIT F

                                SIGNAGE CRITERIA
                                       FOR
                         BRIDGE POINTE CORPORATE CENTRE


The final Exhibit F, to be mutually agreed upon by the parties, shall be inserted to replace this Exhibit F.

                                    EXHIBIT G

                              CONSTRUCTION EXHIBIT

        This Construction Exhibit ("CONSTRUCTION EXHIBIT") sets forth the terms and conditions relating to construction of the Base Building Work for the Premises described in the Improvement Plans to be prepared and approved as provided below. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Lease (the "Lease") to which this Construction Exhibit is attached and forms a part.

                                   ARTICLE II

                              GENERAL REQUIREMENTS

1.1 PROJECT ARCHITECT AND PROJECT CONTRACTOR:

        Landlord has retained, at its cost and responsibility, Smith Consulting Architects of San Diego and its consultants (the "PROJECT ARCHITECT") to prepare the Construction Documents for Landlord's Work (each as defined herein), in substantial conformance with the schematic design drawings attached as Schedule 1 to this Exhibit G (the "SCHEMATIC DESIGN DRAWINGS"), the specifications for the Base Building Work (as defined herein) attached as Schedule 2 to this Exhibit G (the "SPECIFICATIONS"), and the requirements of this Exhibit G. The general contractor, subcontractors and others required to complete construction of Landlord's Work (the "PROJECT CONTRACTOR(S)"), selected as described below, shall construct all Landlord's Work. The Project Contractors shall be selected through a competitive bidding process. Landlord shall obtain a minimum of three
(3) bids from professionally qualified and licensed general contractors, one of which shall be Devcon Construction Incorporated, with a base of operations in San Diego County chosen by Landlord.

1.2 CATEGORIES OF WORK:

        The work to be performed at the Premises, the Building and the Project is categorized as follows:

        1.2.1 "BASE BUILDING WORK" is all work and improvements shown and described on the Improvement Plans (defined below).

        1.2.2 "CONSTRUCTION DOCUMENTS" shall consist of the items listed on
        Schedule 3 attached hereto.

        1.2.3 "IMPROVEMENT PLANS" shall mean collectively the Schematic Design Drawings, the Specifications and the Construction Documents.

        1.2.4 "LANDLORD'S WORK" shall mean all of the combined work and improvements referenced herein as the Base Building Work. This work is to be performed by Landlord at Landlord's sole cost. Landlord shall not be responsible to pay for or perform any work or improvements other than Landlord's Work. Landlord's Work shall be the sole property of Landlord.

        1.2.5 "TENANT'S WORK" is as described in Article II and includes the Tenant Improvements described in Exhibit C to this Lease. This work is to be performed by Tenant at Tenant's sole cost, subject to receipt of the Tenant Improvement Allowance described therein.

1.3 DEVELOPMENT SCHEDULE:

        The time schedule for completion of the Base Building Work is set forth in Schedule 4 attached hereto (the "DEVELOPMENT SCHEDULE"). Landlord shall use its best efforts to cause the Base Building Work to be completed in accordance with the Development Schedule subject to Force-Majeure Delays as defined in this Exhibit G.

1.4 CONSTRUCTION DOCUMENTS:

        1.4.1 On or before that date set forth in the Development Schedule (but subject to delays as specified in Article IV of this Exhibit G), Landlord shall cause the Project Architect (and to the extent necessary in Landlord's discretion, the Project Contractor(s)) to prepare the Construction Documents for the Base Building Work. Such Construction Documents shall be in substantial conformance with the Schematic Design Drawings and the Specifications for the Base Building Work.

        1.4.2 The Project Architect shall submit to Landlord a pre-purchase package with all information necessary to purchase all long-lead items or equipment necessary to construct Landlord's Work and to meet the Development Schedule. Any delay in receiving necessary information from Tenant for a long-lead item of Tenant Equipment (as defined in Section 2.1 below), or delay in delivery of Tenant Equipment which causes a delay in the Development Schedule as a consequence, shall be a Tenant-Caused Delay.

1.5 CONFORMANCE OF CONSTRUCTION DOCUMENTS:

        1.5.1 The Schematic Design Drawings and the Specifications for the Base Building Work attached to this Exhibit G as Schedules 1 and 2 and are approved by the parties and shall be the basis for the design and construction of the Base Building Work.

        1.5.2 At or before the time as specified in the Development Schedule, the Project Architect shall submit the Construction Documents to Landlord and Tenant to confirm that such plans substantially conform to Schedules 1 and 2. Landlord and Tenant shall have seven (7) business days from the receipt of such Construction Documents to notify the other party in writing (i) of the substantial conformance of the Construction Documents with Schedules 1 and 2, or
(ii) that the party believes certain portions are not in substantial conformance. Any notice that certain portions are not in substantial conformance shall specifically state the reason for such non-conformance and describe in detail the change(s) necessary to bring the Construction Documents into substantial conformance. Landlord's or Tenant's failure to timely submit such notice may, at the other party's option, be deemed the first party's final approval of the Construction Documents; or such other party may submit such Construction Documents to binding arbitration pursuant to Article VI below, to determine if the Construction Documents are in substantial conformance with Schedules 1 and 2. Any delay in Landlord's or Tenant's delivery of such substantial conformance (or non-conformance) notice and any time necessary for arbitration pursuant thereto shall be a Landlord- or Tenant-Caused Delay accordingly.

        1.5.3 If pursuant to the notice in Section 1.5.2 above, Landlord and/or Tenant determine that any portion of the Construction Documents are not in substantial conformance with Schedules 1 and 2, then Landlord and Tenant shall meet, within three (3) business days of notice from either party, with the Project Architect and shall attempt reasonably and in good faith to reach agreement on the Construction Documents not later than three (3) business days after the date of delivery of such notice of non-conformance. If, despite their reasonable good faith efforts, Landlord and Tenant are unable to agree on the substantial conformance (or non-conformance) of the Construction Documents within the allotted time period, such dispute and the delay associated therewith shall be resolved by the Arbitrator pursuant to Article VI of this Exhibit G.

        1.5.4 Tenant and Landlord may be expected to review and acknowledge conformance or non-conformance of the Construction Documents on an incremental basis for each of the phases of the Base Building Work in accordance with the Development Schedule.

        1.5.5 Notwithstanding anything to the contrary, upon satisfaction of the substantial conformance review pursuant to Sections 1.5.2 and 1.5.3 above, the substantially conforming Construction Documents or any incremental portions thereof shall, from that time forward, supersede that same portion of Schedules 1 and 2. Furthermore, Tenant and Landlord acknowledge that changes to the Construction Documents may be required during the construction process due to the then existing condition of the Project or due to discrepancies in the Construction Documents. Tenant hereby consents to such changes to the Construction Documents; provided such changes do not materially affect the functionality of the Premises.

1.6 BUILDING PERMIT FOR BASE BUILDING WORK

        1.6.1 Within the time period specified in the Development Schedule (but subject to delays as specified herein), the Project Architect shall be responsible for processing from the City of San Diego ("CITY") a building permit for the construction of the Base Building Work. If the City rejects the Construction Documents and thereby prevents the issuance of a building permit, the Project Architect shall make all necessary corrections to the Construction Documents required by the City. Tenant acknowledges that changes by the City to the Construction Documents or Landlord's Work in the Premises which is already completed may be necessary, due to Building Codes and interpretations thereof ("CITY REQUIRED CHANGES"). Tenant hereby consents to such City Required Changes; provided such changes do not materially affect the functionality of the Premises.

        1.6.2 Upon the City's approval of the Construction Documents and permit application, Project Architect shall deliver to Landlord the Base Building Work building permit(s) and the approved set of Construction Documents marked "For Construction". Such permit(s) may be phased.

        1.6.3 To obtain the Base Building Work building permit (referenced in
Section 1.6.1 above), Landlord may require special information which can reasonably only be supplied by Tenant. Tenant shall supply such information within three (3) business days of receipt of written request from Landlord, or as soon as possible thereafter,Project Architect or Project Contractors requesting such information.

1.7 SUBSTANTIAL COMPLETION:

        1.7.1 Upon Substantial Completion (as defined in Paragraph 2.B. of the Lease) of the Premises, Tenant shall accept the Premises, in the condition in which they then exist, subject to Section 1.7.2 below.

        1.7.2 On or before the completion of Landlord's Work, Landlord, the Project Architect and Tenant shall conduct a walk-through inspection of the Premises and shall jointly prepare a punch list of minor construction correction items which need to be corrected. Landlord shall cause Project Contractor to correct such punch list items as soon as is reasonably feasible within thirty
(30) days thereafter; provided, however, if, by the nature of such correction, and so long as Tenant's ability to occupy or use the Premises is not materially effected or delayed, more than thirty (30) days is required to effect such correction, Landlord shall commence correction as soon as is reasonably feasible within such thirty (30) day period and shall diligently pursue the correction to completion.

1.8 INSURANCE DURING CONSTRUCTION:

        1.8.1 From the commencement of Landlord's Work until the completion of Landlord's Work, Landlord (or the Project Contractor) shall obtain and maintain property damage, public liability and workers' compensation insurance in amounts as required by the Lease to insure Landlord and its agents, lender and Tenant from and against liability for death or injury to persons and for damage to property during the performance of Landlord's Work. In addition, Landlord (or the Project Contractor) shall carry builder's risk insurance in an amount to cover Landlord's Work.

        1.8.2 From the commencement until the completion of Landlord's Work, Tenant shall obtain and maintain, at Tenant's expense, property damage, public liability and workers' compensation insurance in amounts specified in Paragraph 8.B. of the Lease, to insure Landlord and its agents, the Project Architect, the Project Contractor and Tenant from and against liability for death of or injury to persons and for damage to property caused by or arising from Tenant's access to the Project or from the performance of Tenant's Work or any actions of its employees, agents or contractors.

                                   ARTICLE II

                            TENANT'S WORK AND PERMITS

        2.1 "TENANT'S WORK" shall include, without limitation, the Tenant Improvements, the purchase and/or installation of equipment, machinery, furniture, trade fixtures, moveable partitions, telephone and information systems, security system and decorations ("TENANT EQUIPMENT") and any improvements to the Premises which are not Base Building Work. Tenant agrees, at its own expense (but subject to receipt of the Tenant Improvement Allowance pursuant to Exhibit C), to permit and complete those improvements described as "Tenant's Work" without interference with Landlord's Work and in a timely manner so as to prevent delays in the Development Schedule. Delays in the Development Schedule which extend the date of Substantial Completion due to Tenant's Work shall be a Tenant-Caused Delay. Tenant's Work shall comply with all Regulations. Tenant and its agents shall comply with all reasonable rules and requirements set forth by the Project Contractor. All Tenant Equipment with electrical components shall be approved and rated by Underwriters Laboratories for such equipment's intended use.

        2.2 Tenant shall maintain insurance pursuant to Paragraph 8.B. of the Lease, and shall cause its contractors to maintain a minimum $1 Million liability insurance policy, property damage insurance and workers' compensation insurance covering Tenant's Work in the Premises and at the Project. Tenant's contractor shall name Landlord and its agents, the Project Architect and the Project Contractors as additional insureds. Tenant shall provide Landlord with evidence of all required insurance.

        2.3 Tenant shall contract with the Project Contractor (or with such other contractor as Tenant may select, subject to Landlord's approval, which approval will not be unreasonably withheld), for the installation of Tenant's Work, according to Exhibit C of this Lease.

        2.4 Without limiting the generality of Section 2.1 above, Tenant shall purchase and/or install, at Tenant's expense, all Tenant Equipment and other improvements in the Premises required by Tenant in the operation of its business. Any costs, delays, expenses or damages incurred by Landlord arising out of or related to the performance of Tenant's Work by Tenant, its contractor, vendors, subcontractors, employees or other agents shall be paid by Tenant to Landlord.

        2.5 In the event Tenant or Tenant's contractors enter possession of the Premises for the purpose of performing Tenant's Work, Tenant agrees to indemnify, defend and hold Landlord and its agents, the Project Architect and the Project Contractor harmless from any loss or damage to Tenant's or Tenant's contractor's property, fixtures, equipment, materials or merchandise, or from liability for death of or injury to any person, except where such loss or damage arises from the active negligence or willful misconduct of Landlord, its employees, agents or contractors.

        2.6 Tenant, with the commercially reasonable cooperation of Landlord, shall be solely responsible for and shall timely obtain any approvals or permits required for Tenant's Work and Tenant shall pay all architectural, consulting, and other fees and costs incurred by Tenant associated therewith. All plan check and building permit fees required on the permit application, all inspection fees, utility fees, and water and sewer capacity fees (to the extent that such fees are applicable to the Tenant Improvements) related to Tenant's Work shall be paid by Tenant. In the event Tenant is unable to procure or is delayed in procuring permits and approvals required by governing authorities and the Development Schedule is delayed as a consequence, such delay shall be a Tenant-Caused Delay as defined in Article IV herein.

        2.7 If a permit is required to install Tenant's Work, Tenant shall procure such permit and shall deliver a copy of a completed, signed-off inspection card to Landlord as soon as possible after completion of Tenant's Work or Tenant's occupancy of the Premises, whichever comes first.

        2.8 The parties acknowledge that in some circumstances, with proper coordination, Tenant's Work may begin before Landlord's Work is completed. Landlord, Tenant, the Project Architect and the Project Contractor shall work cooperatively to coordinate schedules so that Tenant's Work may begin before Landlord's Work is completed to the extent reasonable and practical, provided that Tenant's Work does not unreasonably impede or delay Landlord's Work or make completion of Landlord's Work in any material respect more expensive or difficult. Scheduling of Landlord's Work shall always have priority. Any delay in Landlord's Work caused by the concurrent construction of Tenant's Work shall be a Tenant-Caused Delay.

                                   ARTICLE III

                                 TENANT CHANGES

        3.1 TENANT CHANGE REQUESTS:

               3.1.1 Any changes requested by Tenant to the Construction Documents shall be requested and instituted in accordance with the provisions of this Article III and shall be subject to the written approval of Landlord after consultation with the Project Architect, which approval shall not be unreasonably withheld, delayed or conditioned. Landlord shall have no responsibility to approve or implement a Tenant Change (as defined below) if, in Landlord's reasonable discretion, such change is not in substantial conformance with the Schematic Design Drawing and the Specifications. Landlord and Tenant hereby acknowledge that a Tenant Change which causes a delay in the completion of Landlord's Work, shall be a Tenant-Caused Delay.

               3.1.2 From time to time after the Construction Documents have been found to be in substantial conformance with the Schematic Design Drawings and the Specifications pursuant to this Exhibit G, Tenant may request changes to the Construction Documents or request changes to Landlord's Work in the Premises which is already completed ("TENANT CHANGE(S)") by notifying Landlord in writing of the nature and extent of any such requested Tenant Change. If the nature of such Tenant Change requires revisions to Construction Documents and such change is approved pursuant to Section 3.1.1 above, then the Project Architect shall revise the Construction Documents. Such request must be signed by Tenant's Representative (as defined below) or Landlord shall not be required to process such Tenant Change request. Landlord shall, before proceeding with a Tenant Change, use its reasonable efforts to respond to Tenant as soon as is reasonably possible with an estimate of (i) the time it will take Landlord to analyze the requested Tenant Change, and (ii) the architectural and engineering fees and costs which will be incurred in order to analyze the requested Tenant Change, and thereafter submit to Tenant in writing, within five (5) business days after Tenant notifies Landlord of the requested Tenant Change (or such longer period of time as is reasonably required depending on the extent of the Tenant Change request), an analysis of the estimated additional costs or savings involved and the period of time, if any, that the Tenant Change will extend the time for completion of Landlord's Work, which time extension to Landlord's Work will be a Tenant-Caused Delay. If Tenant fails to expressly approve or disapprove in writing Landlord's submission within three (3) business days of receipt thereof, each day of delay in Tenant's approval or disapproval of Landlord's submission beyond such three (3) business day period which causes a delay in Substantial Completion of Landlord's Work, shall be a Tenant-Caused Delay. The time for completion of Landlord's Work shall be extended one (1) day for each day of delay caused by analyzing and processing Tenant's request for a Tenant Change (whether or not Landlord's Work, if any, is approved by Tenant) and such delay which extends the date of Substantial Completion of Landlord's work shall be a Tenant-Caused Delay.

               3.1.3 If Tenant approves in writing the cost or savings of the Tenant Change and the extension in time for completion of Landlord's Work, if any, Landlord shall cause the approved Tenant Change to be instituted. The time for completion of Landlord's Work shall be extended one (1) day for each day of delay caused by instituting the Tenant Change requested by Tenant and such delay which extends the date of Substantial Completion of Landlord's work shall be a Tenant-Caused Delay.

               3.1.4 All architectural and engineering fees and costs, all construction fees and costs, and all other costs reasonably and actually incurred by Landlord in connection with modifications and revisions to the Construction Documents and Landlord's Work, net of any savings realized with respect thereto, which result from Tenant Change requests and/or instituting the Tenant Changes, shall be paid by Tenant.

               3.1.5 Landlord and Tenant agree that time and strict punctual performance are of the essence with respect to this Article III and that each shall use due diligence in performing their respective obligations pursuant to this Article III.

                                   ARTICLE IV

                          DELAYS AND COMPLETION OF WORK

        4.1 Any capitalized terms used in this Exhibit G shall have the same meaning as set forth in the Lease to which this Exhibit G is attached. The following capitalized terms shall have the following meanings:

               4.1.1 "SUBSTANTIAL COMPLETION" and "SUBSTANTIALLY COMPLETE" shall have the same meaning as defined in Paragraph 2.B. of the Lease;

               4.1.2 "TENANT-CAUSED DELAY(S)" shall mean (i) those delay(s) caused by the failure of Tenant or Tenant's Representative to act within the time limits set forth in the Development Schedule and this Exhibit G; and (ii) delays defined as Tenant-Caused Delay(s) pursuant to this Exhibit G;

               4.1.3 "LANDLORD-CAUSED DELAY(S)" shall mean (i) those delay(s) caused by the failure of Landlord to act within the time limits set forth in the Development Schedule and this Exhibit G; and (ii) delays defined as Landlord-Caused Delay(s) pursuant to this Exhibit G;

               4.1.4 "FORCE-MAJEURE DELAY(S)" shall mean delay(s) in completion of Landlord's Work beyond Landlord's reasonable control, including, but not limited to, delays caused by acts of God, war, civil commotion (excluding civil commotion associated with Tenant's use, such delay shall be a Tenant-Caused Delay), labor disputes, strikes, earthquake, fire, flood or other casualty, shortages of labor or material, governmental regulations or restrictions, and weather conditions. The preceding definition of Force-Majeure Delays only applies to this Exhibit G and shall have no effect on the Lease.

        4.2 COMPLETION OF WORK:

               4.2.1 Landlord shall use its reasonable efforts to Substantially Complete the phased improvements on or before the estimated completion dates, or as the completion dates are extended pursuant to the terms of this Exhibit G or the Lease. The Scheduled Term Commencement Date (but not the date when Rent commences) shall be extended one (1) day for each day of delay in Substantial Completion of the phased Base Building Work resulting from Tenant-Caused Delays.

               4.2.2 Any delay in the Substantial Completion of phased improvements beyond the Scheduled Term Commencement Date, as such may be extended pursuant to Section 4.2.1 above, for reasons other than Tenant-Caused Delays shall result in a delay in when Tenant commences to pay Rent, but said delays shall not entitle Tenant to recover any damages or losses from Landlord.

               4.2.3 All phases of the Premises shall be occupied by Tenant as soon as each portion is Substantially Complete.

                                    ARTICLE V

                             TENANT'S REPRESENTATIVE

        5.1 Tenant designates Ernst Calais as Tenant's representative ("TENANT'S REPRESENTATIVE") in connection with the design and construction of the Base Building Work and Tenant's Work. Tenant's Representative shall use its best efforts to participate in all meetings where his/her attendance is requested by Landlord with the Project Architect, third party contractors and consultants, and the Project Contractor(s) involved in the design and construction of Landlord's Work. Any questions requiring information from Tenant during design and construction of the Base Building Work shall be directed to Tenant's Representative. Tenant represents and warrants that Tenant's Representative is duly authorized to represent Tenant and that the decisions of Tenant's Representative shall be binding on Tenant.

        5.2 During the preparation of the Construction Documents and construction of Landlord's Work, Landlord, the Project Architect or Project Contractor(s) may request information or clarification from Tenant's Representative as to the Construction Documents, Tenant's Work and Tenant Equipment. If the response to such request for information or clarification requires revisions to the Construction Documents or Landlord's Work in the Premises already completed, then the Project Architect shall revise the Construction Documents as soon as possible. If Tenant's Representative fails to give an answer to any question or clarification as to choice or to provide required information within three (3) business days (unless more time is specifically permitted pursuant to this Exhibit G), Landlord may, at its election but not obligation, make the decision with one (1) day's written notice to Tenant, and Landlord shall have no liability for the decision except as otherwise provided for in this Exhibit G, or Landlord may submit the request for information to the Arbitrator pursuant to Article VI below for a binding resolution by the Arbitrator.

                                   ARTICLE VI

                         CONSTRUCTION DISPUTE RESOLUTION

        6.1 If any dispute arises in connection with this Exhibit G, such dispute shall be resolved in strict accordance with this Article VI. Such dispute shall be resolved by an arbitrator, which shall be selected pursuant to
Section 6.3 below ("ARBITRATOR"). The Arbitrator will have a minimum of ten (10) years directly relevant design and construction experience in the design and construction of comparable office buildings in the San Diego County area (or having such other qualifications as Landlord's Arbitration Representatives and Tenant's Arbitration Representatives may mutually approve). The Arbitrator shall be independent from and disinterested in both Landlord and Tenant. Landlord and Tenant shall each name two (2) representatives ("LANDLORD'S ARBITRATION REPRESENTATIVES" and "TENANT'S ARBITRATION REPRESENTATIVES") with authority to represent the parties before the Arbitrator and bind the respective parties in matters pursuant to this Article. Neither the Arbitrator nor Landlord's Arbitration Representatives or Tenant's Arbitration Representatives shall be an attorney unless Landlord and Tenant consent thereto in writing.

        6.2 All disputes to be determined in accordance with this Article shall be raised by notice to the other party, which notice shall state with particularity the nature of the dispute and the demand for relief, making specific reference by Section number to the provision of this Exhibit G alleged to give rise to the dispute. Such notice shall also refer to this Article and shall designate the two persons who are representing the party as that party's Arbitration Representatives.

        6.3 Landlord's Arbitration Representatives and Tenant's Arbitration Representatives shall mutually and promptly select an Arbitrator who meets the qualifications set forth in Section 6.1 above. In the event a selection is not made within three (3) business days after written demand for resolution is made, the Arbitrator shall, upon the written request of either party, be appointed by a majority of the Board of Directors of the Associated General Contractors of San Diego County within three (3) business days of such request. All proceedings contemplated by this Article shall take place at the location designated for all job-site meetings, unless Landlord's Arbitration Representatives and Tenant's Arbitration Representatives mutually agree to another location. The cost for the Arbitrator's services shall be paid by the least prevailing party in the dispute as determined by the Arbitrator.

        6.4 In determining any dispute, the Arbitrator shall apply the pertinent provisions of this Exhibit G without departure therefrom in any respect. The Arbitrator shall not have the power to add to, modify or change any of the provisions of this Exhibit G; but this provision shall not prevent in any appropriate case the interpretation, construction and determination by the Arbitrator of the applicable provisions of this Exhibit G to the extent necessary in applying the same to the matters to be determined by the Arbitrator. As part of resolving a dispute, the Arbitrator shall determine the allocation of any costs and the days of delay in completing Landlord's Work which directly result from the dispute being considered by the Arbitrator, if any. The days of delay shall be designated as either Tenant-Caused Delays, Landlord-Caused Delays or Force-Majeure Delays or any combination of the three
(3) types of delays, as determined by the Arbitrator.

        6.5 During any proceedings pursuant to this Article, Landlord and Tenant shall, to the extent possible, continue to perform and discharge all of their respective obligations under this Exhibit G and the Lease.

        6.6 The Arbitrator shall meet with Landlord's Arbitration Representatives and Tenant's Arbitration Representatives within two (2) business days of the Arbitrator being selected. The Arbitrator shall thereafter resolve the issue in dispute within two (2) business days, unless it is mutually agreed by the Landlord's Arbitration Representatives and Tenant's Arbitration Representatives that additional time is necessary to resolve the dispute, but in no event shall such additional time exceed five (5) business days from the meeting between Landlord's Arbitration Representatives, Tenant's Arbitration Representatives and the Arbitrator. Landlord and Tenant agree that time and strict punctual performance are of the essence with respect to each provision of this Exhibit G, and that any and all decisions of the Arbitrator as to the matter in dispute shall be binding upon both Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.



                             LANDLORD

                             Spieker Properties, L.P.,
                             a California limited partnership

                             By: Spieker Properties, Inc.,
                                 a Maryland corporation,
                                 its general partner

                                 By:____________________________________________
                                           Richard L. Romney

                                     Its: Senior Vice President

                             Date:    9/2/98
                                  ----------------------------------------------

                             TENANT

                             Franklin Resources, Inc., a Delaware corporation

                             By:   Michael D. McCulloch
                                 -----------------------------------------------

                             Its:  Director of Corporate Services

                             Date:    9/2/98
                                  ----------------------------------------------

                              SCHEDULES ATTACHED TO

                                    EXHIBIT G


               Schedule         Description
               --------         -----------
                  1             Schematic Design Drawings

                  2             Specifications for Base Building Work

                  3             List of Construction Documents

                  4             Development Schedule

                                  SCHEDULE 1 TO

                                    EXHIBIT G

                            SCHEMATIC DESIGN DRAWINGS


Site Plan follow this page and consist of two (2) pages. Building elevations and Floor Plate Plans shall be mutually agreed upon by the parties and shall be inserted into this Exhibit G at a later date.

                                  SCHEDULE 2 TO

                                    EXHIBIT G

                      SPECIFICATIONS FOR BASE BUILDING WORK

        (NOTE: THIS SCHEDULE 2 TO EXHIBIT G INCLUDES GENERAL DESCRIPTIVE
           INFORMATION FOR THE PHASE C PREMISES, WHICH IS PURSUANT TO
                            EXHIBIT H TO THE LEASE.)

DIVISION 1 - GENERAL REQUIREMENTS

A.  BUILDING DESCRIPTIONS:

    (Areas based on dripline measurement as used in Phase A Premises)

    1.  Phase B-1 Premises, two story, approximately 62,118 s.f. dripline.
        Parking: 145 surface, 128 in basement structures.

    2.  Phase B-2 Premises, three story, approximately 93,177 s.f. dripline.
        Parking: 145 surface, 190 in basement structure.

    3.  Phase C-1 Premises, three story, approximately 93,177 s.f. dripline.
        Parking: 262 surface, 193 in basement structure.

    4. Phase C-2 Premises, two story, approximately 62,118 s.f. dripline. Parking : 177 surface, 130 in basement structure.

    5.  Phase C-3 Premises, three story, approximately 76,645 s.f. dripline.
        Parking: 216 surface, 159 in basement structure.

    6. Phase B-1 and B-2, one story basement parking garage, approximately 109,660 s.f.

    7. Phase C-1 and C-2, one story basement parking garage, approximately 100,750 s.f.

    8.  Phase C-3, one story basement parking garage approximately 63,600 s.f.

B.  OVERALL PARKING PHASE B PREMISES AND PHASE C PREMISES: 1818 SPACES.

C.  OCCUPANCY (ALL BUILDINGS)

    1.  Basement garage:              S-3 (garage)

    2.  B-1, B-2, C-1, C-2, and C-3:  B (office)

                                      A (assembly 10% max.)

D.  TYPE OF CONSTRUCTION:

    Basement Garages:               Type I - Fire Sprinklered

    B-1 and C-2:                    Type V N.R. - Fire Sprinklered

    B-2, C-1, and C-3:              Type V 1-hour - Fire Sprinklered

E.  TYPICAL FLOOR TO FLOOR HEIGHT:

    Basement Garages:  9'-6" average

    Office Buildings:  16'-0" (For maximum 11'-0" finished ceiling height)

F.  FLOOR LOAD DESIGN:

    Office 100 p.s.f. (80 p.s.f. live load, 20 p.s.f. partition load)


DIVISION 2 - SITE WORK

A.  EARTHWORK

        Provide all grading and reshaping of existing site as required to achieve conformance with new finish grade elevations. Site drainage will be positive drainage.

B.  SITE UTILITIES

        Provide all sewer, gas, water, storm drain, electrical (excluding Franklin's emergency generator[s]), telephone, cable, and services required. Provide separate domestic/irrigation water meters and electrical transformer pads as required.

C.  IRRIGATION

        All landscaped areas to be fully irrigated and operated by a central automatic controller. Provide separate water meter for irrigation.

D.  FIRE HYDRANTS

        Assume requirement for eleven (11) on-site fire hydrant. Subject to Fire Department approval.

E.  LANDSCAPING

        Provide plant material and soil amendments per City of San Diego Citywide Landscape Ordinance guideline standards.

F.  WALKWAY FINISHES

        Natural color and integral, 4" nominal thickness with 6" x 6" - 10' x 10' WWM, trowel with acid washed finish. Entry plaza to have additional scoring, with trowel and acid washed finished.

G.  ASPHALT CONCRETE PAVING

        Asphalt concrete paving over Class 2 crushed aggregate base. Minimum thickness to be 3" A.C. over 6" base at parking and 3-1/2" A.C. over 8" base at drives and 4" A.C. over 11" base at main drives. or as otherwise directed by soils report. Include weed killer, exclude prime coat and fog sealer.

H.  CURB & MOW STRIPS

        All curbs and gutters shall be constructed of concrete in accordance with City of San Diego standards.

DIVISION 3 - CONCRETE

A.  FOUNDATIONS

        Continuous grade beam and pad footings of reinforced 2500 psi concrete minimum 24" below grade for columns. To be verified with soils report and structural engineer.

B.  SLAB-ON-GRADE

        Minimum 4" thick 3000 psi concrete slab-on-grade, reinforced with #4 bars at 24" o.c. each way over 2" clean sand over 6 mil visqueen over 2" sand base at parking garage.

C.  WALLS

        Not applicable


DIVISION 4 - MASONRY

A.  REFUSE ENCLOSURES

        7'-0" high masonry screen walls and 6" slab-on-grade paving with #4 bars at 24" o.c., each way. Extend paving outward a minimum of 16'-0" for truck apron.

A.  PARKING GARAGE WALLS

        Approximately 10'-0" high, 12" x 8" x 16" CMU, grade 90 and grouted solid.

DIVISION 5 - METALS

A.  STEEL COLUMNS AND FRAME

        Provide steel columns and steel framing connections per "Specifications for the Design, Fabrication and Erection of Structural Steel Building" by the American Institute of Steel construction, and in compliance with local codes for California seismic zone 4 for moment frame steel structure buildings that employ the use of welded "dog bone" type moment frame connections.

B.  FIRST FLOOR FRAMING (ROOF OF GARAGE)

        4-1/4" light weight concrete (3000 psi) with 6" x 6" - W 1.4 x W 1.4 W.W.F. over 3"-20 gage composite deck on wide flange beams.

C.  SECOND FLOOR FRAMING

        Floor framing system to be 2" structural lightweight concrete (3,000 psi) reinforced with 6' x 6', WWF over 1-1/2" x 20 gage galvanized steel deck over steel trusses conforming to "Steel Joist Inst.". Size and spacing per plan as determined by the structural engineer. Floor design load to be 100 p.s.f. (80 p.s.f. floor and 20 p.s.f. partition)

D.  ROOF FRAMING

        1-1/2" x 20 ga metal decking on steel trusses, size and spacing per plan as determined by structural engineer.

E.  CURTAIN WALLS

        Provide 6" x 18GA steel studs at 24" o.c. or as determined by the structural engineer.

F.  MISCELLANEOUS METALS

        Provide concrete, steel guards and metal pipe crash posts, metal railings, steel roof access ladder and refuse enclosure gate frames entry canopy & hardware as required.

G.  ROOF SCREEN

        Roof screen shall be 18 GA x 12" concealed fastener panel by Smith Steelite.

H.  STAIRS

        Steel framed with steel pan and concrete filled landings and treads.

I.  HANDRAILS

        Provide 1-1/2" o.d. round painted tube steel.

DIVISION 6 - WOOD & PLASTICS

Not used

DIVISION 7 - THERMAL AND MOISTURE PROTECTION

A.  MEMBRANE ROOFING

        Provide a four-ply fiberglass built-up roofing system with mineral capsheet.

B.  INSULATION

        Roof: On top of metal deck provide 2-1/2" rigid insulation board with 1/2" retro-fit board under built-up roofing.
        Between Garage and Office: If the fireproofing outlined immediately below does not meet Title 24 requirements, then appropriate insulation that meets Title 24 requirements shall be provided.

C.  FIREPROOFING

        Provide "Monocoat" type spray on fireproofing at 3-hour separation between garage and office, first floor. Provide 1-hour spray on fireproofing at structural frame on 1-hour buildings.

D.  ROOF DRAINAGE

        Provide internal roof drains connecting to underground storm drain and overflow drains to daylight at face of curb. Minimum roof slope to be 1/4" per foot.

E.  SEALANTS

        Utilize silicone base sealant at all glazing conditions. Concrete panel joints are to receive polyurethane sealant with 1" polyurethane backer rod. Sealants used in walking surfaces shall be polyurethane type.

F.  SHEET METAL

        Provide all sheet metal work for the building, including reglets, and counter flashing at roofing. Materials to be galvanized sheet metal, 24 gauge minimum, prime and paint.

G.  ROOF ACCESSORIES

        Provide roof hatch by "Bilco", Type S-20 (2'-6" x 3'-0").

DIVISION 8 - DOORS & WINDOWS

A.  LOBBY ENTRY DOOR

        Pair of 3'-0" x 8'-0" x 1/2" thick "Herculite" tempered glass door at building entry lobby, with brushed stainless steel top and bottom fittings.

B.  STOREFRONT DOORS

        Provide single narrow style aluminum and glass doors, 3'-0" x 8'-0" x 1-3/4", at electrical room and at exit corridor vestibules. Glass and frame finish to match storefront system.

C.  INTERIOR DOORS

        Provide 3'-0" x 8'-0" x 1-3/4" solid core mahogany skin wood doors with prefabricated metal frames. (20 min. assemblies at rated corridors).

D.  HARDWARE

        All builder's hardware shall be 626 finish (satin chrome plated). All hardware shall meet state and ADA requirements for handicapped accessibility.

E.  ALUMINUM

        All extruded aluminum sections shall be 2" x 4-1/2" front set glazed with captured horizontal and butt glazed vertical mullions, Kynar (70%) premium finish.

F.  GLASS & GLAZING

        Window Wall Glass:  "Guardian" 1/4" CP-08 on green reflective medium performance glass.

        Entry Glass:        1/2" clear center set glass at entry doors and
                            sidelights.

DIVISION 9  - FINISHES

A.  METAL FRAMING & FURRING

        Provide steel stud framing as required, with 3-5/8" x 25 gage studs at 24" o.c., typical at interior.

B.  GYPSUM & DRYWALL

        Provide gypsum wallboard at all partitions. Board thickness to be 5/8" at vertical and horizontal surface applications. Provide 5/8" Type "x" gypsum board in areas requiring fire ratings (lobby, stairwells and corridor partitions. Provide water resistant gypsum board in areas subject to moisture.

C.  EXTERIOR SOFFITS

        Soffits to be constructed from metal stud framing with 5/8" ext. soffit board. Provide 1/8" skincoat light sand finish top coat.

D.  PAINTING (WHERE OCCURS)

        Provide one (1) prime coat and two (2) finish coats.

E.  CERAMIC TILE

        Provide full height ceramic tile wainscot on all walls at toilet rooms. Provide mosaic tile flooring. Provide 3/4" thick stone countertops at toilet rooms.

F.  CEILINGS

        Stairs:        Painted gypsum board "hardlid" ceiling.

        Toilet Rooms:  Painted gypsum board "hardlid" ceiling.


DIVISION 10 - SPECIALTIES

A.  TOILET ACCESSORIES

        Provide recessed stainless steel wall mounted accessories as manufactured by Bobrick or equal.

B.  TOILET PARTITIONS

        Provide overhead mounted plastic laminated partition doors in toilet rooms, standard laminate color.

C.  SIGNAGE

        Not included, except as required for Toilet, Janitor and Electrical Rooms to meet A.D.A. standards.

D.  FIRE EXTINGUISHERS

        Provide as required by code, semi-recessed.

DIVISION 11 - EQUIPMENT

No Requirements

DIVISION 12 - FURNISHINGS

No Requirements

DIVISION 13 - SPECIAL CONSTRUCTION

No Requirements

DIVISION 14 - CONVEYING SYSTEMS

ELEVATOR

        Provide one 3,000 pound and one 2,500 pound 125 feet per minute, hydraulic, handicap accessible elevator as manufactured by Otis, Scheindler or equal, at each building.

DIVISION 15 - MECHANICAL

A.  PLUMBING

        Plumbing work for the building shall include all underground domestic water stubbed to building and sewer installed below slab for plumbing fixtures. All fixtures to be "American Standard", or an approved equal. Provide fixtures as follows:

               Water Closets:       Wall mounted, flush valve type

               Lavatories:          Countertop recessed, china

               Water Heaters:       Electric, 40 gallon in janitor's closet

               Janitor Sink:        Floor-mounted, fiberglass

               Shower Unit One piece acrylic barrier-free shower module complete with grab bars, curtain rod and fold-up wheelchair transfer seat, mixing valve, and hand held shower head and hose.

Provide hose bibbs as follows; one on north and south ends of building, two on east and west sides of building, and one at the roof at trash enclosure.

B.  FIRE PROTECTION SYSTEM

        Provide on-site hydrants as required by local jurisdictions. All buildings to be fire sprinklered. Provide P.I.V. and backflow as required by the City of San Diego.

C.  HEATING, VENTILATING & AIR CONDITIONING

        Provide roof top mounted V.A.V. package units, including roof structure support, isolation curbs, and roof flashing. The V.A.V. package units provided per building to have an output capacity equivalent to 1 ton per every 300 square feet of conditioned floor area, plus the ducted distribution shall be via a full loop closely surrounding the central core of each floorplate. Any further distribution for non-building core areas shall be done so as part of the Tenant Improvements.

DIVISION 16-ELECTRICAL

        1. Furnish and install Electrical system based upon the criteria as follows:

           a.  Site Work

                  Primary conduit to nearest point of connection
                  Coordinate with the local electrical company
                  Transformer pad or box
                  Secondary conduit
                  Telephone conduit to nearest point of connection including backboard
                  Coordinate with the local telephone company

           b.  Main Service and Switchgear

                  Provide UPGS, main and meter section 277/480v, 3 phase, 4 wire, 3,000 amps at B-1, C-2, and C-3; 4,000 amps at B-2 and C-1.

           c.  Lighting

                  Surface mounted fixtures at electrical/telephone, stairwells and janitor rooms.

                  Recessed fluorescent fixtures at lobby, stairs and exterior soffit areas: Emergency exit fixtures as required.

                  High-pressure sodium pole mounted fixtures with concrete base at parking areas.

           d.  Miscellaneous
                  Provide roof-top receptacles

                  Provide dedicated outlet(s) at the telephone backboard
                    as required

                  Post indicator valve hookup

END OF SPECIFICATIONS

                                  SCHEDULE 3 TO

                                    EXHIBIT G

                         LIST OF CONSTRUCTION DOCUMENTS


The final Schedule 3, to be mutually agreed upon by the parties, shall be inserted at a later date.

                                  SCHEDULE 4 TO

                                    EXHIBIT G

                              DEVELOPMENT SCHEDULE

(NOTE: SUMMARY OF ESSENTIAL CATEGORIES FROM SCHEDULE PREPARED BY PROJECT
       ARCHITECT)

Major Category/Task                                       Start Date            Finish Date
-------------------------------------------------------------------------------------------------
DESIGN & PERMITTING

Schematic Design                                          July 1998             Sept. 10, 1998

Public Reviews/Approvals:
U.C. Planning Group                                       Sept. 8, 1998         November 10, 1998

The City of San Diego/
Substantial Conformance Review                            Sept. 11, 1998        January 12, 1999

Design Development                                        December 30, 1998     January 25, 1999

Construction Documents                                    January 26, 1999      May 18, 1999

City Plan Checking & Permitting                           May 1, 1999           June 15, 1999

BIDDING & CONSTRUCTION

Competitive Bidding,
Bid Evaluations & Contract Award                          May 1, 1999           May 31, 1999

Construction                                              June 1, 1999          April 30, 2000

TENANT IMPROVEMENTS: DESIGN & CONSTRUCTION (SUBJECT TO MODIFICATION BY TENANT)

Space Programming & Design                                February 1, 1999      August 15, 1999

City Plan Checking & Permitting                           August 16, 1999       Sept. 15, 1999

TI Construction & Tenant Move-in                          February 1, 2000      April 30, 2000
(During last 12 weeks of Base Building Work)

                            FIRST AMENDMENT TO LEASE

               THIS FIRST AMENDMENT TO LEASE ("First Amendment") is made and entered into as of March 15, 1999, by and between SPIEKER PROPERTIES, L.P., a California limited partnership ("Landlord"), and FRANKLIN RESOURCES, INC., a Delaware corporation ("Tenant").

                                R E C I T A L S:

        A. WHEREAS, Landlord and Tenant entered into that certain Industrial Net Lease dated as of September 2, 1998 for the Bridge Pointe Corporate Centre Phase A Premises (the "Franklin Lease") covering those certain premises located at 4760, 4770, and 4780 Eastgate Mall, in the City of San Diego, California (collectively, the "Premises"); and

        B. WHEREAS, Tenant has expressed a desire not to take possession of the Premises as it would become available under the Franklin Lease; and

        C. WHEREAS, Landlord and Tenant have entered into that certain Agreement to Market, dated December 1, 1998, ("Agreement to Market"), whereby Tenant has authorized Landlord to attempt to find a replacement tenant or tenants reasonably satisfactory to Landlord and Tenant to occupy the Premises, and has agreed to reasonably cooperate with Landlord to assist Landlord in finding such replacement tenant or tenants, under such terms and conditions as more specifically set forth in the Agreement to Market; and

        D. WHEREAS, Landlord has received a proposal from Science Applications International Corporation ("SAIC"), to enter into a lease (the "SAIC Lease") of that portion of the Premises situated in the building located at and known as 4770 Eastgate Mall (the "4770 Eastgate Mall Premises"); and

        E. WHEREAS, Landlord and Tenant have agreed that, upon approval of the SAIC Lease by Tenant and the execution of the SAIC Lease by Landlord and SAIC, the Franklin Lease shall be amended to delete the 4770 Eastgate Mall Premises from the Premises subject to the Franklin Lease; and

        F. WHEREAS, Landlord and Tenant have agreed that Landlord and Tenant shall continue to be bound by and to observe and perform all obligations under the Franklin Lease, as hereby amended, as more specifically set forth in the Agreement to Market.

                                A G R E E M E N T

        NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Franklin Lease and agree as follows:

        1. Approval of SAIC Lease. Tenant hereby approves and consents to the terms and conditions of the SAIC Lease, a copy of which lease is attached hereto as Exhibit A. Without limiting the generality of the foregoing, Tenant expressly consents to and agrees to be bound by the expansion option contained in Paragraph 38.C. of the SAIC Lease, pursuant to which expansion option SAIC has certain rights to elect to lease 47,000 square feet in Building 3 of Phase A of the Project (4760 Eastgate Mall). Should SAIC exercise said expansion option, Tenant shall be released from its obligations with respect to 4760 Eastgate Mall in the same manner as set forth in this First Amendment for the 4770 Eastgate Mall Premises. Contemporaneously with execution and delivery of this - First Amendment by Landlord and Tenant, Landlord and SAIC shall execute and deliver the SAIC Lease and Tenant shall execute a consent thereto to be incorporated therein and, thereupon, Tenant shall be released from any further liability under the Franklin Lease with respect to the 4770 Eastgate Mall Premises, including, without limitation, any liability for rent payable thereunder.

        2. Premises. Landlord and Tenant hereby amend the following provisions of the Basic Lease Information contained in the Franklin Lease, to read as follows:

               BUILDING DESCRIPTION:  Approximately 94,000 rentable square feet, subject to adjustment pursuant to
                                      Paragraph 38.I. hereof, in the two
                                      buildings of Phase A of the Project, as
                                      detailed above and in Exhibit B attached hereto and known as:

                                      4760 Eastgate Mall (47,000 square feet)

                                      4780 Eastgate Mall (47,000 square feet)

               PREMISES:              Approximately 94,000 rentable square
                                      feet, subject to adjustment pursuant to
                                      Paragraph 38.I. hereof, as detailed in
                                      the Building Description above and in
                                      Exhibit B attached hereto.

               PARKING DENSITY:       3.6 parking spaces per 1,000 square feet
                                      of the rentable area in Phase A (as
                                      defined in Exhibit B attached hereto), or 339 parking spaces, all unreserved surface parking. Landlord's requirement to construct sixty-two (62) additional parking stalls is hereby deleted.

                                      * * *

               SCHEDULED TERM         February 1, 1999 for 4760 Eastgate Mall
               COMMENCEMENT DATE:

                                      April 1, 1999 for 4780 Eastgate Mall

        3. In addition to the foregoing, Exhibit B attached to the Franklin Lease is hereby deleted and replaced in its entirely by the new Exhibit B attached hereto and made a part hereof.

        4. Rent. Effective June 1, 1999, Landlord and Tenant hereby amend the following provisions of the Basic Lease Information contained in the Franklin Lease, to read as follows:


               RENT:

                     BASE RENT:                 Shall be in accordance with
                                                Paragraph 5 of this First
                                                Amendment to Lease, net of all
                                                Operating Expenses as defined in
                                                Paragraph 7 of the Lease.

                     ESTIMATED FIRST YEAR
                     OPERATING EXPENSES:        $15,532 per month.

                                    * * *


                     TENANT'S PROPORTIONATE
                     SHARE:

                            OF BUILDING:        100% for each Building

                            OF PHASE A OF THE
                            PROJECT:            43.56 %

                            OPTION TO RENEW:    Deleted.

        5. Landlord and Tenant further amend Paragraph 38.A. of the Franklin Lease to read as follows:

        BASE RENT. The monthly Base Rent during the initial Term shall be as follows:

                               PERIOD                        MONTHLY BASE RENT
                               ------                        -----------------
               December 1, 1998 - January 31, 1999              $ 73,080.00

               February 1, 1999 - March 31, 1999                $129,480.00

               April 1, 1999 -May 31, 1999                      $185,880.00

               June 1, 1999 - March 31, 2000                    $112,800.00

               April 1, 2000 - May 31, 2000                     $112,800.00

               June 1, 2000 - March 31, 2001                    $110,608.00

               April 1, 2001 - May 31, 2001                     $116,185.00

               June 1, 2001 - March 31, 2002                    $113,926.00

               April 1, 2002- May 31, 2002                      $119,669.00

               June 1, 2002 - March 31, 2003                    $117,344.00

               April 1, 2003 - May 31, 2003                     $123,260.00

               June 1, 2003 - March 31, 2004                    $120,864.00

               April 1, 2004- May 31, 2004                      $126,958.00

               June 1, 2004- March 31, 2005                     $124,490.00

               April 1, 2005 - May 31, 2005                     $130,766.00

               June 1, 2005 - March 31, 2006                    $128,225.00

               April 1, 2006 - May 31, 2006                     $134,690.00

               June 1, 2006 - March 31, 2007                    $132,072.00

               April 1, 2007- May 31, 2007                      $138,730.00

               June 1, 2007- March 31, 2008                     $136,033.00

               April 1, 2008 - May 31, 2008                     $142,891.00

               June 1, 2008 - March 31, 2009                    $140,114.00

        6. Option to Renew. Paragraph 38.B., "Option to Renew", of the Lease is hereby deleted.

        7. Alternative Expiration Date. Paragraph 38.C., "Alternative Expiration Date", of the Lease is hereby deleted. In addition and as a result of the modification in the immediately preceding sentence, Paragraph 38.C., "Alternative Expiration Date", of that certain lease dated September 2, 1998 for the Phase B Premises is hereby deleted.

        8. First Right of Offer to Lease. Paragraph 38.E., "First Right of Offer to Lease," of the Lease is hereby deleted.

        9. Service and Utilities. Paragraph 15.D. of the Lease, pertaining to Tenant's exclusive use of the Project's underground vaults and conduits, is hereby deleted.

        10. Other References to the 4770 Eastgate Mall Premises. Any other references to the 4770 Eastgate Mall Premises contained in the Franklin Lease or the Exhibits thereto are hereby deleted from the Franklin Lease and such Exhibits, unless the particular context otherwise requires.

        11. Incorporation; Defined Terms. The Franklin Lease is hereby incorporated into this First Amendment by reference. All capitalized terms used and not otherwise defined in this First Amendment, but defined in the Franklin Lease, shall have the same meaning in this First Amendment as in the Franklin Lease.

        12. No Effect on Agreement to Market. Nothing contained in this First Amendment shall be construed to modify or affect in any way the rights and obligations of the parties hereto under the Agreement to Market, including, without limitation, Tenant's obligation under Paragraph 3 thereof, to pay or guaranty payment of any rent due or to become due under the Franklin Lease (as amended hereby) if the rent payable by any replacement tenant or tenants at any time during the balance of the term of the Franklin Lease is less than the rent due and to become due under the Franklin Lease. Tenant hereby acknowledges that, pursuant to Paragraph 5 of the Agreement to Market, Tenant shall reimburse Landlord for Landlord's costs, broker's and other commissions and fees and expenses incurred in connection with the procurement, negotiation and execution of the SAIC Lease.

        13. Effect of Amendment on Lease. Except to the extent the Franklin Lease is expressly modified by this First Amendment, the remaining terms and provisions of the Franklin Lease shall remain unmodified and in full force and effect. In the event of conflict between the terms of the Franklin Lease and the terms of this First Amendment, the terms of this First Amendment shall control.

        14. Miscellaneous.

               (a) Entire Agreement. This First Amendment embodies the entire understanding between Landlord and Tenant with respect to its subject matter and can be changed only by an instrument in writing signed by Landlord and Tenant.

               (b) Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same First Amendment.

               (c) Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this First Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this First Amendment for the corporation or partnership and that this First Amendment is binding upon the corporation or partnership in accordance with its terms.

        IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date and year first set forth above.

               "LANDLORD"               SPIEKER PROPERTIES, L. P.,
                                        a California limited partnership

                                        By:  SPIEKER PROPERTIES, INC.,
                                             a Maryland corporation


                                             By: ______________________________
                                                    Richard L. Romney

                                             Its: Senior Vice President



                                             By: ______________________________
                                                    Mitch J. Ritschel

                                             Its: Vice President


               "TENANT"                 FRANKLIN RESOURCES, INC.,
                                        a Delaware corporation


                                        By: ___________________________________
                                              Michael J. McCulloch
                                              Its: Director of General Services

                                    EXHIBIT A

                              [Copy of SAIC Lease]










                                  Exhibit A-1

                                    EXHIBIT B

                               SITE PLAN, PREMISES

Bridge Pointe Corporate Centre consists of approximately 29 acres and up to approximately 591,000 square feet in up to 9 buildings. Phase A consists of four buildings indicated on the site plan below as 4760, 4770, 4780 and 4790 Eastgate Mall, totaling 215,800 square feet consisting of approximately 12.5 net acres. Phase B will consist of two buildings totaling approximately 150,000 square feet and consisting of approximately 8.5 acres. Phase C will consist of three buildings totaling up to approximately 225,000 square feet and consisting of approximately 8 acres.

The Premises consists of the buildings located at 4760 and 4780 Eastgate Mall in San Diego, California.

The Site Plan detailing the Premises and the Project follows this page and consists of two (2) pages.







                                  Exhibit B-1

                                    EXHIBIT D

                              WORK LETTER AGREEMENT

               This Work Letter Agreement ("WORK LETTER") sets forth the terms and conditions relating to construction of the initial tenant improvements described in the Plans to be prepared and approved as provided below (the "TENANT IMPROVEMENTS") in the Premises. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Sublease (the "SUBLEASE") to which this Work Letter is attached and forms a part.

1. Base Building Work. The "Base Building Work" described on SCHEDULE 1 to this EXHIBIT D, IF ANY, has been performed by Landlord at Landlord's sole cost and expense.

2. Plans and Specifications.

        2.1 Subtenant shall retain the services of Howard Sneed Interior Architecture (the "SPACE PLANNER") to prepare a detailed space plan (the "SPACE PLAN") mutually satisfactory to Landlord, Sublandlord and Subtenant for the construction of the Tenant Improvements in the Premises. Subtenant shall submit the Space Plan and any proposed revisions thereto to Landlord and Sublandlord for their approval.

        2.2 Based on the approved Space Plan, Subtenant shall cause the Space Planner to prepare detailed plans, specifications and working drawings mutually satisfactory to Landlord, Sublandlord and Subtenant for the construction of the Tenant Improvements (the "PLANS"). Landlord, Sublandlord and Subtenant shall diligently pursue the preparation of the Plans. Subtenant shall submit the Plans and any proposed revisions thereto, until Landlord and Sublandlord ultimately approve the Space Plan and Plans.

        2.3 Subtenant shall be responsible for ensuring that the Plans are compatible with the design, construction and equipment of the Building, comply with applicable Regulations and the Standards (defined below), and contain all such information as may be required to show locations, types and requirements for all heat loads, people loads, floor loads, power and plumbing, regular and special HVAC needs, telephone communications, telephone and electrical outlets, lighting, light fixtures and related power, and electrical and telephone switches, B.T.U. calculations, electrical requirements and special receptacle requirements. The Plans shall also include mechanical, electrical, plumbing, structural and engineering drawings mutually satisfactory to Landlord, Sublandlord and Subtenant which shall be prepared by ILA/Zammit. Notwithstanding Landlord's and Sublandlord's preparation, review and approval of the Space Plan and the Plans and any revisions thereto, Landlord and Sublandlord shall have no responsibility or liability whatsoever for any errors or omissions contained in the Space Plan or Plans or any revisions thereto, or to verify dimensions or conditions, or for the quality, design or compliance with applicable Regulations of any improvements described therein or constructed in accordance therewith. Subtenant hereby waives all claims against Landlord and Sublandlord relating to, or arising out of the design or construction of, the Tenant Improvements.

        2.4 Landlord and/or Sublandlord may approve or disapprove the Space Plan or Plans or any proposed revision thereto submitted to Landlord and Sublandlord in Landlord's and Sublandlord's reasonable discretion, provided that Landlord and Sublandlord shall not unreasonably withhold such approval and provided that Landlord and Sublandlord shall not object to the Tenant Improvements to the Premises proposed by Tenant on the basis of aesthetic considerations. Notwithstanding the foregoing, Landlord and Sublandlord shall have the right to condition its approval of the Plans upon Subtenant's agreement and undertaking to remove any improvements as shown thereon which differ from Building Standard improvements (the "Designated Items") and which are designated by Landlord and/or Sublandlord at the time Landlord and/or Sublandlord approve the Space Plan or Plans for removal upon the expiration or earlier termination of the Sublease and to restore the Premises to a condition mutually agreed upon by Landlord, Sublandlord and Subtenant at the time Landlord and/or Sublandlord approve the Space Plan or Plans. If Landlord reasonably determines that the cost of removing any of the Designated Items and restoring the Sublease Premises (collectively, the "Removal Costs") will exceed $117,500, then as a further condition to Landlord's and Sublandlord's approval of the Designated Items, Subtenant shall deposit with Sublandlord cash or a letter of credit in the amount of the Removal Costs to secure Subtenant's satisfaction of such restoration and removal obligations. Landlord and Sublandlord shall approve or disapprove any Space Plan, Plans or proposed revisions thereto submitted to Landlord and Sublandlord for Landlord's and Sublandlord's approval within three
(3) business days after Landlord's and Sublandlord's receipt thereof. If Landlord or Sublandlord has not approved or disapproved in writing any Space Plan, Plans, or proposed revisions thereto submitted to Landlord and Sublandlord within five (5) business days after Landlord's and Sublandlord's receipt thereof, Landlord and Sublandlord shall be deemed to have approved the same.

3. Specifications for Standard Tenant Improvements.

        3.1 Specifications and quantities of standard building components which will comprise and be used in the construction of the Tenant Improvements ("STANDARDS") are set forth in SCHEDULE 2 to this EXHIBIT D. As used herein, "STANDARDS" or "BUILDING STANDARDS" shall mean the standards for a particular item selected from time to time by Landlord for the Building, including those set forth on SCHEDULE 2 of this EXHIBIT D, or such other standards of equal or better quality as may be mutually agreed between Landlord and Subtenant in writing.

        3.2 No deviations from the Standards are permitted without Landlord's prior written approval, which will not be unreasonably withheld, conditioned or delayed.

4. Tenant Improvement Cost.

        4.1 The cost of the Tenant Improvements shall be paid for by Subtenant, including, without limitation, the cost of: Standards; space plans and studies; architectural and engineering fees; permits, approvals and other governmental fees; labor, material, equipment and supplies; construction fees and other amounts payable to contractors or subcontractors; remediation and preparation of the Premises for construction of the Tenant Improvements; taxes; filing and recording fees; premiums for insurance and bonds; attorneys' fees; financing costs; and all other costs expended or to be expended in the construction of the Tenant Improvements.

        4.2 Provided Subtenant is not in default under the Sublease, including this Work Letter, Landlord shall contribute a tenant improvement allowance not to exceed $1,175,000.00 ("TENANT IMPROVEMENT ALLOWANCE") toward the cost of the initial Tenant Improvements and shall disburse the Tenant Improvement Allowance to Subtenant as follows: (a) Twenty Percent (20%) of the Tenant Improvement Allowance within ten (10) days of execution of the Sublease; (b) Seventy Percent (70%) of the Tenant Improvement Allowance at Substantial Completion of the entire Premises; and (c) the remaining balance of Ten Percent (10%) of the Tenant Improvement Allowance upon submission by Subtenant to Landlord copies of a certificate of completion executed by the Space Planner and Subtenant's contractor, and unconditional mechanics' lien releases (which mechanics' lien releases shall be executed by the subcontractors, labor suppliers and materialmen in addition to Subtenant's contractor), in each case in form and substance satisfactory to Landlord, and all appropriate bills and supporting documentation for the work ordered by Subtenant or its contractor or any subcontractor.

        4.3 In the event the estimated cost of the design and construction of the Tenant Improvements exceeds the Tenant Improvement Allowance, Subtenant shall pay such excess cost to Subtenant's contractor. Notwithstanding the foregoing Subtenant shall complete the tenant improvements for the entire Premises within two (2) years of the Term Commencement Date of the Sublease. No credit shall be given to Subtenant if the cost of the Tenant Improvements is less than the Tenant Improvement Allowance or if Subtenant does not complete the Tenant Improvements within said two (2) year period.

5. Construction of Tenant Improvements.

        5.1 Subtenant shall cause the contractor to proceed to secure a building permit and commence construction of the Tenant Improvements.

        5.2 Subtenant shall be responsible for obtaining all governmental approvals to the full extent necessary for the construction and installation of the Tenant Improvements and for Subtenant's occupancy of the Premises, in compliance with all applicable Regulations. Subtenant shall employ Good and Roberts as the contractor or such other contractor or contractors as shall be reasonably approved by Landlord in writing to construct the Tenant Improvements in conformance with the approved Space Plan and Plans. The construction contracts between Subtenant and the approved contractor shall be subject to Landlord's prior reasonable approval and shall provide for progress payments. The contractor(s) shall be duly licensed and Landlord's approval of the contractor(s) shall be conditioned, among other things, upon the contractor's reputation for quality of work, timeliness of performance, integrity and Landlord's prior experience with such contractor.

        5.3 Sublandlord and Landlord shall not be liable for any direct or indirect damages suffered by Subtenant as a result of delays in construction beyond Landlord's and Sublandlord's reasonable control, including, but not limited to, delays due to strikes or unavailability of materials or labor, or delays caused by Subtenant (including delays by the Space Planner, the contractor or anyone else performing services on behalf of Landlord or Subtenant).

        5.4 All work to be performed on the Premises by Subtenant or Subtenant's contractor or agents shall be subject to the following conditions:

               (a) Such work shall proceed upon Landlord's written approval of Subtenant's contractor, and public liability and property damage insurance carried by Subtenant's contractor, and shall further be subject to the provisions of Paragraphs 12 and 27 of the Master Lease.

               (b) All work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished to Landlord before such work is commenced, and in any case, all such work shall be performed in a good and workmanlike and first-class manner, and in accordance with all applicable Regulations and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Premises pursuant to the Sublease. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Subtenant's failure to comply with all applicable Regulations. Subtenant shall be responsible for ensuring that construction and installation of the Tenant Improvements will not affect the structural integrity of the Building.

               (c) Landlord or Landlord's agents shall have the right to inspect the construction of the Tenant Improvements by Subtenant during the progress thereof. If Landlord shall give notice of faulty construction or any other deviation from the approved Space Plan or Plans, Subtenant shall cause its contractor to make corrections promptly. However, neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any right of Landlord to require good and workmanlike construction and improvements erected in accordance with the approved Space Plan or Plans.

               (d) Subtenant's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the approved Space Plan or Plans; (ii) Subtenant's and its contractor shall submit schedules of all work relating to the Tenant Improvements to Landlord for Landlord's approval within two (2) business days following the selection of the contractor and the approval of the Plans. Landlord shall within three (3) business days after receipt thereof inform Subtenant of any changes which are necessary and Subtenant's contractor shall adhere to such corrected schedule; and (iii) Subtenant shall abide by all rules made by Landlord with respect to the use of freight, loading dock, and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Tenant Improvements.

               (e) Subtenant or Subtenant's contractor or agents shall arrange for necessary hoisting and elevator service.

               (f) Subtenant's entry to the Premises for any purpose, including, without limitation, inspection or performance of Subtenant construction by Subtenant's agents, prior to the date Subtenant's obligation to pay rent commences shall be subject to all the terms and conditions of the Sublease except the payment of Rent. Subtenant's entry shall mean entry by Subtenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors.

               (g) Subtenant shall promptly reimburse Landlord upon demand for any reasonable expense actually incurred by the Landlord by reason of faulty work done by Subtenant or its contractors or by reason of any delays caused by such work, or by reason of inadequate clean-up.

               (h) Subtenant hereby indemnifies and holds Landlord harmless with respect to any and all costs, losses, damages, injuries and liabilities relating in any way to any act or omission of Subtenant or Subtenant's contractor or agents, or anyone directly or indirectly employed by any of them, in connection with the Tenant Improvements and any breach of Subtenant's obligations under this Work Letter, or in connection with Subtenant's non-payment of any amount arising out of the Tenant Improvements. Such indemnity by Subtenant, as set forth above, shall also apply with respect to any and all costs, losses, damages, injuries, and liabilities related in any way to Landlord's performance or any ministerial acts reasonably necessary (i) to permit Subtenant to complete the Tenant Improvements, and (ii) to enable Subtenant to obtain any building permit or certificate of occupancy for the Premises.

               (i) Subtenant's contractor and the subcontractors utilized by Subtenant's contractor shall guarantee to Subtenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Subtenant's contractor and the subcontractors utilized by Subtenant's contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor of subcontractors and (ii) the Term Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the construction contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Subtenant, as their respective interests may appear, and can be directly enforced by either. Subtenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such rights of direct enforcement.

               (j) Commencing upon the execution of the Sublease, Subtenant shall hold weekly meetings at a reasonable time with the Space Planner and the contractor regarding the progress of the preparation of the Plans and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Subtenant, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and upon Landlord's request, certain of Subtenant's contractors shall attend such meetings.

               (k) REPRESENTATIVES. The Landlord's representative shall be Ms. Tambra Martinez. The Sublandlord representative shall be Ms. Randi Belot. The Subtenant representative shall be Mr. Randy Blumhagen.

6. Insurance Requirements.

        6.1 All of Subtenant's contractors shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Subtenant as set forth in the Sublease.

        6.2 Subtenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Subtenant pursuant to the Sublease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Subtenant's contractors shall carry excess liability and Products and Completed Operation coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Subtenant as set forth in the Sublease.

        6.3 Certificates for all insurance carried pursuant to this Work Letter must comply with the requirements of the Sublease and shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the contractor's equipment is moved onto the site. In the event the Tenant Improvements are damaged by any cause during the course of the construction thereof, Subtenant shall immediately repair the same at Subtenant's sole cost and expense. Subtenant's contractors shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Product and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Subtenant. All policies carried under this Paragraph 6 shall insure Landlord and Subtenant, as their interests may appear, as well as the contractors. All insurance maintained by Subtenant's contractors shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.

7. Completion and Rental Commencement Date.

        7.1 Subtenant's obligation to pay Rent under the Sublease shall commence on the Scheduled Term Commencement Date and the Scheduled Term Commencement Date shall be the Term Commencement Date notwithstanding anything to the contrary contained in the Sublease. However, Landlord and Sublandlord Delays (as defined below) shall extend the Term Commencement Date, but only in the event that substantial completion of the Tenant Improvements is delayed despite Subtenant's commercially reasonable efforts to adapt and compensate for such delays. In addition, no Landlord or Sublandlord Delays shall be deemed to have occurred unless Subtenant has provided notice, in compliance with the Sublease, to Landlord and Sublandlord specifying that a delay shall be deemed to have occurred because of actions, inactions or circumstances specified in the notice in reasonable detail. If such actions, inactions or circumstances are not cured by Landlord or Sublandlord within one (1) business day after receipt of such notice ("COUNT DATE"), and if such actions, inaction or circumstances otherwise qualify as a Landlord or Sublandlord Delay, then a Landlord or Sublandlord Delay shall be deemed to have occurred commencing as of the Count Date. The Term Commencement Date shall be extended by one day for each day from the Count Date that a Landlord or Sublandlord Delay has occurred, as calculated as provided above. The term "Landlord or Sublandlord Delays," as such term may be used in this Work Letter, shall mean any delays in the completion of the Tenant Improvements which are due to any act or omission of Landlord or Sublandlord, its agents or contractors. Landlord or Sublandlord Delays shall include, but shall not be limited to: (i) delays in the giving of authorizations or approvals by Landlord or Sublandlord, (ii) delays due to the acts or failures to act, of Landlord or Sublandlord, its agents or contractors, where such acts or failures to act delay the completion of the Tenant Improvements, provided that Subtenant acts in a commercially reasonable manner to mitigate any such delay, (iii) delays due to the interference of Landlord or Sublandlord, its agents or contractors with the completion of the Tenant Improvements or the failure or refusal of any party to permit Subtenant, its agents and contractors, access to and use of the Building or any Building facilities or services, including elevators and loading docks, which access and use are necessary to complete the Tenant Improvements, and (iv) delays due to Landlord's or Sublandlord's failure to allow Subtenant sufficient access to the Building and/or the Premises during Subtenant's move into the Premises.

        7.2 Within ten (10) days after completion of construction of the Tenant Improvements, Subtenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Subtenant fails to do so, Landlord may execute and file the same on behalf of Subtenant as Subtenant's agent for such purpose, at Subtenant's sole cost and expense. At the conclusion of construction, (i) Subtenant shall cause the Space Planner and the contractor (i) to update the approved working drawings as necessary to reflect all changes made to the approved working drawings during the course of construction, (ii) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (c) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (iii) Subtenant shall deliver to Landlord a copy of all warranties, guarantees, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

        7.3 A default under this Work Letter shall constitute a default under the Sublease, and the parties shall be entitled to all rights and remedies under the Sublease in the event of a default hereunder by the other party (notwithstanding that the Term thereof has not commenced).

        7.4 Subject to the provisions of the Sublease, except for the Tenant Improvements, if any, to be constructed by Landlord pursuant to this Improvement Agreement, Subtenant accepts the Premises in its "as-is" condition and acknowledges that it has had an opportunity to inspect the Premises prior to signing the Sublease.

                                   SCHEDULE 1
                                  TO EXHIBIT D

                               BASE BUILDING WORK

Completed according to the plans and specifications prepared by Pacific Cornerstone Architects consisting of sheets TS-1 to L-7 and dated June 1, 1998. Landlord and Subtenant hereby acknowledge that Landlord has provided CAD drawings of said plans to Howard Sneed Interior Architecture.

                                   SCHEDULE 2
                                  TO EXHIBIT D

                               BUILDING STANDARDS

        The following constitutes the Building Standard tenant improvements ("STANDARDS") in the quantities specified:

1.  CEILING TILES

    Armstrong second look tegular ceiling tiles (2' x 4').

2.  CEILING GRID

    White to match tile.

3.  LIGHT FIXTURES

    Parabolic 2' x 4' light fixtures.

4.  HVAC SYSTEMS

    All new VAV's/equipment to be compatible with the existing Honeywell Control System.

5.  INTERIOR DOORS

    Provide 3'0" - x 8'0" x 1-3/4" solid core mahogany skin wood doors with prefabricated metal frames. (20 min. assemblies at rated corridors).

6.  HARDWARE

    All builder's hardware shall be 262 finish (satin chrome plated). All hardware shall meet state and ADA requirements for handicapped accessibility.

7.  GYPSUM AND DRYWALL

    Provide gypsum wallboard at all partitions. Board thickness to be 5/8" at vertical and horizontal surface applications. Provide 5.8" Type "x" gypsum board in areas requiring fire ratings (lobby, stairwells and corridor partitions. Provide water resistant gypsum board in areas subject to moisture.